As filed with the United States Securities and Exchange Commission on May 29, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBALWISE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7373	87-0613716
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2190 Dividend Drive

Columbus, Ohio 43228

(614) 388-8909

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Santiago

President and Chief Executive Officer

GlobalWise Investments, Inc.

2190 Dividend Drive

Columbus, Ohio 43228

(614) 388-8909

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aneezal H. Mohamed, Esq.

Kegler Brown Hill & Ritter Co., L.P.A.

65 E. State Street, Suite 1800

Columbus, Ohio 43215

Tel No.: (614) 462-5400

Fax No.: (614) 464-2634

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share	17,635,833	(1)	$0.19	(2)	$3,449,433	$477.40	(2)

(1)	This registration statement registers for resale 17,635,833 shares of common stock, par value $0.001 per share, of the registrant by the selling shareholders, of which (a) an aggregate of 15,000,000 shares of our common stock were issued to the selling shareholders in a private placement of securities completed on February 28, 2013 and March 6, 2013, (b) up to 1,762,500 shares of our common stock are issuable upon exercise of warrants of which (i) warrants to purchase 1,500,000 shares of our common stock were issued to the placement agent in connection with the private placement, and (ii) warrants to purchase 262,500 shares of our common stock were issued to investors on January 28, 2013 and February 7, 2013 with the issuance of convertible promissory notes, and (c) 873,333 shares of common stock were issued on February 8, 2013, in settlement of accounts payable in the amount of $262,000. In accordance with Rule 416(a), there also are being registered hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on the OTC Bulletin Board on May 21, 2013.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 29, 2013

PROSPECTUS

GLOBALWISE INVESTMENTS, INC.

17,635,833 Shares of Common Stock

The selling shareholders identified in this prospectus may, from time to time, offer and sell up to 17,635,833 shares of our common stock consisting of:

•	an aggregate of 15,000,000 shares of our common stock issued in a private placement that closed on February 28, 2013 and March 6, 2013,
•	warrants to purchase 1,500,000 shares of our common stock issued in connection with the private placement,
•	warrants to purchase 262,500 shares of our common stock issued on January 28, 2013 and February 7, 2013 with the issuance of convertible promissory notes, and
•	873,333 shares of common stock issued in settlement of accounts payable in the amount of $262,000.

We are not selling any shares of our common stock in this offering and will not receive any proceeds from the sale of the shares by the selling shareholders. We may receive proceeds on the exercise of outstanding warrants for shares of our common stock covered by this prospectus.

The selling shareholders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. We will pay all expenses of the registration of the shares, and the selling shareholders will pay any broker-dealer or underwriter fees, discounts or commissions and other selling expenses of the shares.

Our common stock trades on the OTC Bulletin Board or OTCBB under the symbol “GWIV.” The closing price of our common stock on the OTCBB on May 21, 2013, was $0.19 per share.

You should consider carefully the risk factors beginning on page 6 of this prospectus before you consider buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2013.

1

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. Under this registration process, the selling shareholders may, from time to time, offer and sell up to 17,635,833 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the selling shareholders may offer. You should read this prospectus carefully before making an investment decision.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. The rules of the SEC may require us to update this prospectus in the future.

As used in this prospectus, the terms “GlobalWise,” “Globalwise,” the “Company,” the “company,” “we,” “our” and similar terms refer to GlobalWise Investments, Inc. and its sole operating subsidiary, Intellinetics, Inc., unless the context indicates otherwise. “Intellinetics” refers to Intellinetics, Inc., the sole operating subsidiary of the Company, unless the context indicates otherwise.

2

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. Before deciding to invest in our securities, you should read this entire prospectus, including the discussion of “Risk Factors” and our consolidated financial statements and the related notes.

Our History

Globalwise is a Nevada holding company incorporated in 1997, with a single operating subsidiary, Intellinetics, Inc., based in Columbus, Ohio. Globalwise has no material assets other than the ownership of Intellinetics. On February 10, 2012, Globalwise entered into a Securities Exchange Agreement, we call the Exchange Agreement, with Intellinetics, Under the terms of the Exchange Agreement, all of the former shareholders of Intellinetics transferred to Globalwise all of their shares of Intellinetics in exchange for 28,034,850 shares of common stock of Globalwise, we call this the Share Exchange, which represented approximately 86% of Globalwise’s total shares outstanding immediately following the closing of the transaction. Prior to the Share Exchange, Globalwise was a non-operating public shell company. As a result of the Share Exchange, Intellinetics became a wholly-owned subsidiary of Globalwise. Intellinetics is an Ohio corporation formed in December 1996. The Share Exchange was accounted for as a reverse merger and recapitalization of Intellinetics.

Our Company

We are an Enterprise Content Management (ECM) software development, sales and marketing company serving both the public and private sectors. In the public sector, our products, services and process models serve, principally, the critical needs of law enforcement and compliance agencies within the state and local government establishment. We provide our software solutions principally through (i) the direct licensing of our software installed on customer computer platforms and (ii) providing the applications as a service, accessible through the internet. Our comprehensive solutions include services that range from pre-installation assessment, project scoping, implementation, consulting and ongoing software maintenance and customer support. In time, we anticipate that the provision of cloud application services, or software as a service, will become a more significant part of our software sales business.

Our software products allow customers to manage enterprise content (unstructured data such as hard-copy scanned documents, Word documents, Excel spreadsheets, JPEG files, images, pictures, faxes, audio/video files, emails, and PowerPoint presentations) through its entire life cycle. Our platform, Intellivue™, specializes in improving and enhancing business operations for clients by making document and content management simple, accessible and affordable. We offer industry-specific vertical composite content applications (CCA) to clients in a pre-configured, on-demand basis through the On-Demand Solution Store™. This approach to deploying templates for specific business processes empowers clients to affordably manage their complete document life cycle inherently within the turnkey IntellivueTM platform.

Corporate Information

Our principal executive offices are located at 2190 Dividend Drive, Columbus, Ohio 43228. Our telephone number is (614) 388-8909 and our website address is www.globalwiseinvestments.com. The information contained on our website is not part of this prospectus.

THE OFFERING

Common stock offered by selling shareholders	Up to 17,635,833 shares

Common stock to be outstanding after the offering	49,210,261, assuming full exercise of the warrants held by the selling shareholders and all other issued and outstanding warrants to acquire our common stock

Use of proceeds	We will not receive any proceeds from the sale of the common stock. To the extent that the selling shareholders exercise for cash all of the warrants covering the 1,762,500 shares of common stock issuable upon exercise of all of the warrants held by such selling shareholders, we may receive $433,500 from such exercises. We intend to use any such proceeds for general corporate and working capital purposes. See “Use of Proceeds” for a complete description.

OTC Bulletin Board Symbol	GWIV

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider the “Risk Factors” beginning on page 6.

The selling shareholders identified in this prospectus may offer and sell up to 17,635,833 shares of our common stock consisting of (a) an aggregate of 15,000,000 shares of our common stock issued to investors in a private placement that closed on February 28, 2013 and March 6, 2013, (b) up to 1,762,500 shares of our common stock issuable upon exercise of warrants of which (i) warrants to purchase 1,500,000 shares of our common stock were issued to the placement agent in connection with the private placement, and (ii) warrants to purchase 262,500 shares of our common stock were issued to investors on January 28, 2013 and February 7, 2013 with the issuance of convertible promissory notes, and (c) 873,333 shares of common stock were issued to Armstrong Teasdale LLP on February 8, 2013, in connection with the settlement of accounts payable in the amount of $262,000.

The number of shares of our common stock outstanding after the offering is based on 47,362,047 shares of our common stock outstanding as of May 15, 2013, which excludes 1,848,214 shares of our common stock issuable upon exercise of warrants outstanding as of May 15, 2013. The warrants outstanding as of May 15, 2013 to purchase 1,848,214 shares of our common stock are immediately exercisable and consists of (i) four-year warrants to purchase 1,500,000 shares of our common stock at an exercise price of $0.24 per share issued to the placement agent in connection with the private placement, (ii) three-year warrants to purchase 262,500 shares of our common stock at an exercise price of $0.28 per share issued to investors on January 28, 2013 and February 7, 2013 with the issuance of convertible promissory notes, and (iii) three-year warrants to purchase 85,714 shares of our common stock at an exercise price of $0.70 per share issued an investor on November 26, 2012 with the issuance of a convertible promissory note.

3

Additionally, on February 15, 2013, we issued four-year warrants to purchase an aggregate total of 7,000,000 shares of our common stock at $0.001 per share, that are not immediately exercisable, to two directors and officers of the company. These warrants to purchase an aggregate total of 7,000,000 shares were issued to the two directors and officers of the company under a return to treasury agreement through which the two directors and officers each returned to the company on February 15, 2013, 3,500,000 shares each that they owned (for an aggregate total of 7,000,000 shares) to facilitate the company to complete the private placement discussed in this prospectus. The warrants to purchase an aggregate total of 7,000,000 shares issued to the two directors and officers are exercisable within four-years of the shareholders of the company increasing the number of authorized shares of common stock of the company. The two directors and officers holding warrants to purchase an aggregate total of 7,000,000 shares have a right of first refusal to exercise their warrant prior to the company issuing shares of common stock in any transaction subsequent to March 6, 2013.

4

SUMMARY HISTORICAL FINANCIAL DATA

The following table summarizes our financial data. We have derived the following summary of our statements of operations data for the three months ended March 31, 2013 and 2012 from our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus and the summary of our balance sheet data as of March 31, 2013 and 2012 from our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus. We have derived the following summary of our statements of operations data for the fiscal years ended December 31, 2012 and 2011 from our audited financial statements appearing elsewhere in this prospectus and the summary of our balance sheet data as of December 31, 2012 and 2011 from our audited financial statements appearing elsewhere in this prospectus.  The following summary of our financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	(Unaudited)
	2013	2012	2012	2011
Statement of Operations Data:

Revenues	$354,871	$360,328	$2,734,950	$1,725,752
Cost of Revenues	(179,484)	(303,947)	(981,519)	(824,926)
Gross Profit	175,387	56,381	1,753,431	900,826
Operating expenses:
General and administrative	(568,148)	(820,220)	(2,196,068)	(1,388,315)
Sales and marketing	(227,783)	(321,895)	(1,200,019)	(737,680)
Depreciation	(5,344)	(6,790)	(28,420)	(40,437)
Total operating expenses	(801,275)	(1,148,905)	(3,424,507)	(2,166,432)
Other income (expenses):
Derivative Gain, (Loss)	15,470	-	(15,470)	-
Interest expense, net	(61,379)	(55,349)	(298,947)	(174,456)

Net loss	$(671,797)	$(1,147,873)	$(1,985,493)	$(1,440,062)

Balance Sheet Data:

Current assets	$1,847,155	$296,514	$418,675	$494,122
Working capital (deficit)	205,160	(2,842,321)	(2,076,855)	(1,606,779)
Total assets	1,938,708	410,979	514,043	573,297
Long-term liabilities	1,669,999	2,123,576	2,301,893	2,181,555
Total stockholders’ deficit	(1,373,286)	(4,851,432)	(4,283,380)	-

5

RISK FACTORS

Our business and an investment in our securities are subject to a variety of risks. The following risk factors describe the most significant events, facts or circumstances that could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan and the market price for our securities. Many of these events are outside of our control. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Relating to Our Business

Our former Independent Registered Public Accounting Firm expressed a going concern issue that notes our need for capital and/or revenues to survive as a business, and informed the company of a material weakness. You may lose your entire investment.

Our ability to continue as a going concern is dependent on our ability to further implement our business plan and raise capital. For the year ended December 31, 2011, we had a net loss of $1,440,062 and an accumulated deficit of approximately $3,820,394. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our former independent registered public accounting firm’s report on Intellinetics’ financial statements for the fiscal year ended December 31, 2011 contained an explanatory paragraph indicating that there was substantial doubt as to the company’s ability to continue as a going concern. Additionally, in relation to the audit of the financial statements that were filed as exhibits to the company’s Current Report on Form 8-K filed with the SEC on February 13, 2012, and the company’s Current Report on Form 8-K/A filed with the SEC on March 30, 2012, our former independent registered accounting firm informed the company of its observations of a material weakness in internal control over financial reporting.

Our current Independent Registered Public Accounting Firm expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. You may lose your entire investment.

Our ability to continue as a going concern is dependent on our ability to further implement our business plan and raise capital. For the year ended December 31, 2012, we had a net loss of $1,985,493 and an accumulated deficit of approximately $5,668,666. For the three months ended March 31, 2013, we had a net loss of $671,797 and an accumulated deficit of $6,340,463.These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our current independent registered public accounting firms’ report on our financial statements for the fiscal year ended December 31, 2012 contained an explanatory paragraph indicating that there was substantial doubt as to the company’s ability to continue as a going concern.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately and timely, or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operations, and access to capital. We may in the future discover areas of our internal control that need improvement.

Because Intellinetics operated as a private company without public reporting obligations before the Share Exchange, it had limited personnel and resources to apply to the development of the external reporting and compliance obligations that would be required of a public company. Intellinetics has taken and will continue to take measures to address and improve its financial reporting and compliance capabilities, and is instituting changes to satisfy its obligations in connection with joining a public company. Intellinetics plans to obtain additional financial and accounting resources to support and enhance its ability to meet the requirements of being a public company. Intellinetics will need to continue to improve its financial and managerial controls, reporting systems and procedures, and documentation thereof. If Intellinetics’ financial and managerial controls, reporting systems, or procedures fail, it may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act. Any failure of Intellinetics’ internal controls or its ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

6

Our liquidity and ability to raise capital may be limited.

As of March 31, 2013, we had cash of $1,363,552. We expect that through the next 10 to 16 months, the capital requirements to fund our growth and to cover the operating costs as a public company will consume substantially all of the cash flows that we generate from operations, as well as the funds raised in the private placement, in addition to proceeds of any issuances of debt and equity securities, if consummated. We also believe that during this period, while we are focusing on the growth and expansion of our business, the gross profit that we generate from operations will not be sufficient to cover our anticipated operating costs. Accordingly, we expect to use the proceeds from the private placement to sustain operations and to follow through on the execution of our business plan. There can be no assurance that our plans will materialize or that we will have sufficient funds to fund our operations.

We will require additional capital to fund our future activities. If we fail to obtain additional capital, we may not be able to implement fully our business plan, which could lead to a decline in reserves.

We are dependent on our ability to obtain financing to support our operations. We also require capital to continue operations and to fund our business plan. Our cash requirements are insufficient by approximately $100,000 per month. We will be required to meet our needs from our internally generated cash flows, as well as the funds raised in the private placement, in addition to proceeds of any issuances of debt and equity securities, if consummated. Even if additional capital is available, we may not be able to obtain debt or equity financing on terms favorable to us, or at all. If cash generated by operations is not sufficient to meet our capital requirements, the failure to obtain additional financing could result in a reduction or curtailment of our operations.

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our stockholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences, and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations, and financial condition.

We have a history of losses and we may not achieve or maintain profitability.

We have a history of losses and have not yet achieved profitability. We had net losses of $1,985,493 and $1,440,062 for the years ended December 31, 2012 and 2011, respectively, and a net loss of $671,797 for the three months ended March 31, 2013. Our former independent registered public accounting firm included an explanatory paragraph in its report on our financial statement for the year ended December 31, 2011, indicating that there was substantial doubt as to the company’s ability to continue as a going concern. Additionally, our current independent registered public accounting firm included an explanatory paragraph in its report on our financial statement for the year ended December 31, 2012 indicating that there was substantial doubt as to the company’s ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to the opinion issued by our former and current independent registered public accounting firms including our explanation that the company’s ability to continue as a going concern is contingent upon us being able to secure additional capital. You must consider our business, financial history and prospects in light of the risks and difficulties we face. There can be no assurances that we will achieve or maintain profitability.

Weakened economic conditions and uncertainty could adversely affect our operating results.

Our overall performance depends in part on economic conditions. The United States has experienced a prolonged downturn as a result of a multitude of factors, including, but not limited to, turmoil in the credit and financial markets, concerns regarding the stability and viability of major financial institutions, declines in gross domestic product, increases in unemployment and volatility in commodity prices and worldwide stock markets, and excessive government debt. The severity and length of time that the downturn in economic and financial market conditions may persist, as well as the timing, strength and sustainability of any temporary recovery, are unknown and are beyond our control. Moreover, any instability in the global economy affects countries, including the United States, with varying levels of severity, which makes the impact on our business complex and unpredictable. During such downturns, many customers may delay or reduce technology purchases. Contract negotiations may become more protracted, or conditions could result in reductions in sales of our products, longer sales cycles, pressure on our margins, difficulties in collection of accounts receivable or delayed payments, increased default risks associated with our accounts receivable, slower adoption of new technologies, and increased price competition. In addition, continued deterioration of the United States and global credit markets could adversely impact our ability to complete sales of our products and services, including maintenance and support renewals.

Any of these prolonged events, as well as a general weakening of, or declining corporate confidence in, the United States and global economy, or a curtailment in government or corporate spending could delay or decrease customer purchases.

7

Stress in the global financial system may adversely affect our finances and operations in ways that may be hard to predict or to defend against.

Recent events in the financial markets have demonstrated that businesses and industries throughout the world are very tightly connected to each other. Thus, financial developments seemingly unrelated to us or to our industry may adversely affect us over the course of time. For example, credit contraction in financial markets may hurt our ability to access credit in the event that we identify an acquisition opportunity or require significant access to credit for other reasons. Similarly, volatility in our stock price due to seemingly unrelated financial developments could hurt our ability to raise capital for the financing of acquisitions or other reasons. Potential price inflation in the United States may increase the cost we incur to provide our solutions and may reduce profit margins on agreements that govern our provision of products or services to customers over a multi-year period. A reduction in credit, combined with reduced economic activity, may adversely affect businesses and industries that collectively constitute a significant portion of our customer base, such as the public sector. As a result, these customers may need to reduce their purchases of our products or services, or we may experience greater difficulty in receiving payment for the products or services that these customers purchase from us. Any of these events, or any other events caused by turmoil in domestic or international financial markets, may have a material adverse effect on our business, operating results, and financial condition.

We may not be able to generate sufficient cash to service any indebtedness that we may incur from time to time, and we may be forced to take other actions to satisfy our obligations under any such indebtedness, which actions may not be successful.

Our ability to make scheduled payments on or to refinance any debt obligations that we may incur depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on any indebtedness.

If our cash flows and capital resources are at any time insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations, if any, to meet our debt service and other obligations.

We may not be able to comply with our loan covenants.

In connection with our indebtedness to the State of Ohio, we are required to create and maintain a certain number of full time jobs within Ohio and we are subject to certain loan covenants and requirements. We have had past instances of non-compliance with certain of the loan covenants. Should we violate a covenant or requirement, we may be subject to an escalation of our interest rate and/or we may be required to repay the loan before its term. There can be no assurance that we will not become non-compliant with one or more of these covenants in the future.

Our gross margins on our revenues have not been stable.

Our gross margins on our revenues have not been stable. Accordingly, it is difficult for us to manage and forecast our gross margins and our earnings. Historically, our product mix and profitability per project have not been consistent. These conditions may adversely impact our future financial performance and may hinder our ability to attract investors.

The length of our sales cycle can fluctuate significantly, which could result in significant fluctuations in license revenues being recognized from quarter to quarter.

The decision by a customer to purchase our products often involves a comprehensive implementation process across the customer’s network or networks. As a result, licenses of these products may entail a significant commitment of resources by prospective customers, accompanied by the attendant risks and delays frequently associated with significant expenditures and lengthy sales cycles and implementation procedures. Given the significant investment and commitment of resources required by an organization to implement the type of software we supply, our sales cycle may be longer compared to other companies within our own industry, as well as companies in other industries. In the current economic environment, it is not uncommon to see reduced information technology spending. It may take several months, or even several quarters, for marketing opportunities to materialize. If a customer’s decision to license our software is delayed or if the installation of our products takes longer than originally anticipated, the date on which we may recognize revenues from these licenses would be delayed. Such delays could cause our revenues to be lower than expected in a particular period.

Our success depends on our relationships with strategic channel partners, and any reduction in the sales efforts or cooperative efforts from our strategic channel partners could materially impact our revenues.

We rely on close cooperation with strategic channel partners for sales and product development as well as for the optimization of opportunities that arise in our competitive environment. Our success will depend, in part, upon our ability to maintain access to existing partner channels of distribution and to gain access to new channels if and when they develop. We may not be able to retain a sufficient number of our existing partners or develop a sufficient number of future partners. We are unable to predict the extent to which our partners will be successful in marketing and licensing our products. A reduction in partner cooperation or sales efforts, or a decline in the number of channels, could materially reduce revenues.

8

If we do not continue to develop new technologically-advanced products that successfully integrate with the software products and enhancements used by our customers, future revenues and our operating results may be negatively affected.

Our success depends upon our ability to design, develop, test, market, license, and support new software products and enhancements of current products on a timely basis in response to both competitive threats and marketplace demands. Recent examples of significant trends in the software industry include cloud computing, mobility, social media, and software as a service. In addition, software products and enhancements must remain compatible with standard platforms and file formats. Often, we must integrate software licensed or acquired from third parties with our proprietary software to create or improve our products. If we are unable to achieve a successful integration with third-party software, we may not be successful in developing and marketing our new software products and enhancements. If we are unable to successfully integrate third-party software to develop new software products and enhancements to existing products, or to complete products currently under development which we license or acquire from third parties, our operating results will materially suffer. In addition, if the integrated or new products or enhancements do not achieve acceptance by the marketplace, our operating results will materially suffer. Also, if new industry standards emerge that we do not anticipate or adapt to, our software products could be rendered obsolete and, as a result, our business and operating results, as well as our ability to compete in the marketplace, would be materially harmed.

If our products and services do not gain market acceptance, our operating results may be negatively affected.

We intend to pursue our strategy of growing the capabilities of our ECM software offerings through our proprietary research and the development of new product offerings. In response to customer demand, it is important to our success that we continue: (i) to enhance our products, and (ii) to seek to set the standard for ECM capabilities in the small-to-medium business market. The primary market for our software and services is rapidly evolving, which means that the level of acceptance of products and services that have been released recently or that are planned for future release by the marketplace is not certain. If the markets for our products and services fail to develop, develop more slowly than expected or become subject to increased competition, our business may suffer. As a result, we may be unable to: (i) successfully market our current products and services, (ii) develop new software products, services and enhancements to current products and services, (iii) complete customer installations on a timely basis, or (iv) complete products and services currently under development. In addition, increased competition could put significant pricing pressures on our products, which could negatively impact our margins and profitability. If our products and services are not accepted by our customers or by other businesses in the marketplace, our business and operating results will be materially affected.

If we are unable to continue to attract new customers, our growth could be slower than we expect.

We believe that our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenue in the future will depend, in part, upon continually attracting new customers and obtaining subscription renewals to our solutions from those customers. If we fail to attract new customers our revenue may grow more slowly than expected and our business may be harmed.

We recognize revenue from customer subscriptions over the term of a subscription agreement; therefore, a significant downturn in our business may not be immediately reflected in our operating results.

We recognize revenue from subscription agreements ratably over the terms of these agreements, which are typically one year. As a result, a significant portion of the revenue we report in each quarter is generated from customer agreements entered into during previous periods, which is reflected as deferred revenue on our balance sheet. Consequently, a decline in new or renewed subscriptions, or a downgrade of renewed subscriptions to less-expensive editions, in any one quarter may not be fully reflected in our revenue in that quarter, and may negatively affect our revenue in future quarters. If contracts having significant value expire and are not renewed or replaced at the beginning of a quarter or are downgraded, our revenue may decline significantly in that quarter and subsequent quarters.

Because we generally recognize revenue from our customers over the terms of their agreements but incur most costs associated with generating such agreements upfront, rapid growth in our customer base may reduce our profitability in the short term.

Expenses, such as sales commissions, are generally incurred upfront; however most of our revenue is recognized over the life of the applicable agreements. Therefore, increased sales will result in our recognition of more costs than revenue during the early periods covered by such agreements, even in cases where the agreements are expected to be profitable for us over their full terms. As a result, our short-term operating results may suffer.

If we are unable to increase market awareness of our company and our solutions, our revenue may not continue to grow, or may decline.

Market awareness of our capabilities and solutions is essential to our ability to generate new leads for expanding our business and our continued growth. If we fail to sufficiently invest in our marketing programs or they are unsuccessful in creating market awareness of our company and solutions, our business may be harmed.

9

Adverse economic conditions or reduced IT or enterprise software spending may adversely impact our business.

Our business depends on the overall demand for IT and enterprise software spend and on the economic health of our current and prospective customers. In general, worldwide economic conditions remain unstable, and these conditions make it difficult for us, and our existing customers and prospective customers, to forecast and plan future business activities accurately, and they could cause our customers or prospective customers to reevaluate their decision to purchase our solutions. Weak global economic conditions, or a reduction in IT or enterprise software spending even if economic conditions improve, could harm our business in a number of ways, including longer sales cycles and lower prices for our solutions.

Security breaches may harm our business.

Any security breaches, unauthorized access, unauthorized usage, virus or similar breach or disruption could result in loss of confidential information, damage to our reputation, early termination of our contracts, litigation, regulatory investigations or other liabilities. If our security measures or those of our third-party data centers are breached as a result of third-party action, employee error, malfeasance or otherwise and, as a result, someone obtains unauthorized access to customer data, our reputation will be damaged, our business may suffer and we could incur significant liability.

Our business may become substantially dependent upon the continued adoption of cloud-based software solutions.

We expect to derive a significant part of our revenue from the sale of subscriptions for our cloud-based platform. We do not know whether the trend of adoption of enterprise cloud-based software solutions we have experienced in the past will continue in the future. Many organizations have invested substantial personnel and financial resources to integrate on-premise software tools into their businesses, and some have been reluctant or unwilling to migrate to cloud-based software solutions. Furthermore, some organizations, particularly enterprises upon which we are dependent, have been reluctant or unwilling to use cloud-based solutions because they have concerns regarding the risks associated with the security of their data and the reliability of the technology delivery model associated with these solutions. In addition, if we or other cloud-based providers experience security incidents, loss of customer data, disruptions in delivery or other problems, the market for cloud-based software solutions as a whole, including for our solutions, may be negatively impacted. If the adoption of cloud-based software solutions does not continue at the rate we anticipate, the market for these solutions may stop developing or may develop more slowly than we expect, either of which would harm our operating results.

If we fail to adequately manage our data center infrastructure capacity, our existing customers may experience service outages and our new customers may experience delays in the deployment of our platform.

As we experience significant expected growth in the number of users and amount of data that our hosting infrastructure supports. We seek to maintain excess capacity to facilitate the rapid provision of new customer deployments and the expansion of existing customer deployments. However, the provisioning of new data center infrastructure requires lead time. If we do not accurately predict our infrastructure capacity requirements with sufficient lead time, our customers could experience service impairment that may subject us to financial penalties and liabilities and cause us to lose customers. If our data center infrastructure capacity fails to keep pace with increased subscriptions, customers may experience delays or reductions in the quality of our service as we seek to obtain additional capacity, which could harm our reputation and harm our business.

Any disruption of service at data centers that house our equipment and deliver our solutions could harm our business.

Our users expect to be able to access our solutions 24-hours a day, seven-days a week, without interruption. We have computing and communications hardware operations located in data centers owned and operated by third parties. We do not control the operation of these data centers and we are therefore vulnerable to any security breaches, power outages or other issues the data centers experience. We expect that we will experience interruptions, delays and outages in service and availability from time to time.

The owners of our data centers have no obligation to renew agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, we may be required to move to new data centers, and we may incur significant costs and possible service interruption in connection with doing so.

These data centers are vulnerable to damage or interruption from human error, malicious acts, earthquakes, hurricanes, tornados, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. The occurrence of a natural disaster or an act of terrorism, vandalism or other misconduct, or a decision to close the data centers without adequate notice or other unanticipated problems could result in lengthy interruptions in availability of our solutions.

Any changes in third-party service levels at our data centers or any errors, defects, disruptions or other performance problems with our solutions could harm our reputation and may damage our customers' businesses. Interruptions in availability of our solutions might reduce our revenue, cause us to issue credits to customers, subject us to potential liability, and cause customers to terminate their subscriptions or decide not to renew their subscriptions with us.

10

If we fail to integrate our solutions with software applications and competitive or adjacent offerings that are developed by others, our solutions may become less marketable, less competitive or obsolete, and our operating results would be harmed.

Our solutions integrate with a variety of software applications, and also with competing and adjacent third-party offerings, and we need to continuously modify and enhance our platform to adapt to changes in cloud-enabled hardware, software, networking, browser and database technologies. Any failure of our solutions to interoperate effectively with software applications could reduce the demand for our solutions or result in customer dissatisfaction and harm to our business. If we are unable to respond to changes in the applications and tools with which our solutions interoperate in a cost-effective manner, our solutions may become less marketable, less competitive or obsolete. Competitors may also impede our attempts to create interoperability between our solutions and competitive offerings, which may decrease demand for our solutions.

If our existing customers fail to renew their support agreements, or if customers do not license updated products on terms favorable to us, our revenues could be adversely affected.

We currently derive a significant portion of our overall revenues from maintenance services and software subscriptions, and we depend on our installed customer base for future revenue from maintenance services and software subscriptions and licenses of updated products. The IT industry generally has been experiencing increasing pricing pressure from customers when purchasing or renewing support agreements. Moreover, the trend towards consolidation in certain industries that we serve, such as financial services and telecommunications, could result in a reduction of the software and hardware being serviced and put pressure on our maintenance terms with customers who have merged. Given this environment, there can be no assurance that our current customers will renew their maintenance agreements or agree to the same terms when they renew, which could result in our reducing or losing maintenance fees. If our existing customers fail to renew their maintenance agreements, or if we are unable to generate additional maintenance fees through the licensing of updated products to existing or new customers, our business and future operating results could be adversely affected.

Our success depends on a limited number of significant customers, and our results of operations and financial condition could be negatively affected by the loss of a major customer or the failure to collect a large account receivable.

For the years ended December 31, 2012 and 2011, government contracts represented approximately 39% and 73% of our net revenues, respectively. For the twelve months ended December 31, 2012 and 2011, the most significant of these government contracts, represented approximately 4% and 11%, respectively, of our net revenues. Due to their dependence on state, local and federal budgets, government contracts carry short terms, typically less than 18 months. The loss of a meaningful percentage of government contracts could materially affect our business and operating results.

Our investment in our current research and development efforts may not provide a sufficient, timely return.

The development of ECM software products is a costly, complex, and time-consuming process, and the investment in ECM software product development often involves a long wait until a return is achieved on such an investment. We make and will continue to make significant investments in software research and development and related product opportunities. Investments in new technology and processes are inherently speculative. Commercial success depends on many factors including the degree of innovation of the products developed through our research and development efforts, sufficient support from our strategic partners, and effective distribution and marketing. Accelerated product introductions and short product life cycles require high levels of expenditures for research and development. These expenditures may adversely affect our operating results if they are not offset by increased revenues. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts in order to maintain our competitive position. However, significant revenues from new product and service investments may not be achieved for a number of years, if at all. Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may not be as high as the margins we have experienced for our current or historical products and services.

Product development is a long, expensive, and uncertain process, and we may terminate one or more of our development programs.

We may determine that certain product candidates or programs do not have sufficient potential to warrant the continued allocation of resources. Accordingly, we may elect to terminate one or more of our programs for such product candidates. If we terminate a product in development in which we have invested significant resources, our prospects may suffer, as we will have expended resources on a project that does not provide a return on our investment and we may have missed the opportunity to have allocated those resources to potentially more productive uses, and this may negatively impact our business operating results or financial condition.

11

The use of open-source software in our products may expose us to additional risks.

Certain open-source software (OSS)is licensed pursuant to license agreements that require a user who distributes the open-source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. This effectively renders what was previously proprietary software open-source software. As competition in our markets increases, we must strive to be cost-effective in our product development activities. Many features we may wish to add to our products in the future may be available as open-source software, and we may wish to make use of this software to reduce development costs and speed up the development process. While we carefully monitor the use of all open-source software and try to ensure that no open-source software is used in such a way as to require us to disclose the source code to the related product, such use could inadvertently occur. Additionally, if a third-party has incorporated certain types of open-source software into its software but has failed to disclose the presence of such open-source software, and we embed that third-party software into one or more of our products, we could, under certain circumstances, be required to disclose the source code to our product. This could have a material adverse effect on our business.

Failure to protect our intellectual property could harm our ability to compete effectively.

We are highly dependent on our ability to protect our proprietary technology. We rely on a combination of intellectual property laws, trademark laws, as well as non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. We intend to protect our rights vigorously; however, there can be no assurance that these measures will, in all cases, be successful. Enforcement of our intellectual property rights may be difficult. While U.S. copyright laws may provide meaningful protection against unauthorized duplication of software, software piracy has been, and is expected to be, a persistent problem for the software industry, and piracy of our products represents a loss of revenue to us. Certain of our license arrangements may require us to make a limited confidential disclosure of portions of the source code for our products, or to place such source code into escrow for the protection of another party. Although we will take considerable precautions, unauthorized third parties, including our competitors, may be able to: (i) copy certain portions of our products, or (ii) reverse engineer or obtain and use information that we regard as proprietary. Also, our competitors could independently develop technologies that are perceived to be substantially equivalent or superior to our technologies. Our competitive position may be adversely affected by our possible inability to effectively protect our intellectual property.

Other companies may claim that we infringe their intellectual property, which could materially increase costs and materially harm our ability to generate future revenues and profits.

Claims of infringement are becoming increasingly common as the software industry develops and as related legal protections, including patents, are applied to software products. Although we do not believe that our products infringe on the rights of third parties, third parties may assert infringement claims against us in the future. Although most of our technology is proprietary in nature, we do include certain third-party software in our products. In these cases, this software is licensed from the entity holding the intellectual property rights. Although we believe that we have secured proper licenses for all third-party software that is integrated into our products, third parties may assert infringement claims against us in the future. The third parties making these assertions and claims may include non-practicing entities whose business model is to obtain patent-licensing revenues from operating companies, such as ours. Any such assertion, regardless of merit, may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. Such licenses may not be available, or they may not be available on reasonable terms. In addition, such litigation could be time-consuming, disruptive to our ability to generate revenues or enter into new market opportunities, and may result in significantly increased costs as a result of our defense against those claims or our attempt to license the intellectual property rights or rework our products to avoid infringement of third-party rights to ensure they comply with judicial decisions. Our agreements with our partners and end-users typically contain provisions that require us to indemnify them, with certain limitations on the total amount of such indemnification, for damages sustained by them as a result of any infringement claims involving our products. Any of the foregoing results of an infringement claim could have a significant adverse impact on our business and operating results, as well as our ability to generate future revenues and profits.

The loss of licenses to use third-party software or the lack of support or enhancement of such software could adversely affect our business.

We currently depend upon a limited number of third-party software products. If such software products were not available, we might experience delays or increased costs in the development of our products. In certain instances, we rely on software products that we license from third parties, including software that is integrated with internally-developed software, and which is used in our products to perform key functions. These third-party software licenses may not continue to be available to us on commercially reasonable terms, and the related software may not continue to be appropriately supported, maintained, or enhanced by the licensors. The loss by us of the license to use, or the inability by licensors to support, maintain, and enhance any of such software, could result in increased costs or in delays or reductions in product shipments until equivalent software is developed or licensed and integrated with internally-developed software. Such increased costs or delays or reductions in product shipments could adversely affect our business.

12

Current and future competitors could have a significant impact on our ability to generate future revenues and profits.

The markets for our products are intensely competitive, and are subject to rapid technological change and other pressures created by changes in our industry. The convergence of many technologies has resulted in unforeseen competitors arising from companies that were traditionally not viewed as threats to our marketplace. We expect competition to increase and intensify in the future as the pace of technological change and adaptation quickens, and as additional companies enter our markets, including those competitors who offer similar products and services to ours, but offer them through a different form of delivery. Numerous releases of competitive products have occurred in recent history and are expected to continue in the future. We may not be able to compete effectively with current competitors and potential entrants into our marketplace. We could lose market share if our current or prospective competitors: (i) introduce new competitive products, (ii) add new functionality to existing products, (iii) acquire competitive products, (iv) reduce prices, or (v) form strategic alliances with other companies. If other businesses were to engage in aggressive pricing policies with respect to competing products, or if the dynamics in our marketplace resulted in increased bargaining power by the consumers of our products and services, we would need to lower the prices we charge for the products we offer. This could result in lower revenues or reduced margins, either of which could materially and adversely affect our business and operating results. Additionally, if prospective consumers choose other methods of ECM delivery, different from those that we offer, our business and operating results could also be materially and adversely affected.

Consolidation in the industry, particularly by large, well-capitalized companies, could place pressure on our operating margins which could, in turn, have a material adverse affect on our business.

Acquisitions by large, well-capitalized technology companies have changed the marketplace for our goods and services by replacing competitors that are comparable in size to our company with companies that have more resources at their disposal to compete with us in the marketplace. In addition, other large corporations with considerable financial resources either have products that compete with the products we offer, or have the ability to encroach on our competitive position within our marketplace. These companies have considerable financial resources, channel influence, and broad geographic reach; thus, they can engage in competition with our products and services on the basis of sales price, marketing, services, or support. They also have the ability to introduce items that compete with our maturing products and services. The threat posed by larger competitors and their ability to use their better economies of scale to sell competing products and services at a lower cost may materially reduce the profit margins we earn on the goods and services we provide to the marketplace. Any material reduction in our profit margin may have a material adverse effect on the operations or finances of our business, which could hinder our ability to raise capital in the public markets at opportune times for strategic acquisitions or general operational purposes, which may prevent effective strategic growth or improved economies of scale or put us at a disadvantage to our better-capitalized competitors.

We may not realize the anticipated benefits of past or potential future acquisitions, and integration of these acquisitions may disrupt our business and management, negatively affecting our business, operating results, or financial condition.

We may not realize the anticipated benefits of an acquisition, and each acquisition, including our recent acquisition of Intellinetics, has numerous risks. Particularly with regard to any future acquisitions of operating businesses, we may experience difficulties in integrating personnel and operations from the acquired businesses and in retaining and motivating key personnel from those businesses, and difficulties caused by potential incompatibility of business cultures. We may experience difficulty in effectively integrating the acquired technologies, products, or services with our current technologies, products, or services. We may experience difficulty in maintaining controls, procedures, and policies during the transition and integration, as well as difficulty integrating the acquired company’s accounting, management information, human resources, and other administrative systems. We may not be able to assert that internal controls over financial reporting are effective. Acquisitions may disrupt our ongoing operations, divert management from day-to-day responsibilities, increase our expenses, or adversely impact our business, operating results, and financial condition. We also may not be able to retain key technical and managerial personnel of the acquired business or key customers, distributors, vendors, and other business partners of the acquired business, and we may not be able to achieve the financial and strategic goals for the acquired and combined businesses. We may incur acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results, expose us to fluctuations in currency exchange rates, impair relationships with employees, customers, partners, distributors or third-party providers of our technologies, products or services, and delay customer and distributor purchasing decisions due to uncertainty about the direction of our product and service offerings.

While we currently have no acquisitions of other businesses pending or planned, we may pursue acquisition opportunities in the future. We may not be able to find suitable acquisition candidates and we may not be able to complete acquisitions on favorable terms, if at all. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, or such acquisitions may be viewed negatively by customers, financial markets, or investors. Future acquisitions may reduce our cash available for operations and other uses, and could result in an increase in amortization expense related to identifiable assets acquired, potentially dilutive issuances of equity securities, or the incurrence of debt, which could negatively affect our business, operating results, and financial condition. Mergers and acquisitions of high technology companies are inherently risky, and ultimately, if we do not complete an announced acquisition transaction or integrate an acquired business successfully and in a timely manner, we may not realize the benefits of the acquisition to the extent anticipated.

Our acquisition activity may lead to a material increase in the incurrence of debt, which may adversely affect our finances.

We may borrow money to provide the funds necessary to pay for companies we seek to acquire, if we deem such financing activity to be appropriate. The interest costs generated under any such debt obligations may materially increase our interest expense, which may materially and adversely affect our profitability as well as the price of our common stock. Our ability to pay the interest and repay the principal for the indebtedness we incur as a result of our acquisition activity depends upon our ability to manage our business operations and our financial resources. In addition, the agreements related to such borrowings may contain covenants requiring us to meet certain financial performance targets and operating covenants, and limiting our discretion with respect to certain business matters, such as, among other things, any future payment of dividends, the borrowing of additional amounts, and the making of investments.

13

Businesses we acquire may have disclosure controls and procedures and internal controls over financial reporting that are weaker than or otherwise not in conformity with ours.

Upon consummating any acquisition, we will seek to implement our disclosure controls and procedures, as well as our internal controls over financial reporting, at the acquired company as promptly as possible. Depending upon the nature of the business acquired, the implementation of our disclosure controls and procedures, as well as the implementation of our internal controls over financial reporting, at an acquired company may be a lengthy process. We will conduct due diligence prior to consummating any acquisition; however, such diligence may not identify all material issues, and our integration efforts may periodically expose deficiencies in the disclosure controls and procedures, as well as in internal controls over financial reporting, of an acquired company. If such deficiencies exist, we may not be in a position to comply with our periodic reporting requirements and, as a result, our business and financial condition may be materially harmed.

We must continue to manage our internal resources during periods of company growth, or our operating results could be adversely affected.

The ECM market has continued to evolve at a rapid pace. We expect to continue to review acquisition opportunities as a means of increasing the size and scope of our business. Our growth, coupled with the rapid evolution of our markets, has placed, and will continue to place, significant strains on our administrative and operational resources, and has increased, and will continue to increase, demands on our internal systems, procedures and controls. Our administrative infrastructure, systems, procedures and controls may not adequately support our operations. In addition, our management may not be able to achieve the rapid, effective execution of the product and business initiatives necessary to successfully implement our operational and competitive strategy. If we are unable to manage growth effectively, our operating results will likely suffer which may, in turn, adversely affect our business.

If we are not able to attract and retain top employees, our ability to compete may be harmed.

Our performance is substantially dependent on the performance of our executive officers and key employees. The loss of the services of any of our executive officers or other key employees could significantly harm our business. Our success is also highly dependent upon our continuing ability to identify, hire, train, retain, and motivate highly-qualified management, technical, sales, and marketing personnel. In particular, the recruitment of top research developers and experienced salespeople remains critical to our success. Competition for such people is intense, substantial, and continuous, and we may not be able to attract, integrate, or retain highly-qualified technical, sales, or managerial personnel in the future. In addition, in our effort to attract and retain critical personnel, we may experience increased compensation costs that are not offset by either improved productivity or higher prices for our products or services.

The market price of our common stock may limit the appeal of certain alternative compensation structures that we might offer to the high-quality employees we seek to attract and retain.

If the market price of our common stock performs poorly, such performance may adversely affect our ability to retain or attract critical personnel. For example, if we were to offer options to purchase shares of our common stock as part of an employee’s compensation package, the attractiveness of such a compensation package would be highly dependent upon the performance of our common stock.

In addition, any changes made to any of our compensation practices which are made necessary by governmental regulations or competitive pressures could adversely affect our ability to retain and motivate existing personnel and recruit new personnel. For example, any limit to total compensation which may be prescribed by the government, or any significant increases in personal income tax levels in the United States, may hurt our ability to attract or retain our executive officers or other employees whose efforts are vital to our success.

Any unauthorized, and potentially improper, actions of our personnel could adversely affect our business, operating results, and financial condition.

The recognition of our revenue depends on, among other things, the terms negotiated in our contracts with our customers. Our personnel may act outside of their authority and negotiate additional terms without our knowledge. We have implemented policies to help prevent and discourage such conduct, but there can be no assurance that such policies will be followed. For instance, in the event that our sales personnel negotiate terms that do not appear in the contract and of which we are unaware, whether the additional terms are written or verbal, we could be prevented from recognizing revenue in accordance with our plans. Furthermore, depending on when we learn of unauthorized actions and the size of the transactions involved, we may have to restate revenue for a previously reported period, which would seriously harm our business, operating results, and financial condition.

14

Unexpected events may materially harm our ability to align our incurrence of expenses with our recognition of revenues.

We incur operating expenses based upon anticipated revenue trends. Because a high percentage of these expenses are relatively fixed, a delay in recognizing revenues from transactions related to these expenses (which delay may be due to the factors described elsewhere in this section or may be due to other factors) could cause significant variations in operating results from quarter to quarter, and such a delay could materially reduce operating income. If these expenses are not subsequently matched by revenues, our business, financial condition, or results of operations could be materially and adversely affected.

We may fail to achieve our financial forecasts due to the inherent difficulties in making predictions of market activity.

Our revenues and particularly our new software license revenues are difficult to forecast, and, as a result, our actual operating results can differ significantly from our estimates, and such differences may be material. We use an internal customer relationship management system to manage all of our “sales funnel” activities. Information relating to existing and potential customers is updated regularly. The system provides us with estimates of future sales from existing and potential customers, the effectiveness of which relies solely on our ability to predict sales activity, both in a particular quarter and over longer periods of time. Many factors may affect actual sales activity, such as weakened economic conditions, which may cause our customers and potential customers to delay, reduce, or cancel IT-related purchasing decisions, and the tendency of some IT customers to wait until the end of a fiscal period in the hope of obtaining more favorable terms. If actual sales activity differs from our estimate, then we may have planned our activities and budgeted incorrectly and this may adversely affect our business and results of operations.

The restructuring of our operations may adversely affect our business or our finances.

We may in the future undertake initiatives to restructure or streamline our operations. We may incur costs associated with implementing a restructuring initiative beyond the amount contemplated when we first developed the initiative, and these increased costs may be substantial. Such costs would decrease our net income and earnings per share for the periods in which those adjustments are made. We will continue to evaluate our operations, and may propose future restructuring actions as a result of changes in the marketplace, including the exit from less profitable operations or the decision to terminate services which are not valued by our customers. Any failure to successfully execute these initiatives on a timely basis may have a material adverse impact on our operations.

Our products may contain defects that could harm our reputation, be costly to correct, delay revenues, and expose us to litigation.

Our products are highly complex and sophisticated and, from time to time, may contain design defects or software errors that are difficult to detect and correct. Errors may be found in new software products or improvements to existing products after delivery to our customers. If these defects are discovered, we may not be able to successfully correct such defects in a timely manner. In addition, despite the extensive tests we conduct on all of our products, we may not be able to fully simulate the environment in which our products will operate and, as a result, we may be unable to adequately detect the design defects or software errors which may become apparent only after the products are installed in an end-user’s network. The occurrence of errors and failures in our products could result in the delay or the denial of market acceptance of our products, and alleviating such errors and failures may require us to make significant expenditure of our resources. The harm to our reputation resulting from product errors and failures may be materially damaging. Because we regularly provide a warranty with our products, the financial impact of fulfilling warranty obligations may be significant in the future. Our agreements with our strategic partners and end-users typically contain provisions designed to limit our exposure to claims. These agreements regularly contain terms such as the exclusion of all implied warranties and the limitation of the availability of consequential or incidental damages. However, such provisions may not effectively protect us against claims and the attendant liabilities and costs associated with such claims. Although Intellinetics maintains errors and omissions insurance coverage and comprehensive liability insurance coverage relating to its business operations, such coverage may not be adequate to cover all such claims. Accordingly, any such claim could negatively affect our business, operating results or financial condition.

Intellinetics has insurance coverage for the services it offers. However, a claim for damages may be made against Intellinetics or the company regardless of its or our responsibility for the failure, which could expose us to liability.

We provide business management solutions that we believe are critical to the operations of our customers’ businesses and provide benefits that may be difficult to quantify. Any failure of a customer’s system installed by us or of the services offered by us could result in a claim for substantial damages against us, regardless of our responsibility for the failure. Although we attempt to limit our contractual liability for damages resulting from negligent acts, errors, mistakes, or omissions in rendering our services, we cannot assure you that the limitations on liability we include in our agreements will be enforceable in all cases, or that those limitations on liability will otherwise protect us from liability for damages. In the event that the terms and conditions of our contracts which limit our liability are not sufficient, Intellinetics has insurance coverage that insures the business for negligent acts, error or omission, failure of the technology services to perform as intended, and breach of warranties. It also insures the services that we supply, including web services, consulting, analysis, design, installation, training, support, system integration, the manufacture, sale, licensing, distribution or marketing of software, the design and development of code, software, and programming, and the provision of software applications as a service, rental or lease. However, there can be no assurance that this insurance coverage will be adequate or that coverage will remain available at acceptable costs. Successful claims brought in excess of this insurance coverage could seriously harm our business, prospects, financial condition, and results of operations. Even if not successful, large claims against us could result in significant legal and other costs and may be a distraction to our senior management.

15

Our products rely on the stability of infrastructure software that, if not stable, could negatively impact the effectiveness of our products, resulting in harm to our reputation and business.

Our development of internet and intranet applications depends and will continue to depend on the stability, functionality, and scalability of the infrastructure software of the underlying intranet. If weaknesses in such infrastructure software exist, we may not be able to correct or compensate for such weaknesses. If we are unable to address weaknesses resulting from problems in the infrastructure software such that our products do not meet customer needs or expectations, our reputation and, consequently, our business may be significantly harmed.

Business disruptions may adversely affect our operations.

Our business and operations are highly automated, and a disruption or failure of our systems may delay our ability to complete sales and to provide services. A major disaster or other catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could severely affect our ability to conduct normal business operations, which may materially and adversely affect our future operating results.

Unauthorized disclosures and breaches of security data may adversely affect our operations.

The United States has laws and regulations relating to data privacy, security, and retention of information. We have certain measures to protect our information systems against unauthorized access and disclosure of our confidential information and confidential information belonging to our customers. We have policies and procedures in place dealing with data security and records retention. However, there is no assurance that the security measures we have put in place will be effective in every case. Breaches in security could result in a negative impact for us and for our customers, potentially affecting our business, assets, revenues, brand, and reputation, and resulting in penalties, fines, litigation, and other potential liabilities, in each case depending upon the nature of the information disclosed. These risks to our business may increase as we expand the number of web-based products and services we offer.

We may become involved in litigation that may materially adversely affect us.

From time to time in the ordinary course of our business, we may become involved in various legal proceedings, including commercial, product liability, employment, class action, and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results, or financial condition.

We have existing contracts with government clients and may enter into additional government contracts in the future. Sales pursuant to contracts with government clients subject us to risks including early termination, audits, investigations, sanctions, and penalties.

A portion of our revenues comes from contracts with the U.S. government, state and local governments, and their respective agencies, which may terminate most of these contracts at any time, without cause. At this time, governments and their agencies are operating under increased pressure to reduce spending. Any federal government contracts are subject to the approval of appropriations being made by the U.S. Congress to fund the expenditures under those contracts. Similarly, any contracts at the state and local levels are subject to government funding authorizations. Additionally, government contracts are generally subject to audits and investigations that could result in various civil and criminal penalties and administrative sanctions, including termination of contracts, refund of a portion of fees received, forfeiture of profits, suspension of payments, fines and suspensions, or debarment from future government business.

As a result of the Share Exchange, Intellinetics became a subsidiary of ours, and since we are subject to the reporting requirements of federal securities laws, the company may have to make significant compliance-related expenditures that may divert resources from other projects, thus impairing its ability to grow.

As a result of the Share Exchange, Intellinetics became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Exchange Act, and other federal securities laws, including the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Share Exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Intellinetics had remained privately held and had not become our subsidiary.

16

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2013 and beyond, and to make certain activities more time-consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately and timely, or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operations, and access to capital. We may in the future discover areas of our internal control that need improvement.

Because Intellinetics operated as a private company without public reporting obligations before the Share Exchange, it had limited personnel and resources to apply to the development of the external reporting and compliance obligations that would be required of a public company. Intellinetics has taken and will continue to take measures to address and improve its financial reporting and compliance capabilities, and it is in the process of instituting changes to satisfy its obligations in connection with joining a public company, when and as such requirements become applicable to it. Intellinetics plans to obtain additional financial and accounting resources to support and enhance its ability to meet the requirements of being a public company. Intellinetics will need to continue to improve its financial and managerial controls, reporting systems and procedures, and documentation thereof. If Intellinetics’ financial and managerial controls, reporting systems, or procedures fail, it may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act. Any failure of Intellinetics’ internal controls or its ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

If we do not implement necessary internal control over financial reporting in an efficient and timely manner, or if we discover deficiencies and weaknesses in existing systems and controls, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our stock price.

It may be difficult to design and implement effective internal control over financial reporting for combined operations as the company integrates the business of Intellinetics it acquired as a result of the Share Exchange, and perhaps other acquired businesses in the future. In addition, differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined. In relation to the audit of our financial statements for the years ended December 31, 2011, our former independent registered public accounting firm informed the company of its observations of a material weakness in internal control over financial reporting. Since the filing of our financial statements for the years ended December 31, 2011, the company has adopted and is in the process of implementing various measures in connection with the company’s ongoing efforts to improve its internal control processes. There can be no assurance that these improvements will adequately address the weaknesses or that further improvements will not be required.

If we fail to maintain an effective system of internal control, we may be unable to produce reliable financial reports or prevent fraud. If we are unable to assert that our internal control over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of internal controls, if applicable, is unable to deliver a report at all or can deliver only a qualified report, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our stock price.

The elimination of monetary liability against our directors, officers, agents and employees under Nevada law, and the existence of indemnification rights to such persons, may result in substantial expenditures by the company and may discourage lawsuits against our directors, officers, agents and employees.

Our articles of incorporation and bylaws contain provisions permitting us to eliminate the personal liability of our directors, officers, agents and employees to the company and its stockholders for damages for breach of fiduciary duty to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, agents and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against certain individuals for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers, agents and employees even though such actions, if successful, might otherwise benefit the company and stockholders.

17

Risks Relating to Our common stock

Shares of our common stock that have not been registered under the Securities Act, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i), which apply to a “shell company.”

Pursuant to Rule 144 of the Securities Act , a “shell company” is defined as a company that has no or nominal operations, and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a shell company pursuant to Rule 144 prior to the consummation of the Share Exchange, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from February 13, 2012, the date that we filed our Current Report on Form 8-K with the SEC (the “Original Filing”), reflecting the company’s status as a non- “shell company.” Even after the lapse of one year from the date of the Original Filing, investors may be reluctant to invest in our securities because they are securities of a former shell company that may not be freely tradable as securities of companies that are not former “shell companies”. In addition, since the company is a former shell company, shareholders with restricted securities cannot rely upon Rule 144 for sales of restricted securities in the event that the company is not current in its filing obligations under the Exchange Act.

Management exercises significant control over matters requiring stockholder approval which may result in the delay or prevention of a change in our control.

Following the private placement described in this prospectus, the officers, directors, and key employees of Intellinetics hold approximately 51% of our outstanding common stock. As a result, the management and key employees of Intellinetics exercise significant control over all matters requiring stockholder approval, including the election of our directors and approval of significant corporate transactions. This concentration of ownership in the management and key employees of Intellinetics may also have the effect of delaying or preventing a change in control of the company that may be otherwise viewed as beneficial by stockholders other than Intellinetics’ management.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We currently intend to retain our future earnings, if any, to support operations and to finance expansion, and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration, payment, and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors that the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our shares are quoted on the OTC Bulletin Board and are subject to a high degree of volatility and liquidity risk.

Our common stock is currently quoted on the OTC Bulletin Board .. As such, we believe our stock price to be more volatile and the share liquidity characteristics to be of higher risk than if we were listed on one of the national exchanges. Also, if our stock were no longer quoted on the OTCBB, the ability to trade our stock would become even more limited and investors might not be able to sell their shares. Consequently, investors must be prepared to bear the economic risk of holding the securities for an indefinite period of time.

Shares eligible for future sale may adversely affect the market price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. Any substantial sale of our common stock pursuant to Rule 144 may have an adverse effect on the market price of our common stock.

The price of our common stock may fluctuate significantly.

The common stock of public companies can experience extreme price and volume fluctuations. These fluctuations often have been unrelated or out of proportion to the operating performance of such companies. We expect our stock price to be similarly volatile. These broad market fluctuations may continue and could harm our stock price. Any negative change in the public’s perception of the prospects of our business or companies in our industry could also depress our stock price, regardless of our actual results. Factors affecting the trading price of our common stock may include:

18

•	Variations in operating results;

•	Announcements of technological innovations, new products or product enhancements, strategic alliances, or significant agreements by us or by competitors;

•	Recruitment or departure of key personnel;

•	Litigation, legislation, regulation, or technological developments that adversely affect our business; and

•	Market conditions in our industry, the industries of our customers, and the economy as a whole.

Further, the stock market in general, and securities of smaller companies in particular, can experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. You should also be aware that price volatility might be worse if the trading volume of our common stock is low.

The volatility of our stock price could lead to losses by stockholders.

The market price of our common stock may be subject to wide fluctuations in response to: (i) quarterly and annual variations in operating results, (ii) announcements of technological innovations or new products that are relevant to our industry, or (iii) other events or factors. In addition, financial markets experience significant price and volume fluctuations that particularly affect the market prices of equity securities of many technology companies. These fluctuations have often resulted from the failure of such companies to meet market expectations in a particular quarter, and thus such fluctuations may or may not be related to the underlying operating performance of such companies. Broad market fluctuations or any failure of our operating results in a particular quarter to meet market expectations may adversely affect the market price of our common stock. Occasionally, periods of volatility in the market price of a company’s securities may lead to the institution of securities class action litigation against a company. Due to the volatility of our stock price, we may be the target of such securities litigation in the future. Such legal action could result in substantial costs to defend our interests and a diversion of management’s attention and resources, each of which would have a material adverse effect on our business and operating results.

Our common stock may be subject to Penny Stock Rules, which could affect trading.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00, subject to exceptions. The rules require that a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that before a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. Our common stock has never traded above $5.00 per share, and as such the holders of our common stock or other of our securities may find it more difficult to sell their securities.

The private placement and other share issuances described in this prospectus have resulted in significant dilution for our shareholders.

The private placement and the other share issuances that are described in this prospectus resulted in issuance of 17,635,833 shares, causing significant dilution of up to approximately 35%. As a result of this dilution, current shareholders may attempt to sell their shares resulting in a reduction of the price of the shares. In addition, any determination of the “per Share” value of the company conducted prior to the private placement, including analyses involving price-to-earnings ratios, could be significantly and adversely affected by the dilutive effect of the private placement, even after giving effect to the additional capital raised through the private placement.

The Agent Warrants have a “cashless exercise” feature.

As part of the private placement, the placement agent was issued warrants to purchase 1,500,000 shares. The placement agent warrants have a cashless exercise feature giving the placement agent the option of not paying cash to exercise the warrants but gives the placement agent the right to surrender a portion of the warrants to the company as full payment of the exercise price and receive shares equal to the difference between the exercise price and the price of the shares at the time of exercise.

19

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Sales of a substantial number of shares of our common stock that are part of this prospectus in the public market could cause our stock price to fall.

Once we register the shares that are part of this prospectus, they can be freely sold in the public market. Sales of a substantial number of shares by the selling shareholders, could reduce the market price of our common stock. Sales of a substantial number of our common stock by the selling shareholders in the public market, the availability of these shares for sale, our issuance of securities or the perception that any of these events might occur could materially and adversely affect the market price of our common stock. In addition, the sale of these securities could impair our ability to raise capital through the sale of additional stock.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. In addition, any future credit facilities we enter into may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

20

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding our company that include, but are not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “potential,” “believes,” “seeks,” “hopes,” “estimates,” “should,” “may,” “will,” “with a view to” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict.

These forward-looking statements involve various risks and uncertainties. Although we believe our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and other sections in this prospectus. You should read this prospectus and the documents we refer to thoroughly with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance.

This prospectus contains statistical data we obtained from various publicly available government publications and industry-specific third-party reports. Statistical data in these publications also include projections based on a number of assumptions. The markets for our products may not grow at the rate projected by market data, or at all. The failure of these markets to grow at the projected rates may have a material adverse effect on our business and the market price of our securities. In addition, the rapidly changing nature of our customers’ industries results in significant uncertainties in any projections or estimates relating to the growth prospects or future condition of our markets. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Unless otherwise indicated, information in this prospectus concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, and are based on such data and our knowledge of our industry, which we believe to be reasonable.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents we refer to in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any proceeds from sale of the shares of common stock covered by this prospectus by the selling shareholders. To the extent that the selling shareholders exercise for cash all of the warrants covering the 1,762,500 shares of common stock issuable upon exercise of all of the warrants held by such selling shareholders, we may receive $433,500 from such exercises. The warrants may expire without having been exercised. Even if some or all of these warrants are exercised, we cannot predict when they will be exercised and when we would receive the proceeds. We intend to use any proceeds we receive upon exercise of the warrants for general corporate and working capital purposes.

21

PRICE RANGE OF COMMON STOCK

Our common stock qualified for quotation on the OTC Bulletin Board on February 22, 2012, under the symbol “GWIV”. These quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions. Currently, our common stock is very thinly traded. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained. The following table sets forth the range of the high and low bid prices per share of our common stock for each quarter (or portion thereof) as reported on the OTCBB, as applicable, beginning on February 22, 2012. There are no historical prices for our common stock prior to February 22, 2012.

Quarter Ended	High	Low
March 31, 2013	$0.49	$0.23
December 31, 2012	$0.63	$0.18
September 30, 2012	$1.82	$0.55
June 30, 2012	$1.87	$1.02
March 31, 2012	$1.85	$1.27

DIVIDEND POLICY

Dividends may be declared and paid out of legally available funds at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors. We currently intend to utilize all available funds to develop our business.

22

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Safe Harbor Declaration

The comments made throughout this prospectus should be read in conjunction with our financial statements and the notes thereto, and other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain certain forward-looking information. When used in this discussion, the words, “believes,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. We do not undertake to publicly update or revise any of these forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers also are urged to carefully review and consider our discussions regarding the various factors that affect the company’s business, which are described in this section and elsewhere in this prospectus.

Overview

On February 10, 2012, Globalwise entered into the Exchange Agreement with Intellinetics, an Ohio corporation formed in December 1996. Pursuant to the terms of the Exchange Agreement, all of the former shareholders of Intellinetics transferred to Globalwise all of their shares of Intellinetics in exchange for shares of common stock of Globalwise. Prior to the Share Exchange, Globalwise was a non-operating public shell company. As a result of the Share Exchange, Intellinetics became the sole operating subsidiary of Globalwise. The Share Exchange was accounted for as a reverse merger and recapitalization of Intellinetics.

We are an Enterprise Content Management software development, sales and marketing company serving both public and private sector clients. In the public sector, our products, services and process models serve the critical needs of law enforcement and compliance agencies within the state and local government establishment. We have been providing ECM solutions for customers since 1996. Through our software platforms and value added solutions, our customers are able to realize improvements in business processes, customer service and operational efficiencies. These solutions make the process of storing, organizing, managing and retrieving documents simple, accessible and cost efficient.

Historically, we have derived revenues primarily from the development and licensing of customer-specific software solutions and fees paid for related consulting and software maintenance services. In an effort to expand our business, we took on certain projects with lower margins because (i) those projects allowed us to enter new geographic markets, (ii) those projects enabled us to demonstrate our capabilities to large national resellers, or (iii) working on those projects allowed us to develop product and service features and enhancements that we were able to integrate into our suite of products, resulting in an overall product portfolio that better aligns with the needs of our target customers.

Our sales cycle has historically been comparatively long (for example, 18-24 months), and customer margins have varied as we provided customer- focused services and project specific features to satisfy a customers’ specific needs.

Our strategy is to migrate our sales efforts toward a much greater percentage of sales through intermediaries, such as software resellers, rather than through direct sales. We have been developing marketing programs with resellers that facilitate their selling and support of our software solutions. We refer to these resellers as our “channel partners.”

We believe that these channel partner strategy improvements have increased the competitive strength of our platform of products. In addition, we have established a set of business solutions templates that provide base software configurations which we believe will facilitate our delivery and installation of software to our customers. We believe that these advancements, in the aggregate, will allow us to license and sell our products to a broader customer base, shortening our sales cycle, making margins more consistent, and allowing us to expand our sales through new channel partnerships.

To date, most of our software customers install our software onto computers at their location (premises-based). Our software applications are also available through the internet, as a service generally referred to as the “cloud” or “SaaS” (Software as a Service), allowing customers to avoid the upfront costs of the typical premises-based software installation. We anticipate that Software as a Service will become a primary source of revenues for us.

23

Revenues

Revenues are generated from sale of software license without professional services; sale of software license with professional services; sale of software as a service; sale of software maintenance services; and sale of consulting services. Our revenues, especially our software license revenues, are impacted by the competitive strength of our software products, as well as general economic and industry conditions.

For our sales of software without professional services and sales of software with professional services, our customer base has traditionally been made up of customers with larger projects that can take as much as nine months to two years to complete. For these projects, our policy is to not recognize revenue until the project is complete and delivered to our customer. As such, there are spikes in our revenue when these projects are completed and the associated revenue is recognized. As a result, revenues for sales of software without professional services and sales of software with professional services may vary widely from quarter to quarter.

Cost of Revenues

We maintain a staff of software design engineers, developers, installers and customer support personnel, dedicated to the development and implementation of customer applications, customer support and maintenance of deployed software applications. While the total costs related to these personnel are relatively consistent from period to period, the cost of revenues categories to which these costs are charged may vary depending on the type of work performed by our staff. Cost of revenues also includes the cost of server hosting and software as a service applications, as well as certain third-party costs and hardware costs incurred. Third-party and hardware costs are recognized when incurred and may vary widely from quarter to quarter.

Sales and Marketing Expenses

Sales expenses consist of compensation and overhead associated with the development and support of our channel sales network, as well as our direct sales efforts. Marketing expenses consist primarily of compensation and overhead associated with the development and production of product marketing materials, as well as promotion of the company’s products through trade and industry marketing initiatives.

General and Administrative Expenses

General and administrative expenses consist of the compensation and overhead of administrative personnel and professional service firms performing administrative functions, including management, accounting, finance and legal services, plus expenses associated with infrastructure, including depreciation, information technology, telecommunications, facilities and insurance.

Interest, Net

Interest, net, consists primarily of interest expense associated with our notes payable. See Results of Operations – Interest Expense – Net, for additional information.

Comparison of Three Months Ended March 31, 2013 and 2012

Results of Operations

Overview

We reported net losses of $671,797 and $1,147,873 for the three months ended March 31, 2013 and 2012, respectively, representing a decrease in net loss of $476,076 or 41% and a $357,070 net decrease in operating and other expenses during this period. The decrease in net loss between the three months ended March 31, 2013 and 2012 included an increase in gross profit of $119,006 or 211% between the three months ended March 31, 2013 and 2012. The decrease in operating expenses for the three months ended March 31, 2013 was principally because we incurred significant costs in the three month ended March 31, 2012 relating to the Share Exchange.

Revenues

Our total revenues for the three months ended March 31, 2013 were $354,871 as compared to $360,328 for the three months ended March 31, 2012, a decrease of $5,427, or 2%, primarily attributable to decreases in revenues from software licenses with and without professional services and consulting services as described below.

24

Sale of Software Licenses without Professional Services

Revenues from the sale of software licenses without professional services principally consist of sales of additional or upgraded software licenses and applications to existing customers and sales of software to our resellers. Software in this sales category is sold without professional services. These software license revenues were $8,660 and $21,739, respectively, for the three months ended March 31, 2013 and 2012, representing a decrease of $13,079, or 60%. The decrease in sales of software licenses without professional services was due in part to our efforts to develop and expand software as a service revenue stream.

Sale of Software Licenses with Professional Services

Although we have traditionally provided our software to customers through customized solutions, increasingly, we are providing our resellers and our direct customers with software solutions that require less customization that in turn, allows us to shorten our sales cycle. A new customized software engagement typically begins with a thorough assessment and mapping of the customer’s needs, capacities and information technology environment. Upon the completion of the needs analysis, we then prepare a specifications document in order to determine the scope and extent of professional services work required. Then, the customization work starts with the foundation of our core software applications upon which we deliver professional services to customize features, enhancements and integration that would meet the outlined specifications. Each application is thoroughly tested by us before being installed at the customer’s location. Revenues from the sale of software licenses with professional services were $0 and $19,992, respectively, for the three months ended March 31, 2013 and 2012 representing, a decrease of 100%. This was primarily the result of our emphasis on expanding our software as a service sales model and a decrease in focus of our premise base software sales in order to follow current market trends.

Sale of Software as a Service

For those customers that wish to avoid the upfront costs of typical premises-based software installations, we provide access to our software solutions as a service, accessible through the internet. Our customers typically enter into software as a service agreement for periods in excess of one year. Under these agreements, we generally provide access to the applicable software, data storage and related customer assistance and support. Our software as a service revenue was $34,790 and $29,041 for the three months ended March 31, 2013 and 2012, respectively, representing an increase of $5,749 or 20%.

Sale of Software Maintenance Services

Software maintenance services revenues consist of fees for post contract customer support services provided to license holders. These agreements allow our customers to receive technical support, enhancements and upgrades to new versions of our software products when and if available. Customer support revenues are generated from customers that have purchased our software. A substantial portion of these revenues were generated from customers to whom we sold software in prior years who have continued to renew their maintenance agreements. The terms of support and maintenance agreements are typically 12 months. Our software maintenance support revenue was $223,464 for the three months ended March 31, 2013 as compared to $177,451 for the three months ended March 31, 2012, an increase of $46,013, or 26%. The increase was primarily the result of new accounts that we have gained through our expanded sales channel partners and renewals of existing maintenance agreements.

Sale of Consulting Services

Consulting services revenues consist of revenues from consulting, advisory services, training, and projects to assist customers with the uploading of client data into the client’s applications. Consulting services revenues for the three months ended March 31, 2013 and 2012 were $87,957 and $112,105, respectively, representing a decrease of $24,148, or 22%. This decrease primarily resulted from a large client document conversion project in 2012 as well as not offering or selling third-party hardware.

Cost of Revenues

The cost of revenues during the three months ended March 31, 2013 and 2012 were $179,484 and $303,947, respectively, representing a decrease of $124,463 or 41%. The decrease in total cost of revenues is primarily the result of a decrease in third-party costs in connection with a client document conversion project in 2012 and no longer offering or selling third-party hardware.

Gross Margins

Gross margin for the company may vary widely from quarter to quarter because revenues are recognized upon the completion of software and consulting projects, while the related costs are recognized when incurred.

25

The gross margin for the three months ended March 31, 2013 was 49% as compared to 16% for the three months ended March 31, 2012. The increase in gross margin is primarily related to thirty-party costs in connection with document conversion services and third-party hardware which have little to no margin.

Cost of License Revenues – without Professional Services

Cost of license revenues consists primarily of third-party software licenses that are sold in connection with our core software applications. Cost of license revenues without professional services was $6,369 and $17,205 for the three months ended March 31, 2013 and 2012, respectively, representing a decrease of $10,836, or 63%. Gross margin for this product category increased from 21% for the three months ended March 31, 2012 to 26% for the three months ended March 31, 2013.

Cost of License Revenues – with Professional Services

Cost of revenues consists primarily of the compensation of our software engineers and implementation consultants. Costs were $114,936 for the three months ended March 31, 2013, as compared to $153,626 for the three months ended March 31, 2012, representing a decrease of $38,690, or 25%. This decrease is primarily because the company recognizes revenue based on the complete contract method, while expenses associated with that same revenue are recorded as incurred. We record the revenues for these sales as prescribed by ASC 985-605, in accordance with the contract accounting guidelines in ASC topic 605-35 “Revenue Recognition: Construction-Type and Production-Type Contracts” (“ASC 605-35”), after evaluating for separation of any non- ASC 605-35 elements in accordance with the provisions of ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements,” as updated.

 Cost of Software as a Service

Cost of software as a service consists primarily of technical support personnel and related costs. Cost of software as a service was $6,909 for the three months ended March 31, 2013, as compared to $6,530 for the three months ended March 31, 2012, representing an increase of $379, or 6%. The increase in the cost of software as a service was due to the increase in costs of infrastructure to support sales of software as a service.

Gross margins for this product category were 80% and 78% for the three months ended March 31, 2013 and 2012, respectively.

Cost of Software Maintenance

Cost of software maintenance consists primarily of technical support personnel and related costs. Cost of software maintenance for the three months ended March 31, 2013 was $27,950 compared to $24,880 for the three months ended March 31, 2012, representing an increase of $3,070, or 12%. The increase in costs for the three months ending March 31, 2013 were a direct result from an increase in revenues for this product category, as well as our focused efforts to reduce support costs through better utilization of knowledge-based tools and our customer support portal.

Gross margins in this product category were 87% and 86% for the three months ended March 31, 2013 and 2012, respectively.

Cost of Consulting Services

Cost of consulting services consists primarily of the compensation of our software engineers and implementation consultants and related third-party costs. Cost of consulting services were $23,320 for the three months ended March 31, 2013, as compared to $101,706 for the three months ended March 31, 2012, representing a decrease of $78,386 or 77%. This decrease resulted primarily from additional third-party costs incurred related to a client document conversion project in 2012. In 2013 there was no third-party costs related to a client document conversion project. Additionally, in 2013, we did not offer or sell third-party hardware because they have little to no margin.

Gross margins in this product category were 73% and 9% for the three months ended March 31, 2013 and 2012, respectively. Gross margins related to consulting services are typically lower and may vary widely, depending upon the nature of the consulting project, whether third-party conversion projects are utilized, and whether it involves sale of hardware.

26

Operating Expenses

General and Administrative Expenses

General and administrative expenses were $568,148 during the three months ended March 31, 2013 as compared to $820,220 during the three months ended March 31, 2012, representing a decrease of $252,072, or 31%. The decrease is primarily due to expenses consisting of legal, consulting and professional fees incurred related to the Share Exchange.

Sales and Marketing Expenses

Sales and marketing expenses decreased by $94,112 or 29% during the three months ended March 31, 2013 to $227,783 from $321,895 for the three months ended March 31, 2012. The decrease is primarily related to sales personnel in 2012 who were no longer employed by the company in 2013 due to our emphasis on utilizing channel partners in 2013.

Depreciation

Depreciation was $5,344 for the three months ended March 31, 2013, as compared to $6,790 for the three months ended March 31, 2012, representing a decrease of $1,446 or approximately 21%. The decrease is the result of certain assets becoming fully amortized.

Interest Expense, Net

Interest expense, net, was $61,379 during the three months ended March 31, 2013 as compared to $55,349 during the three months ended March 31, 2012, representing an increase of $6,030, or 11%. The increase resulted primarily from amortization of the debt discount in connection with the initial valuation of the beneficial conversion feature of the “$400,000 Note” during the three months ended March 31, 2013.

Liquidity and Capital Resources

We measure our liquidity in a variety of ways, including the following:

March 31, 2013
Cash	$1,363,552
Working Capital	$205,160

Through March 31, 2013, we have incurred cumulative net losses since inception of $6,340,463.

From our inception, we have generated revenues from the sales and implementation of our internally generated software applications.

Our plan is to increase our sales and market share by developing an expanded network of resellers through which we expect to sell our expanded software product portfolio. We expect that this marketing initiative will require us to hire and develop an expanded sales force and enhance our product marketing efforts, all of which will require additional capital.

On March 24, 2004, the company’s sole operating subsidiary, Intellinetics, issued a note payable to a bank in the amount of $201,024, bearing a current interest rate of 6.25% per annum (the “Bank Loan”). Monthly principal and interest payments are $3,826 each with the final payment due on April 30, 2014. The note is secured by the personal guarantees of the company’s founders, as well as a director. The guarantee by the director is secured by the pledge of the directors’ certificate of deposit in the amount of $200,000. In addition, the note is secured by a senior secured interest on all business assets of Intellinetics. The obligation is subject to certain covenants, which require that Intellinetics maintain continuity of operations and which include limitations regarding Intellinetics’ indebtedness. In addition, the bank is a party to an intercreditor agreement involving Authority Loan No. 1 and Authority Loan No. 2 (together, the “Authority Loans”), as discussed and defined below, which provides for cross notifications between the lenders.

On July 17, 2009, the company’s sole operating subsidiary, Intellinetics, issued a note payable to the Ohio State Development Authority in the amount of $1,012,500, with a maturity date of September 1, 2015, bearing interest at a rate of 6.00% per annum (“Authority Loan No. 1”). Pursuant to the terms of the loan, Intellinetics was required to pay only interest through September 30, 2010 and then monthly principal and interest payments of $23,779 each through September 30, 2015. The note is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, Intellinetics shall pay a loan participation fee of $101,250, which is accounted for as a loan premium, accreted monthly, utilizing the interest method, over the term of the loan. Effective December 31, 2012, Intellinetics and the Ohio State Development Authority entered into a Notice and Acknowledgement of Modification to Payment Schedule relating to Authority Loan No. 1, (the “December 31, 2012 Modification #1”) deferring principal and interest payments made for a six month period from December 1, 2012 to May 1, 2013, with the next principal and interest payment due on June 1, 2013. Effective March 12, 2013, Intellinetics and the Ohio State Development Authority entered into another Notice and Acknowledgement of Modification to Payment Schedule relating to Authority Loan No. 1, deferring principal and interest payment until December 31, 2013, with the next principal and interest payment due on January 1, 2014. As of March 31, 2013, the principal amount outstanding under Authority Loan No. 1 was $741,787.

27

On June 3, 2011, the company’s sole operating subsidiary, Intellinetics, issued a note payable to the Ohio State Development Authority in the amount of $750,000, with a maturity date of August 1, 2018, bearing interest at a rate of 1% per annum for the first 12 months, then interest at rate of 7% per annum for the second 12 months (“Authority Loan No. 2”). Pursuant to the terms of the loan, Intellinetics is not obligated to remit payments of principal until the beginning of the third year of the loan, September 1, 2013. The monthly principal and interest payments, beginning on the third anniversary of the loan origination, are $14,850 and are payable on a monthly basis through July 13, 2017. The note is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, Intellinetics shall pay a loan participation fee of $75,000, which is accounted for as a loan premium, accreted monthly utilizing the interest method, over the term of the loan. The interest rate of 1% during the first 12 months of this loan was considered to be below market for that period. The company further determined that over the life of the loan, the effective interest rate was 5.6% per annum. Accordingly, during the first 12 months of the loan, the company recorded interest expense at the 5.6% rate per annum. The difference between the interest expense accrual at 5.6% and the stated rate of 1% over the first 12 months is credited to deferred interest. The deferred interest amount that is accumulated over the first 12 months of the loan term will be amortized as a reduction to interest expense over the remaining term of the loan. At March 31, 2013 and December 31, 2012, deferred interest of $52,065 and $41,440, respectively, was reflected within long-term liabilities on the accompanying condensed consolidated balance sheets. Effective December 31, 2012, Intellinetics and the Ohio State Development Authority entered into a Notice and Acknowledgement of Modification to Payment Schedule (the “December 31, 2012 Modification #2”) relating to Authority Loan No. 2, deferring the interest payment for a six month period from December 1, 2012 to May 1, 2013, with the next interest payment due on June 1, 2013. Effective March 12, 2013, Intellinetics and the Ohio State Development Authority entered into another Notice and Acknowledgement of Modification to Payment Schedule, deferring principal and interest payment until December 31, 2013, with the next principal and interest payment due on January 1, 2014. As of March 31, 2013, the principal amount outstanding under Authority Loan No. 2 was $750,000.

The Authority Loans were granted to Intellinetics in connection with the State of Ohio’s economic development programs. The proceeds from these loans were used by Intellinetics to support its efforts in developing software solutions for its customers.

These Authority Loans are subject to certain covenants and reporting requirements. Intellinetics is required to provide quarterly financial information and certain management certifications. Intellinetics is further required to maintain its principal office in the State of Ohio and within three years of the respective loan origination dates of each of the Authority Loans, to have created and/or retained an aggregate of 25 full time jobs in the State of Ohio. Should Intellinetics not have attained these employment levels by the respective dates, then the interest rates on the Authority Loans shall increase to 10% per annum. The Authority Loans are the subject of an intercreditor agreement involving the Bank Loan, which provides for cross notifications between the lenders in an event of a default.

On July 16, 2012, the company issued an unsecured note payable to a shareholder, Mr. Haddix (who on December 13, 2012 became a member of the Board of Directors of the company, and subsequently resigned from the Board on April 2, 2013 for health reasons), in the amount of $95,000, due 45 days from the date of issuance and bearing interest at a rate of 10% per annum, with the principal and interest to be paid on maturity (the “$95,000 Haddix Note”). The maturity was extended to January 15, 2013. On January 14, 2013 the company entered into a satisfaction of note agreement with Mr. Haddix whereby Mr. Haddix surrendered the note to the company and discharged the principal amount due under the note in consideration for the company issuing to Mr. Haddix a convertible promissory note in the amount of $95,000 plus accrued interest of $4,659 (for a total of $99,659) due January 1, 2014. On January 15, 2013 Mr. Haddix exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to the company. The company issued to Mr. Haddix 311,434 restricted common shares, $.001 par value, at $0.32 per share (based on the closing price on the immediately preceding business day).

On August 7, 2012, (the “Effective Date”), the company issued a $400,000 Promissory Note (the “$400,000 Note”), with twelve month maturity, to a Lender. The Principal Sum due to the Lender was the consideration actually funded by the Lender, plus an approximate 10% Original Issue Discount (“OID”) of the funded amount as well as any other interest or fees. If the $400,000 Note remains outstanding after 90 days, a one-time 5% interest rate will be applied. In addition, the Lender has the right, at any time 90 days after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock of the Company. The Conversion Price is the lesser of $1.50 or 70% of the lowest trade price in the 25 trading days previous to the conversion. The common shares issuable upon conversion of the $400,000 Note have “piggyback” registration rights and must be included in the next registration statement the Company files with the “Securities and Exchange Commission”. In the event of default under the $400,000 Note, default interest will accrue at a rate of 18% and the Company will be assessed a significant default penalty. The initial and only consideration received was on August 8, 2012 in the amount of $100,000. On November 8, 2012, the company and the Lender entered into an amendment to the $400,000 Note extending the repayment date to 180 days from August 8, 2012 for a fee of 15% added to the outstanding balance of the $400,000 Note, such that the total balance due to the Lender would be $154,292. The company computed the present value of the amount funded at $109,905 as of December 31, 2012 as a result of its non-interest bearing terms. Additionally, the company recorded a discount in the amount of $23,252 in connection with the initial valuation of the beneficial conversion feature of the note to be amortized utilizing the interest method of accretion over the expected term of the note. Further, the company recognized a derivative liability resulting from the variable change in conversion rate in relation to the change in market price of the company’s common stock. The company recognized a loss on derivative during 2012 in the amount of $15,470 and amortization of the debt discount in the amount of $20,864 in connection with the initial valuation of the beneficial conversion feature of the note for the year ended December 31, 2012. As of December 31, 2012, the principal balance, net of discounts, totaled $107,518. Accrued interest included in accounts payable and accrued expenses totaled $23,056. On January 30, 2013, the company paid off in full, all principal plus fees in the total amount of $154,292. The termination of the option to exercise the beneficial conversion feature resulted in a derivative gain of $15,470 on January 30, 2013. The company does not have any on-going relationship with the Lender.

28

On February 8, 2013, Globalwise and a service provider reached an agreement to settle outstanding accounts payable in the amount of $262,000 for the issuance of 873,333 restricted shares of common stock of the company to the service provider (the “873,333 Restricted Shares”) (with piggyback registration rights), a lump sum payment of $50,000, and mutual release and generally for the discharge of all past, present and future claims against each other (the “Settlement Agreement”). The company issued the 873,333 Restricted Shares in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act, and Rule 506 of Regulation D, as promulgated by the SEC.

On February 15, 2013, the company converted aggregate amount of debt (principal and interest) in the amount of $489,211 issued by the company and its sole operating subsidiary, Intellinetics, Inc., to Alpharion Capital Partners, Inc. (“Alpharion”) into 1,686,935 restricted shares of the company at a price of $0.29 per share (based on the closing price of Globalwise shares on February 14, 2013, the immediately preceding business day). Prior to the above referenced conversion, pursuant to an assignment and assumption agreement between Intellinetics and the company dated February 15, 2013, the aggregate amount of debt in the amount of $489,211 held by Intellinetics (the “$489,211 of Intellinetics Debt”) was assigned to Globalwise, with the consent of Alpharion, and Globalwise issued to Alpharion a Globalwise convertible promissory note in the amount of $489,211 (the “489,211 of Globalwise Note”) in exchange for Alpharion discharging the $489,211of Intellinetics Debt. Following the issuance of the $489,211Globalwise Note, on February 15, 2013, pursuant to a satisfaction of note agreement between Globalwise and Alpharion, Alpharion converted such $489,211 Globalwise Note into 1,686,935 restricted shares of Globalwise (the “1,686,935 Globalwise Restricted Share Issuance”), (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On February 28, 2013 and March 6, 2013, the company, entered into a securities purchase agreement (the ”Purchase Agreement”) with certain accredited investors, pursuant to which it sold an aggregate of 15,000,000 shares of the company’s common stock, par value, $0.001 per share at a purchase price of $0.20 per share, for aggregate cash proceeds of $2,650,000 and the exchange of $350,000 in previously issued convertible promissory notes issued between January 28, 2013 and February 7, 2013 to certain investors associated with the Placement Agent (the “Offering”). The company intends to use the net proceeds of the Offering for working capital and general corporate purposes, including without limitation, debt reduction purposes.

The company retained Taglich Brothers, Inc., as the exclusive placement agent for the Offering. In connection with the Offering, the company paid the placement agent a cash payment of $268,979, which represented an 8% commission of the gross proceeds and approximately $28,979 for reimbursement for reasonable out of pocket expenses, FINRA filing fees and related legal fees. In addition, the placement agent earned warrants to purchase 1,500,000 shares of common stock, which represented 10% of the shares of common stock sold in the Offering (the “Placement Agent Warrants”), which have an exercise price of $0.24 per share of common stock, will be exercisable for a period of four years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights.

Pursuant to the Purchase Agreement, the company agreed to (a) file a registration statement with the SEC no later than May 29, 2013 covering the re-sale of the shares sold in the offering and the common shares issuable upon exercise of the Placement Agent Warrants. The company also agreed to use commercially reasonable efforts to have the registration statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such registration statement). The shares of common stock sold in the Offering were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

On June 20, 2012, the company issued an unsecured promissory note payable to a relative of the company’s Founders, in the amount of $14,000, due July 1, 2014 and bearing interest at 5% per annum, with the principal and interest to be paid on maturity (the “$14,000 Jackie Chretien Note”). On March 5, 2013, the company paid off in full, all principal of the $14,000 Jackie Chretien Note, and all accrued interest through December 31, 2012, in the amount of $493. Additionally on March 5, 2013, the company paid accrued interest in the amount of $9,014 to Jackie Chretien relating to an $80,000 promissory note issued by the company to Jackie Chretien on March 2, 2009.

29

On March 29, 2012, the company issued an unsecured note payable to Ramon Shealy ("Mr. Shealy"), a then director of the company, who subsequently resigned from the Board of Directors on December 17, 2012, for personal reasons, in the amount of $238,000, bearing interest at a rate of 10% for the term of the note. All principal and interest was due and payable on June 27, 2012, but was later extended to November 24, 2012. On April 16, 2012, the company issued a note payable to Mr. Shealy, in the amount of $12,000, bearing interest at a rate of 10% per quarter. All principal and interest was due on July 15, 2012, but was later extended to November 12, 2012. On November 24, 2012 the $238,000 Shealy Note and the $12,000 Shealy Note were combined into a $250,000 promissory note, under the same terms, with a maturity date of January 1, 2014. On March 13, 2013, the company paid $100,000 of the principal amount of the $250,000 promissory note to Mr. Shealy. As of March 31, 2013, the $250,000 promissory note issued to Mr. Shealy had a principal balance of $150,000.

The company expects that through the next 10 to 16 months the capital requirements to fund the company’s growth and to cover the operating costs as a public company will consume substantially all of the cash flows that it intends to generate from its operations, as well as the funds raised in the private placement discussed elsewhere in this prospectus, in addition to the proceeds of any issuances of debt and equity securities, if consummated. The company further believes that during this period, while the company is focusing on the growth and expansion of its business, the gross profit that it expects to generate from operations will not generate sufficient funds to cover these anticipated operating costs. Accordingly, the company expects to use proceeds from the private placement to sustain operations and to follow through on the execution of its business plan. There is no assurance that the company’s plans as discussed above will materialize and/or that the company will have sufficient funds to fund the company’s operations. Given these conditions, the company’s ability to continue as a going concern is contingent upon successfully managing its cash requirements. In addition, the company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrants into established markets, the competitive environment in which the company operates and its cash requirements. These factors, among others, raise substantial doubt about the company’s ability to continue as a going concern.

Since inception, our operations have primarily been funded through a combination of operating margins, state business development loans, bank loans, loans from friends and family, and sale of securities. Although management believes that we may have access to capital resources, there are currently no commitments in place for new financing, and there is no assurance that we will be able to obtain funds on commercially acceptable terms, if at all.

Assuming that we are successful in our growth plans and development efforts, we believe that we will be able to raise additional funds through sales of our common stock, issuance of debt or some other financing source, if needed. There is no guarantee that we will be able to raise these additional funds or do so on acceptable terms.

Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The company’s outstanding indebtedness at March 31, 2013 is as follows:

•	$105,415 owed to related parties pursuant to two promissory notes that mature on January 1, 2014; interest at March 31, 2013 was charged at a rate of 5.00% per annum. We utilized these proceeds for working capital needs and operating as a public company;

•	$741,787 owed to the State of Ohio pursuant to a loan agreement and note that matures on September 1, 2015; interest at March 31, 2013 was charged at a rate of 6.00% per annum; we utilized the proceeds from this loan to finance the development of customer software applications;

•	$750,000 owed to the State of Ohio pursuant to a loan agreement and note that mature on August 1, 2018; interest at March 31, 2013 was charged at a rate of 7.00% per annum; we utilized the proceeds from this loan to finance the development of customer software applications;

•	$47,211 owed to a bank pursuant to a loan agreement and note that matures on April 30, 2014; interest at March 31, 2013 was charged at a rate of 3.25% per annum; we utilized the proceeds from this loan for working capital needs;

•	$150,000 (aggregate principal amount) owed to a related party of the company, which matures on January 1, 2014; interest at March 31, 2013 was charged at 10% for the term of the notes. We utilized these proceeds for working capital needs and operating as a public company;

•	$50,000 owed to a non-related party pursuant to a promissory note that matures on June 1, 2013; interest at March 31, 2013 was charged at a rate of 10% per annum. We utilized these proceeds for working capital needs and operating as a public company.

There were no material commitments for capital expenditures at March 31, 2013.

30

Cash Flows

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2013 and 2012 was $1,171,211 and $618,068, respectively. During the three months ended March 31, 2013, the net cash used in operating activities was primarily attributable to the net loss of $671,797 adjusted for (a) non- cash expenses of $2,121 and (b) a decrease in net operating assets of $501,535. During the three months ended March 31, 2012, the net cash used in operating activities was $618,068, primarily attributable to the net loss of $1,147,873 adjusted for (a) non-cash expenses of $9,292, and (b) an increase in net operating assets of $520,513.

Investing Activities

Net cash provided by (used) in investing activities for the three months ended March 31, 2013 and 2012 amounted to ($3,608) and ($38,982), respectively, and was related to the purchase of property and equipment.

Financing Activities

The net cash provided by financing activities for the three months ended March 31, 2013 resulted primarily from the sale of common stock of $2,731,021. The proceeds from the financing activities were partially offset by $124,886 of notes payable repayments and $114,000 of notes payable to related parties.

The net cash provided by financing activities for the three months ended March 31, 2012 resulted primarily from new borrowings of $724,556, of which $50,000 was borrowed from related parties. The proceeds from the financing activities were partially offset by $67,267 of notes payable repayments, of which $0 was repaid to related parties.

Critical Accounting Policies and Estimates

Liquidity, Going Concern and Management’s Plans

We have incurred substantial recurring losses since our inception. The accompanying financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. We are in the process of exploring strategies to increase our existing revenues. We believe we will be successful in these efforts; however, if we are unsuccessful in increasing our revenues, we may need to raise additional funds through additional debt or equity financing or finding any other financing source to fund our operations on terms agreeable to us. These matters raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern.

Use of Estimates

The preparation of our condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to exercise its judgment. We exercise considerable judgment with respect to establishing sound accounting policies and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and other financial information.

On an ongoing basis, we evaluate our estimates and judgments. Areas in which we exercise significant judgment include, but are not necessarily limited to, recognition of revenues, our valuation of accounts receivable, and income taxes, along with the estimated useful lives of depreciable property, plant and equipment. We have also adopted certain polices with respect to our recognition of revenue that we believe are consistent with the guidance provided under SEC Staff Accounting Bulletin No. 104.

We base our estimates and judgments on a variety of factors, including our historical experience, knowledge of our business and industry, current and expected economic conditions, and the attributes of our products and services. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

31

A description of significant accounting policies that require us to make estimates and assumptions in the preparation of our condensed consolidated financial statements is as follows:

Revenue Recognition

We generate revenues from the sale of software license without professional services; sale of software license with professional services; sale of software as a service; sale of software maintenance services; and sale of consulting services.

We recognize revenues in accordance with Accounting Standards Codification (“ASC”) topic 985-605 “Software Revenue Recognition” (“ASC 985-605”). We record revenues from the sale of software licenses when persuasive evidence of an arrangement exists, the software product has been shipped, there are no significant uncertainties surrounding product acceptance by the customer, the fees are fixed and determinable, and collection is considered probable.

If an undelivered element for the arrangement exists under the license arrangement, revenues related to the undelivered element are deferred based on vendor specific objective evidence (“VSOE”) of the fair value of the undelivered element. Often, multiple-element sales arrangements include arrangements where software licenses and the associated post contract customer support (“PCS”) are sold together. We have established VSOE of the fair value of the undelivered PCS element based on the contracted price for renewal PCS included in the original multiple element sales arrangement, as substantiated by contractual terms and our significant PCS renewal experience from our existing customer base.

In connection with the sale of software with professional services, we provide the customer with a solution that is customized or configured to fit the customer’s particular needs. We typically start with our core software applications and then provide professional services for any configuration enhancements that would meet the specific needs of the customer. Upon completion of software development work, we deliver the software to the customer only after the customized software had passed our internal testing.

We record the revenues for these sales as prescribed by ASC 985-605, in accordance with the contract accounting guidelines in ASC topic 605-35 “Revenue Recognition: Construction-Type and Production-Type Contracts” (“ASC 605-35”), after evaluating for separation of any non- ASC 605-35 elements in accordance with the provisions of ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements,” as updated.

We account for these contracts under the completed contract method, as we believe that this method is most appropriate. The contract is considered to be complete when persuasive evidence of an arrangement exists, the software has been installed on the customer’s site, there are no significant uncertainties surrounding acceptance by the customer, the fees are fixed and determinable, and collection is considered probable.

The fair value of any undelivered elements in multiple-element arrangements in connection with the sales of software licenses with professional services are deferred based upon VSOE.

Revenues generated under maintenance contracts are recognized ratably over the term of the contract. Software as a service revenues are typically billed on a monthly or annual basis.

We assess whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. Our sales arrangements generally include standard payment terms; however, payment terms may be extended to accommodate the conditions of certain customers. These terms effectively relate to all customers, products and arrangements regardless of customer type, product mix or arrangement size.

We generally do not offer rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, do not provide for or make estimates of rights of return and similar incentives.

We establish allowances for doubtful accounts when available information causes us to believe that credit loss is probable.

Deferred Revenues

Deferred revenues primarily relate to support agreements which have been paid for by customers prior to the performance of those services. Generally, the services will be provided within twelve months after the signing of the agreement.

32

Fiscal 2012 Compared to Fiscal 2011

Results of Operations

Overview

We reported net losses of $1,985,493 and $1,440,062 for the twelve months ended December 31, 2012 and 2011, respectively, representing an increase in net loss of $545,431 or 38%. We reported gross profit of $1,753,431 and $900,826 for the twelve months ended December 31, 2012 and 2011, respectively, representing an increase in gross profit of $852,605, or 95%. We reported operating expenses of $ 3,424,507 and $2,166,432 for the twelve months ended December 31, 2012 and 2011, respectively, representing an increase in operating expenses of $1,258,075 or 58%. The increase in operating expenses year-over-year was principally related to costs that we incurred in connection with the Share Exchange and the corresponding costs of public company reporting, as well as the on-boarding costs of additional sales and marketing personnel.

Revenues

We reported total revenues of $2,734,950 and $1,725,752 for the twelve months ended December 31, 2012 and 2011, respectively, representing an increase of $1,009,198 or 58%. The increase in total revenues year-over-year is attributable to several factors as described below.

Sale of Software Licenses without Professional Services

Revenues from the sale of software licenses without professional services principally consist of sales of additional or upgraded software licenses and applications to existing customers and sales of software to our resellers. Software in this revenue category is sold without significant modification or customization of the licensed software or professional services that are essential to the functionality of the software. These software license revenues were $188,894 and $137,068, for the twelve months ended December 31, 2012 and 2011, respectively, representing an increase of $51,826, or 38%. The increase year-over-year in sales was due in part to our efforts to develop and expand our channel partner reseller organization. In addition, we have found that after the initial installation, many of our customers will later deploy our software into other areas and functions of the organization. We are able to add these additional licenses for our customers generally with very little effort. This results in additional software sales for us. Our license revenues are impacted by the competitive strength of our software products, as well as general economic and industry conditions, and we have seen a moderate improvement in information technology spending within the private sector markets that we serve.

Sale of Software Licenses with Professional Services

Although we have traditionally provided our software to customers through customized solutions, increasingly, we are providing our resellers and our direct customers with software solutions that require less customization and in turn allow us to shorten our sales cycle. Software in this revenue category is sold with significant modification or customization and/or professional services that are essential to the functionality of the software. Revenues were $929,741 and $542,801, for the twelve months ended December 31, 2012, and 2011, respectively, representing an increase of $386,940 or 71%. The increase in revenues year-over-year was primarily the result of new accounts that we have gained through our expanded sales channel partners.

Sale of Software as a Service

For those customers that wish to avoid the upfront costs of typical premises-based software installations, we provide access to our software solutions as a service, accessible through the internet. Our customers typically enter into our software as a service agreement for periods in excess of one year. Under these agreements, we generally provide access to the applicable software, data storage and related customer assistance and support. Our software as a service revenue were $108,102 and $143,428, for the twelve months ended December 31, 2012 and 2011, respectively, representing a decrease of $35,326 or 25%. The decrease in revenue year-over-year was primarily the result of new customers deciding to bring their services in-house with a premise solution.

33

Sale of Software Maintenance Services

Software maintenance services revenues consist of fees for post contract customer support services provided to license holders. These agreements allow our customers to receive technical support, enhancements and upgrades to new versions of our software products when and if available. A substantial portion of these revenues were generated from customers to whom we sold software in prior years who have continued to renew their maintenance agreements. The support and maintenance agreements typically have a term of 12 months. Our software maintenance support revenue was $790,007 and $633,302, for the twelve months ended December 31, 2012 and 2011, respectively, representing an increase of $156,705, or 25%. The increase in revenue year-over-year was primarily the result of new accounts that we have gained through our growing sales channel partner network and renewals of existing maintenance agreements.

Sales of Consulting Services

Consulting services revenues consist of revenues from consulting, advisory services, training, and projects to assist customers with the uploading of client data into the client’s applications. These revenues include those arrangements where we do not sell software license as an element of the overall arrangement. Consulting services revenues were $718,206 and $269,153, for the twelve months ended December 31, 2012 and 2011, respectively, an increase of $449,053, or 167%. The increase in revenue year-over-year primarily resulted from the increase in new projects brought to us through our growing sales channel partner network, and a client document conversion project.

Cost of Revenues

The cost of revenues during the twelve months ended December 31, 2012 and 2011 were $981,519 and $824,926, respectively, representing an increase of $156,593, or 19%. The increase in cost of revenue year-over-year is primarily the result of additional staff hired to meet the growing demand for our products and services and third-party costs in connection with a client document conversion project.

Gross Margins

Overall gross margin for the twelve months ended December 31, 2012 and 2011 were 64% and 52%, respectively, representing an increase of 12%. The increase in gross margin year-over-year is primarily as result of increase in revenue.

Cost of License Revenues without Professional Services

Cost of license revenues consists primarily of third-party software licenses that are sold in connection with our core software applications. Cost of license revenues without professional services was $45,477 and $17,001 for the twelve months ended December 31, 2012 and 2011, respectively, representing an increase of $28,476, or 167%. Gross margin for this product category increased year-over-year to $143,417 for the twelve months ended December 31, 2012 from $120,066 for the twelve months ended December 31, 2011, or 19%.

Cost of License Revenues with Professional Services

Cost of license revenues consists primarily of the compensation of our software engineers and implementation consultants. Costs were $469,252 for the twelve months ended December 31, 2012, as compared to $454,330 for the twelve months ended December 31, 2011, representing an increase $14,922, or 3%.

Gross margins for this product category were 50% and 16% for the twelve months ended December 31, 2012 and 2011, respectively. The gross margin percentage increase in 2012 is primarily the result of costs incurred related to certain larger projects completed in 2012, but for which the related costs had been recognized in previous years when incurred.

Cost of Software as a Service

Cost of software as a service consists primarily of technical support personnel and related costs. Cost of software as a service was $28,232 for the twelve months ended December 31, 2012, as compared to $26,375 for the twelve months ended December 31, 2011, representing an increase of $1,857, or 7%.

Gross margins for this product category were 74% and 82% for the twelve months ended December 31, 2012 and 2011. The decrease in margins year-over-year were due to the software revenue mix of selling more software to government agencies, which have a lower gross margin than non-government clients.

34

Cost of Software Maintenance Services

Cost of software maintenance services consists primarily of technical support personnel and related costs. Cost of software maintenance services for the twelve months ended December 31, 2012 was $119,727 compared to $105,035 for the twelve months ended December 31, 2011, representing an increase of $14,692, or 14%. The increase in costs were a direct result from an increase in revenues for this product category, as well as our focused efforts to reduce support costs through better utilization of knowledge-based tools and our customer support portal.

Gross margins in this product category were 85% and 83% for the twelve months ended December 31, 2012 and 2011, respectively.

Cost of Consulting Services

Cost of consulting services consists primarily of the compensation of our software engineers and implementation consultants and related third-party costs. Cost of consulting services was $318,831 for the twelve months ended December 31, 2012, as compared to $222,185 for the twelve months ended December 31, 2011, representing an increase of $96,645 or 44%. The increase year-over-year resulted primarily from additional third-party costs incurred related to a client document conversion project.

Gross margins in this product category were 56% and 17% for the twelve months ended December 31, 2012 and 2011, respectively. Gross margins related to consulting services are typically lower and may vary widely, depending upon the nature of the consulting project.

Operating Expenses

General and Administrative Expenses

General and administrative expenses were $2,196,068 during the twelve months ended December 31, 2012 as compared to $1,388,315 during the twelve months ended December 31, 2011, representing an increase of $807,753, or 58%. The increase year-over-year was primarily due to expenses of $881,953 consisting of legal, consulting and professional fees incurred related to the Share Exchange and the corresponding costs of operating and reporting as a public company, employee stock paid compensation of $175,000, additional employees hired for expansion, and cost of insurance of $25,551 relating to the Directors and Officers insurance policy as a result of operating as a public company.

Sales and Marketing Expenses

Sales and marketing expenses increased to $1,200,019 during the twelve months ended December 31, 2012 as compared to $737,680 during the twelve months ended December 31, 2011, representing an increase of $462,339 or 63%. The increase year-over-year was primarily related to our increased emphasis on selling activities, which includes the expansion of our sales team, increased promotional marketing activities and increased travel expenses.

Depreciation and Amortization

Depreciation and amortization was $28,420 for the twelve months ended December 31, 2012, as compared to $40,437 for the twelve months ended December 31, 2011, representing a decrease of $12,017 or approximately 30%. The decrease year-over-year was the result of certain assets becoming fully amortized.

Interest Expense, Net

Interest expense, net, was $298,947 during the twelve months ended December 31, 2012 as compared to $174,456 during the twelve months ended December 31, 2011, representing an increase of $124,491 or 71%. The increase year-over-year resulted primarily from an increase in the average debt balance outstanding during the twelve months ended December 31, 2012.

Liquidity and Capital Resources

We measure our liquidity in a variety of ways, including the following:

December 31, 2012

Cash $ 46,236

Working Capital Deficiency $ (2,076,855)

Through December 31, 2012, we have incurred cumulative net losses since inception of $5,668,666.

35

From our inception, we have generated revenues from the sales and implementation of our internally generated software applications.

Our plan is to increase our sales and market share by developing an expanded network of resellers through which we expect to sell our expanded software product portfolio. We expect that this marketing initiative will require us to hire and develop an expanded sales force and enhance our product marketing efforts, all of which will require additional capital.

On February 10, 2012, we consummated the Share Exchange and on that date, our shares became available for quotation on the OTC Bulletin Board under the symbol “GWIV”. We believe that this was a first step to raising capital to finance our growth plan. We intend to deploy any additional capital we may raise to expand our sales and marketing capabilities, develop ancillary software products, enhance our internal infrastructure, support the accounting, auditing and legal costs of operating as a public company, and provide working capital.

Since the end of Fiscal Year 2012, on February 28, 2013 and March 6, 2013, the company, entered into a securities purchase agreement with certain accredited investors, pursuant to which it sold an aggregate of 15,000,000 shares of the company’s common stock, par value, $0.001 per share at a purchase price of $0.20 per share, for aggregate gross cash proceeds of $2,650,000 and the exchange of $350,000 in previously issued convertible promissory notes issued between January 28, 2013 and February 7, 2013 to certain investors associated with the placement agent .. The company intends to use the net proceeds of the offering for working capital and general corporate purposes, including without limitation, debt reduction purposes.

As of December 31, 2012, we expected that through the next 10 to 16 months, the capital requirements to fund our growth and to cover the operating costs of a public company will consume substantially all of the cash flows that we intend to generate from our operations, as well as from the proceeds of intended issuances of debt and equity securities. We further believe that during this period, while we are focusing on the growth and expansion of our business, the gross profit that we expect to generate from operations will not generate sufficient funds to cover these anticipated operating costs. Accordingly, we require external funding to sustain operations and to follow through on the execution of our business plan. However, there can be no assurance that our plans as discussed above will materialize and/or that we will be successful in funding estimated cash shortfalls through additional debt or equity capital and through the cash generated by our operations. Given these conditions, our ability to continue as a going concern is contingent upon us being able to secure an adequate amount of debt or equity capital to enable us to meet our cash requirements. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrants into established markets, the competitive environment in which we operate and the current capital raising environment. These factors, among others, raise substantial doubt that we will be able to continue as a going concern.

Since inception, our operations have primarily been funded through a combination of operating margins, state business development loans, bank loans and loans from friends and family. Although management believes that we may have access to capital resources, there are currently no commitments in place for new financing, and there is no assurance that we will be able to obtain funds on commercially acceptable terms, if at all.

During the fiscal year ended December 31, 2012, we raised $1,353,157 in net new funds through the issuance of both conventional and contingently convertible notes. The proceeds from these notes were used to fund our working capital needs and the costs of the Share Exchange.

As of December 31, 2012, we intended to raise a minimum of $3,000,000 during the years 2012 and 2013 through a private placement of debt and equity securities, or some other financing source. We expect the funds raised through this private placement or other financing sources will be used to fund our operations, including the costs that we expect to incur as a public company, and to fund our growth plans by increasing staff and operations to complete the build-out of our expanded reseller network which we believe will enable us to expand into additional markets and deepen our penetration of existing markets. The current level of cash and operating margins is not enough to cover our existing fixed and variable obligations, so increased revenue performance and the addition of capital are critical to our success. If we are not able to raise these additional funds through the private placement or some other financing source, we may take one or more of the following actions to help conserve cash, including (i) limiting the hiring of additional personnel, (ii) reducing existing staffing, (iii) deferring the payment of compensation to our key employees, (iv) negotiating extended payment terms to vendors, advisors and consultants and (v) offering incentives to customers which would reward the early remittance of payments to us.

Assuming that we are successful in our growth plans and development efforts, we believe that we will be able to raise additional funds through sales of our common stock, issuance of debt or some other financing source. There is no guarantee that we will be able to raise these additional funds or do so on acceptable terms.

36

Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The company’s outstanding indebtedness at December 31, 2012 was as follows. However, subsequent to December 31, 2012, certain of the outstanding indebtedness listed below have been converted from debt to equity or the maturity dates have been extended, or payment terms have been modified as disclosed in the section titled ”Recent Developments”, “Sales of Unregistered Securities on December 31, 2012” at the beginning of this Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operation”.

• $469,500 owed to an advisor and shareholder pursuant to various promissory notes that mature from January 9, 2013 through July 1, 2013; interest at December 31, 2012 was charged at a rate of 3.25% per annum. We utilized these proceeds for working capital needs and operating as a public company;

• $105,415 owed to related parties pursuant to two promissory notes that mature on January 1, 2014; interest at December 31, 2012 was charged at a rate of 5.00% per annum. We utilized these proceeds for working capital needs and operating as a public company;

• $14,000 owed to a related party pursuant to a promissory note that matures on July 1, 2014; interest at December 31, 2012 was charged at a rate of 5.00% per annum. We utilized these proceeds for working capital needs and operating as a public company;

• $741,787 owed to the State of Ohio pursuant to a loan agreement and note that matures on September 1, 2015; interest at December 31, 2012 was charged at a rate of 6.00% per annum. We utilized the proceeds from this loan to finance the development of customer software applications;

• $750,000 owed to the State of Ohio pursuant to a loan agreement and note that matures on August 1, 2018; interest at December 31, 2012 was charged at a rate of 7.00% per annum; we utilized the proceeds from this loan to finance the development of customer software applications;

• $60,986 owed to a bank pursuant to a loan agreement and note that matures on April 30, 2014; interest at December 31, 2012 was charged at a rate of 6.25% per annum; we utilized the proceeds from this loan for working capital needs;

• $250,000 (aggregate principal amount) owed to former director of the company, that matures on January 1, 2014; interest is charged at 10% for the term of the notes. We utilized these proceeds for working capital needs and operating as a public company;

• $107,518 owed to a lender pursuant to a $400,000 convertible promissory note with a 10% Original Issue Discount that matures 180 days from the original issue date of August 8, 2012; interest is charged at 5% per annum; we utilized the proceeds from this loan for working capital needs;

• $50,000 owed to a non-related party pursuant to a promissory note that matures on June 1, 2013; interest at December 31, 2012 was charged at a rate of 10% per annum. We utilized these proceeds for working capital needs and operating as a public company.

• $95,000 owed to a related party pursuant to a promissory note that matures on January 15, 2013; interest at December 31, 2012 was charged at a rate of 10% per annum. We utilized these proceeds for working capital needs and operating as a public company.

For information on conversion of aggregate amount of debt in the amount of $945,729 issued by the company into 3,152,432 restricted shares of the company at a price of $0.30 per share on December 31, 2012, see the section titled “Recent Developments”, “Sales of Unregistered Securities on December 31, 2012” at the beginning of this Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operation”.

For information on updates on all of the company’s indebtedness listed above, see the section titled” Recent Developments”, at the beginning of this Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operation”.

There were no material commitments for capital expenditures at December 31, 2012.

37

Cash Flows

Operating Activities

Net cash used in operating activities for the twelve months ended December 31, 2012 and 2011 was $1,147,491 and $924,892, respectively. During the twelve months ended December 31, 2012, the net cash used in operating activities was primarily attributable to the net loss adjusted for non- cash expenses of $333,690, a decrease in operating assets of $27,902 and an increase in operating liabilities of $532,214. During the twelve months ended December 31, 2011, the net cash used in operating activities was $924,892, primarily attributable to the net loss adjusted for non-cash expenses of $70,922, a decrease in net operating assets of $145,307 and an increase in operating liabilities of $589,555.

Investing Activities

Net cash used in investing activities for the twelve months ended December 31, 2012 and 2011 amounted to $48,179 and $23,420, respectively, and was related to the purchase of property and equipment.

Financing Activities

Net cash provided by financing activities for the twelve months ended December 31, 2012 amounted to $1,101,635. The net cash provided by financing activities resulted primarily from new borrowings of $1,293,056, of which $434,000 was borrowed from related parties. These borrowings were partially offset by $251,421 of notes payable repayments. The sale of common stock resulted in $60,000 cash provided by financing activities in 2012.

Net cash provided by financing activities for the twelve months ended December 31, 2011 amounted to $1,054,569. The net cash provided by financing activities resulted primarily from new borrowings of $1,545,000 of which $87,500 was borrowed from related parties. These borrowings were partially offset by $490,431 of notes payable repayments, of which $107,149 was repaid to related parties.

Critical Accounting Policies and Estimates

Liquidity, Going Concern and Management’s Plans

We have incurred substantial recurring losses since our inception. The accompanying financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. As of December 31, 2012, we intended to raise a minimum of $3,000,000 during the years 2012 and 2013 through issuance of debt and equity securities, or some other financing source. We are also in the process of exploring strategies to increase our existing revenues. We believe we will be successful in these efforts; however, there can be no assurance we will be successful in raising additional debt or equity financing or finding any other financing source to fund our operations on terms agreeable to us. These matters raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern.

Since the end of Fiscal Year 2012, on February 28, 2013 and March 6, 2013, the company, entered into a securities purchase agreement with certain accredited investors, pursuant to which it sold an aggregate of 15,000,000 shares of the company’s common stock, par value, $0.001 per share at a purchase price of $0.20 per share, for aggregate cash proceeds of $2,650,000 and the exchange of $350,000 in previously issued convertible promissory notes issued between January 28, 2013 and February 7, 2013 to certain investors associated with the placement agent. The company intends to use the net proceeds of the offering for working capital and general corporate purposes, including without limitation, debt reduction purposes.

Use of Estimates

The preparation of our consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to exercise its judgment. We exercise considerable judgment with respect to establishing sound accounting policies and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and other financial information.

On an ongoing basis, we evaluate our estimates and judgments. Areas in which we exercise significant judgment include, but are not necessarily limited to, our valuation of accounts receivable, and income taxes, along with the estimated useful lives of depreciable property, plant and equipment.

We base our estimates and judgments on a variety of factors, including our historical experience, knowledge of our business and industry, current and expected economic conditions, and the attributes of our products and services. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

38

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

A description of significant accounting policies that require us to make estimates and assumptions in the preparation of our consolidated financial statements is as follows:

Revenue Recognition

We generate revenues from the sale of software licenses, both with and without professional services, from consulting services without an associated software sale, from maintenance services performed under periodic contracts and agreements that provide customers the use of our software applications as a service.

We recognize revenues in accordance with Accounting Standards Codification (“ASC”) topic 985-605 “Software Revenue Recognition” (“ASC 985-605”). We record revenues from the sale of software licenses when persuasive evidence of an arrangement exists, delivery has occurred, there are no significant uncertainties surrounding customer acceptance, the fees are fixed and determinable, and collection is considered probable.

If an undelivered element for the arrangement exists under the license arrangement, revenues related to the undelivered element are deferred based on vendor specific objective evidence (“VSOE”) of the fair value of the undelivered element. Often, multiple-element sales arrangements include arrangements where software licenses and the associated post contract customer support (“PCS”) are sold together. We have established VSOE of the fair value of the undelivered PCS element based on the contracted price for renewal PCS included in the original multiple element sales arrangement, as substantiated by contractual terms and our PCS renewal experience from our existing customer base.

In connection with the sale of software with professional services, we provide the customer with a solution that is customized or configured to fit the customer’s particular needs and/or our professional services are essential to the functionality of the software. In these arrangements, the software license and professional services do not qualify for separate accounting. Accordingly, we record the revenues for these sales as prescribed by ASC 985-605, in accordance with the contract accounting guidelines in ASC topic 605-35 “Revenue Recognition: Construction-Type and Production-Type Contracts” (“ASC 605-35”), after evaluating for separation of any non- ASC 605-35 elements in accordance with the provisions of ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements,” as updated.

The accounting guidelines require that the software license revenue to be recognized together with the professional services based on contract accounting using either the percentage-of-completion or completed-contract method. The company recognizes revenues for these contracts under the completed-contract method, as we believe it is the appropriate method. The contract is considered to be complete when persuasive evidence of an arrangement exists, the software has been installed on the customer’s site, there are no significant uncertainties surrounding acceptance by the customer, the fees are fixed and determinable, and collection is considered probable.

Revenues generated under maintenance contracts are recognized ratably over the term of the contract. Software as a service revenues are typically billed on a monthly or annual basis.

We assess whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. Our sales arrangements generally include standard payment terms; however, payment terms may be extended to accommodate the conditions of certain customers. These terms effectively relate to all customers, products and arrangements regardless of customer type, product mix or arrangement size.

We generally do not offer rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, do not provide for or make estimates of rights of return and similar incentives.

We establish allowances for doubtful accounts when available information causes us to believe that credit loss is probable.

39

Deferred Revenues

Deferred revenues relate to maintenance agreements which have been paid for by customers prior to the performance of those services, and payments received for professional services and license arrangements that have been deferred until completion under the company’s completed contract revenue recognition method. Generally, all revenues will be recognized within twelve months after the signing of the agreement.

40

OUR BUSINESS

Our History

Globalwise is a Nevada holding company incorporated in 1997, with a single operating subsidiary, Intellinetics, based in Columbus, Ohio. Globalwise has no material assets other than the ownership of Intellinetics. On February 10, 2012, Globalwise entered into then Exchange Agreement, with Intellinetics, Under the terms of the Exchange Agreement, all of the former shareholders of Intellinetics transferred to Globalwise all of their shares of Intellinetics in exchange for 28,034,850 shares of common stock of Globalwise, which represented approximately 86% of Globalwise’s total shares outstanding immediately following the closing of the transaction. Prior to the Share Exchange, Globalwise was a non-operating public shell company. As a result of the Share Exchange, Intellinetics became a wholly-owned subsidiary of Globalwise. Intellinetics is an Ohio corporation formed in December 1996. The Share Exchange was accounted for as a reverse merger and recapitalization of Intellinetics.

Company Overview

We are an Enterprise Content Management (ECM) software development, sales and marketing company serving both the public and private sectors. In the public sector, our products, services and process models serve, principally, the critical needs of law enforcement and compliance agencies within the state and local government establishment. We provide our software solutions principally through (i) the direct licensing of our software installed on customer computer platforms and (ii) providing the applications as a service, accessible through the internet. Our comprehensive solutions include services that range from pre-installation assessment, project scoping, implementation, consulting and ongoing software maintenance and customer support. In time, we anticipate that the provision of “cloud” application services, or software as a service, will become a more significant part of our software sales business.

Our software products allow customers to manage “enterprise content” (unstructured data such as hard-copy scanned documents, Word documents, Excel spreadsheets, JPEG files, images, pictures, faxes, audio/video files, emails, and PowerPoint presentations) through its entire life cycle. Our platform, Intellivue™, specializes in improving and enhancing business operations for clients by making document and content management simple, accessible and affordable. We offer industry-specific vertical “Composite Content Applications” to clients in a pre-configured, on-demand basis through our “On-Demand Solution Store™.” This approach to deploying templates for specific business processes empowers clients to affordably manage their complete document life cycle inherently within the turnkey IntellivueTM platform.

Products and Services

We sell two distinct software products – IntellivueTM , and RedactivueTM :

IntellivueTM

Our flagship platform, IntellivueTM , makes the economic and operational benefits of ECM readily available to underserved small to medium sized businesses, who in the past could not afford the turnkey platforms available only from providers such as International Business Machines Corporation (“IBM”) or EMC Corporation. Intellinetics is the only ECM provider in the market that offers the six core components of ECM inherently within a single price as part of its core go-to-market strategy. The single-price strategy makes cost of ownership simple to understand as support for a buying decision and distinguishes our marketing strategy from that of most ECM providers.

The six components of IntellivueTM are:

•	Image-processing Application: The IntellivueTM platform includes image processing modules used for capturing, transforming and managing images of paper documents. IntellivueTM supports distributed and high volume capture, optical and intelligent character recognition, and form-processing technology. IntellivueTM ’s open architecture enables plug-and-play compatibility with industry-leading advanced capture tools from providers such as Kofax and IBM (Datacap);

•	Records Management: The IntellivueTM records management module is designed to address needs relating to long-term retention of content through automation and policies, ensuring legal, regulatory and industry compliance for our clients;

•	Workflow/BPM: IntellivueTM is designed to support business processes, routing content electronically, assigning work tasks and states (e.g., reviews or approvals), and creating related audit trails;

41

•	Social Content: IntellivueTM addresses document sharing, collaboration and knowledge management, and project teams. Specifically, video files are the fastest-growing category of new content in this defined area. Previously referred to as “document collaboration,” social content reflects a broader audience and a range of content types;

•	Web Content Management: The IntellivueTM platform specifically addresses native functions such as templating, workflow, change management, and content deployment functions that deliver prepackaged or on-demand content (via Intellivue™ WebVue™). A key strength in this area is the ability of IntellivueTM to use our full-functioned web services based on our Software Development Kit (SDK) and Application Protocol Interface (API); and

•	Extended Components: IntellivueTM includes document composition and e-forms (via third-party OEM integration partnership), search, content and web analytics (via third-party Advanced OCR engine partnership), email and information archiving and packaged application integration (via Intellinetics’ DirectVue™).

RedactivueTM

Our second software product is RedactivueTM . The RedactivueTM platform addresses the industry need for redaction of confidential or legally protected information from documents prior to release to a third-party. RedactivueTM provides users the ability to quickly and efficiently design, test, and deploy intelligent redaction templates that support an unlimited number of unique content filters. In addition, RedactivueTM includes a comprehensive quality review and approval workflow engine that is completely configurable by document category.

Features of RedactivueTM :

•	Enables “Redaction-Aware” document management for business software applications quickly & easily.
•	Real-time filter testing provides methods to rapidly optimize accuracy using one of three powerful filter models (that is, template libraries):
•	Regular Expression/Pattern Matching;
•	Label Proximity; and
•	Fixed Templates.
•	Allows different redaction levels to simultaneously accommodate multiple views to the same document without any file duplication.
•	Preserves:
•	Redaction History;
•	Rules Applied; and
•	User Approval Workflow.
•	Exports comprehensive document and meta-data to any system, including:
•	ECM Platforms (e.g., SharePoint, IBM, EMC Corporation, Open Text, Hyland Software, and Oracle)
•	Websites; and
•	Host Business Applications (e.g., ERP, CRM, EMR, and HRIS).

Deployment Methods:

RedactivueTM is flexible and can function in several different deployment models across an organization, including:

•	As an end-to-end document management solution;
•	As a “pre-process” to an existing ECM; and
•	As an integrated sub-system to another host business software application (e.g., by redaction-enabling a Court Management System).

In addition, any of the above models can blend user controlled, semi-automated, or fully automated redaction methods to maximize our clients’ throughput, yet at the same time ensure their accuracy requirements.

42

Marketing and Sales

Historically, our marketing efforts have focused on generating sales leads primarily through the use of a direct sales force, limited channel partnership, and trade shows. To a lesser extent, we use our website featuring solution overviews, case studies, white papers, and customer testimonials. Our traditional direct sales approach changed dynamically in the fourth quarter of 2010.

In September 2010, we reviewed what we had learned from our limited channel relationships with such companies as Lexmark International, Inc., Tiburon, and ACS Wagers and began a focused sales transformation. We reduced our direct sales force and immediately began implementing a national channel partner strategy to market our suite of products (that is, Intellivue™, Redactivue™ and DCIDE™).We no longer market DCIDE™ as a stand-alone product. Intellivue™ and Redactivue™ are sold as distinct products with DCIDE™ as an expansion option for Intellivue™. For purposes of this section, a “channel partner” is a company that we partner with to market and sell our products and technologies.

These refinements in our marketing strategy have led to a substantial increase in new customers within the first twelve months after implementation. As a result, we are now committed to offering a best-in-class channel partner program serving mid-market customers in both the public and private sectors. In 2011 and 2012, we placed increased effort on building the support infrastructure required to compete more efficiently using a channel partner strategy. Through these efforts, we now have expanded to 20 reselling partners across the entire United States, which partners we believe are positioned to yield financial growth in 2013. At this time, we have two partnerships internationally, with SOIN Integrales (www.soin.co.cr) that services the Latin America geographies, and Think Office Technology (www.thinkoffice.com.au/) that services Australia. We will continue to explore additional international partner distribution opportunities.

The historic sales cycle for ECM products has been long (that is, 18-24 months) when compared to that of most ECM vendors. We believe the combination of our open-source platform and ‘on-demand’ solution templates delivered as a packaged Cloud platform sold through a select distribution channel with simple inclusive pricing models will help us realize a much shorter sales cycle, ranging from 30 to 120 days. We believe this sales cycle contraction will set a new benchmark within the ECM industry for time-to-value from an end-user perspective while supporting an efficient increase in net new subscribers.

We believe that a targeted increase in channel relationships will dynamically increase our sales. Our goal is to have approximately 35 channel relationships selling our Intellinetics suite by the end of 2013. A new partner portal on our website was launched in November 2011 and enhanced in the second half of 2012. During the third and fourth quarters of 2011 and fiscal year 2012, we witnessed a dramatic increase in our sales funnel through our increased channel network. We view this channel transformation as a critical component of our future business success.

Competition and Market Position

The market for our products is highly competitive, and we expect that competition will continue to intensify as the ECM markets consolidate. We believe our primary competitors in our market, the small-to-medium business sector, are Perceptive Software, Hyland Software, and Laserfiche. The principal competitive factors affecting the market for our software products and services include: (i) vendor and product reputation; (ii) product quality, performance and price; (iii) the availability of software products on multiple platforms; (iv) product scalability; (v) product integration with other enterprise applications; (vi) software functionality and features; (vii) software ease of use; (viii) the quality of professional services, customer support services and training, and (ix) the ability to address specific customer business problems. We believe that the relative importance of each of these factors depends upon the concerns and needs of each specific customer.

For the small-to-medium market, computer industry leaders such as Microsoft, IBM, EMC Corporation, Open Text, and Oracle all face the same problem: they either cannot scale bi-directionally (that is, cannot scale down, and have no lower price point for offerings), or are proprietary in nature and do not integrate well with others. Therefore, these leaders are caught in a price-point dilemma and may face decreases in market share. Due to their operating overhead, these vendors’ easiest path into the small-to-medium business sector or enterprise augmentation (‘departmental play’) is through acquiring a smaller ECM vendor such as Intellinetics. Alternatively, these vendors may simply avoid such opportunities, leaving an evergreen field of opportunities for Intellinetics.

We believe that Intellinetics has advantages over our competitors in the small-to-medium market. In our view, Intellinetics will remain competitive by remaining a focused niche provider with product offerings aligned with buyer-specific requirements. We anticipate that Intellinetics will benefit from three specific advantages already in place:

•	We leverage the “On-Demand Solution Store™” framework to reduce the time and cost of on-boarding new clients and expanding footprint with existing clients. Our solution templates substantially reduce change management costs and contain most of the best practices for horizontal and vertical business processes.

•	We deliver a superior value proposition to the SMB market by combining inclusive licensing with simple, capacity-based pricing models via the Cloud, brought to market through a comprehensive channel network of proven SMB solution providers.

•	We access and satisfy pent-up demand for ECM within captive user bases in the SMB market with out-of-the-box integrations with the leading business software solution providers who serve these segments such as Primary Solutions, Sycle.net, and PHA Web.

43

We believe, with these competitive strengths, that Intellinetics is well positioned as a niche ECM provider for the small-to-medium business sector offering a complete world of ECM on one single turnkey platform – Intellivue™, requiring no modular pricing, enabling our clients to assemble, protect, find, collaborate on and ultimately use their content more effectively. IntellivueTM can provide a complete set of industry-unique CCA solutions (also known as “on-demand” solution templates), accelerated by cloud delivery, that have been previously unavailable to the markets we serve.

Customers

In 2012, we marketed our Intellinetics product suite (that is, Intellivue™, Redactivue™ and DCIDE™), and now market Intellivue™, and Redactivue™,. primarily to companies in the public and private sectors within the United States, Canada, Latin America, and Australia. Revenues from a limited number of clients have accounted for a substantial percentage of our total revenues. Intellinetics’ two largest clients, FormFast (“Formfast”) and the Tiburon, Inc. (“Tiburon”), accounted for approximately 16% and 12%, respectively, of our revenues for the year ended December 31, 2012. For the year ended December 31, 2011, our two largest clients, Careworks ("Careworks") and Ohio Office of Budget Management ("OBM"), accounted for approximately 11% and 10% respectively, of our revenues.

For the years ended December 31, 2012 and 2011, government contracts represented approximately 39% and 73% of our net revenues, respectively. For the twelve months ended December 31, 2012, the most significant of those government contracts represented approximately 4% of our net revenues. In 2011, the most significant of those government contracts, represented 11% of our net revenues. Due to their dependence on state, local and federal budgets, government contracts have short terms, typically less than 18 months. Since our inception, our contracts with government customers have generally renewed on the original terms and conditions upon expiration. A significant portion of our sales to Tiburon and Lexmark represent ultimate sales to government agencies.

Intellectual Property

Our software and most of the underlying technologies are built on a Microsoft.Net framework. We rely on a combination of copyright, trademark laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary intellectual property rights.

Customers license the right to use our software products on a non-exclusive basis. We grant to third parties rights in our intellectual property that allow them to market certain of our products on a non-exclusive or limited-scope exclusive basis for a particular application of the product or to a particular geographic area.

While we believe that our intellectual property as a whole is valuable and our ability to maintain and protect our intellectual property rights is important to our success, we also believe that our business as a whole is not materially dependent on any particular trademark, license, or other intellectual property right.

Government Regulation

We are subject to federal, state and local laws and regulations affecting our business. Other than government procurement rules affecting sales to governmental customers, we do not believe that we are subject to any special governmental regulations or approval requirements affecting our products or services. Complying with the regulations and requirements applicable to our business does not entail a significant cost or burden. We believe that we are in compliance in all material respects with all applicable governmental regulations.

Research and Development

We design, develop, test, market, license, and support new software products and enhancements of current products. Recent examples of significant trends in the software industry include cloud computing, mobility, social media, and software as a service. We continuously monitor our software products and enhancements to remain compatible with standard platforms and file formats. We expense as incurred, our software development costs.

44

Employees

As of March 31, 2013, we employed total of 18 individuals, all are full-time employees. We believe that relations with our employees are good. Our employees are not represented by a labor union, and we do not have collective bargaining arrangements with any of our employees.

Properties

Our property consists of an office facility measuring approximately 6,000 square feet in Columbus, Ohio that we lease for our headquarters and chief executive offices. The monthly rental payment is $3,375. The lease term continues until December 31, 2014.

Legal Proceedings

We are not involved in any pending legal proceedings and are not aware of any threatened or contemplated legal proceedings against us.

Executive Officers and Board of Directors

Executive Officers and Board of Directors

The following table sets forth the name, age, and position of each of our Board of Directors and our executive officers as of May 15, 2013. Mr. Matthew L. Chretien, our Executive Vice President, Chief Technology Officer, Treasurer, and a Director, is the son of Mr. A. Michael Chretien, our Chairman of the Board, Vice President of Compliance, and Secretary. There are no other family relationships among any of our Directors and Executive Officers.

Name	Age	Position
William J. Santiago	47	President, Chief Executive Officer, and Director

Matthew L. Chretien	45	Executive Vice President, Chief Technology Officer, Treasurer, and Director

Kendall D. Gill	65	Chief Financial Officer

A. Michael Chretien	73	Chairman of the Board, Vice President of Compliance, and Secretary

Rye D’Orazio	58	Director

Thomas D. Moss	56	Chief Software Engineer, and Director

William J. Santiago, President, Chief Executive Officer, and Director.

Mr. Santiago is our President and Chief Executive Officer and serves as a member of our board of directors. He has served as President and Chief Executive Officer of Intellinetics since September 2011. From 2010 until September 2011, Mr. Santiago was employed as Intellinetics’ Executive Vice President and General Manager. Prior to joining Intellinetics, Mr. Santiago held several positions at Lexmark International, most recently as Director, Content Management Sales Practices. In 2008, Mr. Santiago, when he was President & CEO of The American Fight League, filed chapter 7 business bankruptcy for The American Fight League, which was discharged in 2010.

Matthew L. Chretien, Executive Vice President, Chief Technology Officer, Treasurer, and Director.

Mr. Matthew L. Chretien is our Executive Vice President, Chief Technology Officer, and Treasurer and serves as a member of our board of directors. He is a co-founder of Intellinetics and has served as Intellinetics’ Executive Vice President, Chief Technology Officer, Chief Financial Officer, and Treasurer since September 2011. Mr. Chretien resigned from the Chief Financial Officer position in September 2012. From January 1999 until September 2011, Mr. Chretien was employed as Intellinetics’ President and Chief Executive Officer. From 1996 until 1999, Mr. Chretien was employed as Intellinetics’ Vice President. Prior to joining Intellinetics, Mr. Chretien served as the field sales engineer for Unison Industries, a manufacturer of aircraft ignition systems.

45

Kendall D. Gill, Chief Financial Officer.

Mr. Gill is our Chief Financial Officer. He has served as Chief Financial Officer since September 2012. Prior to joining the company as the Chief Financial Officer of the company, Mr. Gill served as an accounting contractor to the company since September 15, 2011. From May 2006 to September 2011, Mr. Gill served as the Chief Financial Officer of PT Brands, Inc. From May 2010 to August 2012, Mr. Gill served as President and CEO of Gill Products, LLC. Mr. Gill is a Certified Public Accountant and worked as an Audit Manager at Coopers & Lybrand from 1974 to 1985.

A. Michael Chretien, Chairman of the Board, Vice President of Compliance, Secretary.

Mr. A. Michael Chretien is our Chairman of the Board, Vice President of Compliance, and Secretary and serves as a member of our board of directors. He is a co-founder of Intellinetics and has served as Intellinetics’ Chairman of the Board, Vice President of Compliance, and Secretary since September 2011. From 1999 until September 2011, Mr. Chretien was employed as Intellinetics’ Vice President. Prior to joining Intellinetics, Mr. Chretien served for twenty-six years in the Federal Bureau of Investigation.

Rye D’Orazio, Director.

Mr. D’Orazio serves as a member of our board of directors, and has served as a director of Intellinetics since 2006. Mr. D’Orazio has been a partner at Ray & Barney Group since 2001. From 1995 to 2000, Mr. D’Orazio served as Vice President of Professional Services at Compucom. From 1985 to 1995, Mr. D’Orazio was a partner at NCGroup, which he founded. From 1982 to 1995, Mr. D’Orazio was employed as the Vice President of Professional Services at Triangle Systems, and from 1977 to 1982, Mr. D’Orazio was employed as a systems engineer at Electronic Data Systems.

Thomas D. Moss, Director.

Mr. Moss serves as a member of our board of directors. He is the co-founder of Intellinetics and has served as Intellinetics’ Chief Software Engineer since 1996. Prior to joining Intellinetics, Mr. Moss was employed as a senior software developer at North American Computer Services from 1988 to 1994. From 1983 to 1988, Mr. Moss was employed as a programmer/analyst at Confidential Data Services.

Board Composition

Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of five members. Under the terms of the private placement, effective February 28, 2013, the placement agent has an exclusive right to appoint one director for a period of two years. The placement agent has not appointed a director at this time.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman of the Board and the Chief Executive Officer positions should be separate or combined, we have determined that at this time, it is in the best interests of the company and its shareholders to separate these roles. Mr. Santiago is our President and Chief Executive Officer. Mr. A. Michael Chretien is our Chairman of the Board. We believe it is in the best interests of the company to have the roles separated because it allows us to separate the strategic and oversight roles within our board structure.

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel and others, as considered appropriate regarding our company’s assessment of risks. Management keeps our board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect the company, and how management addresses those risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy. While the board oversees our company, our company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Board Meetings

During the fiscal year ended December 31, 2012, our board of directors held six meetings. All directors attended 100% of meetings of the board and board committees on which they served. We did not hold an annual meeting of stockholders in 2012 because we were a non-operating public shell company until Globalwise entered into a securities exchange agreement by and between itself and Intellinetics, an Ohio corporation, on February 10, 2012 (the “Share Exchange”). We filed our first Annual Report on Form 10-K for the fiscal year ended December 31, 2012, on April 1, 2013, after ceasing to be a shell company following the Share Exchange. We hope to hold our first annual meeting of stockholders in 2013 after ceasing to be a shell company. We do not have a formal policy relating to director attendance at annual meetings.

46

Executive Sessions

During the fiscal year ended December 31, 2012, the non-executive directors did not hold any executive sessions of the board; we do not have a formal policy on required executive sessions of the board, but our board can hold executive sessions when needed.

Director Independence

We are a smaller reporting company with a small number of directors and officers who have active roles in our operations. As a result, we do not currently have any independent directors. It is anticipated that, in the near future, the board of directors will recruit independent directors to join the board and also our compensation and audit committees, with the audit committee including an audit committee financial expert.

Board Committees

We have established an audit committee, and a compensation committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. We have filed the charters of the audit committee, and the compensation committee as exhibits 99.1 and 99.2, respectively to our Quarterly Report on Form 10-Q filed on May 15, 2012. In addition, the charters for these committees are available in print to any stockholder who requests a copy. Please direct all requests to our Secretary, Globalwise Investments, Inc., 2190 Dividend Drive, Columbus, OH 43228.

Audit Committee

Our audit committee provides oversight of our accounting and financial reporting process, the audit of our consolidated financial statements and our internal control function. Among other matters, the audit committee assists our board of directors in the oversight of the independent registered public accounting firm qualifications, independence and performance; is responsible for the engagement, retention and compensation of the independent auditors; review the scope of the annual audit; review and discuss with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements including the disclosures in our annual and quarterly reports filed with the SEC; reviews our risk assessment and risk management processes; establish procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or audit matters; approve audit and permissible non-audit services provided by our independent registered public accounting firm; and review and approve related person transactions.

As of December 31, 2012, the members of our audit committee were Mr. D’Orazio and Mr. Haddix, with Mr. Haddix serving as the chair of the committee. As disclosed above, Mr. Haddix resigned from the Board on April 2, 2013. Each of Messrs. D’Orazio and Haddix are not independent directors under the applicable rules and regulations of the SEC. We believe, members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC. We have not evaluated our members of our audit committee to determine if they are financial experts as defined under the applicable rules of the SEC. The audit committee met four times during the fiscal year ended December 31, 2012. Mr. Shealy, who resigned from the Board on December 17, 2012 as disclosed above, was the chair of the committee prior to his resignation.

Compensation Committee

Our compensation committee adopts and administers the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team. In addition, among other things, our compensation committee annually evaluates, in consultation with our board of directors, the performance of our Chief Executive Officer, reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executives, and evaluates the performance of these executives in light of those goals and objectives.

As of December 31, 2012, the members of our compensation committee were Messrs. D’Orazio and Mr. Haddix, with Mr. D’Orazio serving as the chair of the committee. As disclosed above, Mr. Haddix resigned from the Board on April 2, 2013. The members of our compensation committee are not independent under the applicable rules and regulations of the SEC. The compensation committee met one time during the fiscal year ended December 31, 2012. Mr. Shealy, who resigned from the Board on December 17, 2012 as disclosed above, was a member of the committee.

47

Legal Proceedings

We are not aware of any material proceedings in which any of our directors, executive officers or affiliates, any owner of record or beneficial owner of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.

Code of Ethics

We have not yet adopted a code of ethics, although we expect to do so as we develop our infrastructure and business. Our single operating subsidiary, Intellinetics, has a Code of Ethics. The Intellinetics code of ethics is available upon request from our Secretary, Globalwise Investments, Inc., 2190 Dividend Drive, Columbus, OH 43228.

Stockholder Communication with our Board of Directors

Stockholders may send communications to our board of directors by writing to Globalwise Investments, Inc., 2190 Dividend Drive, Columbus, OH 43228, Attention: Board of Directors.

EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our named executive officers, or NEOs, consist of (i) the individual who served or acted as the company’s principal executive officer during the last completed fiscal year; (ii) the company’s two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the last completed fiscal year; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that the individual was not serving as one of our executive officers at the end of the last completed fiscal year.

Summary Compensation Table

The following information is furnished for the years ended December 31, 2012 and December 31, 2011 for our principal executive officer and the two most highly compensated officers other than our principal executive officer:

For Years Ended December 31, 2012 and 2011 Executive Compensation

The following table sets forth certain information with respect to compensation for the fiscal years ended December 31, 2012 and 2011 earned by, paid to or deferred by our President and Chief Executive Officer and two other most highly compensated executive officers in 2012 and 2011 (collectively, the “Named Executive Officers” or “NEOs”).

Name & Principal Position	Year	Salary ($)			Bonus ($)	Stock Awards(1) ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation (2)($)	Total ($)
William J. Santiago	2012		$204,000	(3)	$-	$			$-	$-	$-	$4,834		$208,834
President and CEO	2011		$204,000		$-		$12,793	$		$-	$-	$5,098		$221,891
Kendall D. Gill	2012		$65,288	(4)	$-		$175,000		$-	$-	$-	$-		$240,288
Chief Financial Officer	2011		$-		$-		$-		$-	$-	$-	$-		$-
Matthew L. Chretien	2012		$195,000	(5)	$-	$			$-	$-	$-	$13,850		$200,934
EVP, Chief Technology Officer and Treasurer	2011		$157,333		$-	$			$-	$13,850	$-	$-		$171,183
A. Michael Chretien	2012	$			$-		$-		$-	$-	$-	$-	$
Chairman of the Board, VP of Compliance and Secretary	2011		$97,500		$-		$803		$-	$-	$-	$-		$98,303

48

(1)	Represents the aggregate grant date fair value for awards made to the named executive officers with respect to the fiscal year indicated, computed in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation (formerly FASB Statement 123R).
(2)	Represents commissions earned on gross Intellinetics software and professional services revenue received related to transactions for which the executive officer was responsible. These commissions were earned prior to February 10, 2012. The company ceased paying commissions to the executive officers following February 10, 2012, upon consummating the Share Exchange.
(3)	Mr. Santiago received compensation of $204,000 in salary, out of which, he was paid $181,373, and $27,461 was deferred.
(4)	Mr. Gill was appointed Chief Financial Officer of the company on September 24, 2012. Prior to joining the company as the Chief Financial Officer, Mr. Gill served as an accounting contractor to the company since September 15, 2011. Between January 1, 2012 and September 23, 2012, Mr. Gill received compensation of $26,250 as an accounting contractor. Between September 24, 2012 and December 31, 2012, Mr. Gill received compensation of $39,038 as the Chief Financial Officer of the company. Out of the $26,250 that Mr. Gill received in compensation as an accounting contractor, he was paid $15,000, and $11,250 was deferred. Out of the $39,038 that Mr. Gill received in compensation as the Chief Financial Officer, he was paid $27,884, and $11,154 was deferred.
(5)	Mr. Matthew L. Chretien earned $195,000 in salary, out of which, he was paid $170,776, and $30,158 was deferred.

Employment Agreements with our Executive Officers

At the time of the Share Exchange, Intellinetics had employment agreements with its three executive officers, William J. Santiago, Matthew L. Chretien, and A. Michael Chretien. Each of these agreements is dated as of September 16, 2011. The agreements remain in effect between Intellinetics and each of the aforementioned officers following the Share Exchange. Globalwise does not have separate employment agreements with William J. Santiago, Matthew L. Chretien, and A. Michael Chretien because we believe the agreements between Intellinetics and each of the above named executive officers is expected to control the terms of their employment with the company, as Intellinetics is the sole operating subsidiary of the company. On September 24, 2012, pursuant to an Offer of Employment and Employment Agreement, we appointed Kendall D. Gill as the Chief Financial Officer.

Employment Agreement with William J. Santiago

Under this agreement, Mr. Santiago agrees to serve as the President and Chief Executive Officer of Intellinetics, and to devote his full-time efforts to his employment with Intellinetics. Pursuant to the agreement, Mr. Santiago (i) receives compensation at the rate of $204,000 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, and (iii) may become eligible, at the sole discretion of Intellinetics, for profit sharing, commissions, and bonuses. The term of the agreement is indefinite, and both parties stipulate and agree that Mr. Santiago is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics discontinues the operation of its business, or (ii) at the option of Intellinetics in the event that Mr. Santiago becomes permanently disabled. Under the agreement, Mr. Santiago covenants (i) not to disclose trade secrets or proprietary information of Intellinetics, (ii) not to solicit customers, clients, or employees of Intellinetics for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics in the state of Ohio for a period of six months after termination of his employment.

Employment Agreement with Matthew L. Chretien

Under this agreement, Mr. Chretien agrees to serve as the Executive Vice President, Chief Technology Officer, Principal Financial Officer, Principal Accounting Officer, and Treasurer of Intellinetics, and to devote his full-time efforts to his employment with Intellinetics. Pursuant to the agreement, Mr. Chretien (i) receives compensation at the rate of $195,000 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iii) may become eligible, at the sole discretion of Intellinetics, for profit sharing, commissions, and bonuses, and (iv) will receive, based on his remaining employed on January 1, 2012, a deferred compensation benefit in the form of a lump sum payment of $100,828 on March 31, 2015. The term of the agreement is indefinite, and both parties stipulate and agree that Mr. Chretien is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics discontinues the operation of its business, or (ii) at the option of Intellinetics in the event that Mr. Chretien becomes permanently disabled. Under the agreement, Mr. Chretien covenants (i) not to disclose trade secrets or proprietary information of Intellinetics, (ii) not to solicit customers, clients, or employees of Intellinetics for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics in the state of Ohio for a period of six months after termination of his employment. As disclosed above, on September 24, 2012, Mr. Chretien resigned from the Principal Financial Officer position with the appointment of Kendall D. Gill as the Chief Financial Officer.

49

Employment Agreement with A. Michael Chretien

Under this agreement, Mr. Chretien agrees to serve as the Chairman of the Board, Vice President of Compliance, and Secretary of Intellinetics, and to devote his full-time efforts to his employment with Intellinetics. Pursuant to the agreement, Mr. Chretien (i) receives compensation at the rate of $97,500 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iii) may become eligible, at the sole discretion of Intellinetics, for profit sharing, commissions, and bonuses, and (iv) will receive, based on his remaining employed on January 1, 2012, a deferred compensation benefit in the form of a lump sum payment of $114,183 on March 31, 2015. The agreement also notes that Mr. Chretien’s equity interest in Intellinetics (which has been exchanged for an equity interest in Globalwise in connection with the Share Exchange) is considered part of Mr. Chretien’s compensation. The term of the agreement is indefinite, and both parties stipulate and agree that Mr. Chretien is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics discontinues the operation of its business, or (ii) at the option of Intellinetics in the event that Mr. Chretien becomes permanently disabled. Under the agreement, Mr. Chretien covenants (i) not to disclose trade secrets or proprietary information of Intellinetics, (ii) not to solicit customers, clients, or employees of Intellinetics for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics in the state of Ohio for a period of six months after termination of his employment.

Employment Agreement with Kendall D. Gill

Under this agreement, Mr. Gill (i) receives compensation at the rate of $145,000 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, and (iii) may become eligible, at the sole discretion of the company, for profit sharing, and bonuses. The term of the agreement is indefinite, and both parties stipulate and agree that Mr. Gill is an “at will” employee under Ohio law, which governs the agreement. Under the agreement, Mr. Gill covenants (i) not to disclose trade secrets or proprietary information of the company, (ii) not to solicit customers, clients, or employees of the company for a period of two years after termination of the agreement, and (iii) not to compete with the company in the state of Ohio for a period of six months after termination of his employment. Under the agreement, on September 24, 2012, Mr. Gill was awarded 250,000 restricted common shares of the company, $0.001 par value, (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

Director Compensation

Our directors were not compensated for services rendered as a director during the year ended December 31, 2012 and 2011. We currently do not compensate our directors for their services as directors.

In order to attract and retain qualified independent directors, we plan to adopt a compensation plan for non-employee directors that may include cash, and equity-based compensation, although no formal compensation arrangements have been authorized or approved as of the date of this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise noted below, the following table sets forth the beneficial ownership of our common stock as of May 15, 2013 by:

•	each person known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days of May 29, 2013. These shares are deemed to be outstanding and beneficially owned by the person holding the applicable options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of ownership of each beneficial owner is based on 49,210, 261 issued and outstanding (this includes the warrants that have been issued that are covered in the 50,000,000 authorized shares). With respect to Matthew Chretien and A. Michael Chretien, their ownership percentage includes the warrants issued to them that cannot be exercised until the shareholders increase the number of authorized shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

50

Except as otherwise noted below, the address for persons listed in the table is c/o Globalwise Investments, Inc., 2190 Dividend Drive, Columbus, Ohio 43228.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned		Percentage of Shares Outstanding (1)
Matthew L. Chretien, Executive VP, Chief Technology Officer, Treasurer, and Director	9,774,300	(2)	18.54%

A. Michael Chretien, Chairman of the Board, VP of Compliance, Secretary	9,727,800	(3)	18.46%

William J Santiago, President, Chief Executive Officer, Director	3,259,650		6.62%

Alpharion Capital Partners(4)	3,293,788		6.69%

Kendall D Gill, Chief Financial Officer	250,000		*

Rye D'Orazio, Director	1,376,400		2.80%

Thomas D. Moss, Chief Software Engineer, Director	2,478,450		5.04%

Officers and Directors as a Group (6 Persons)	26,866,600	(6)	51.46%

* Less than 1%

(1)	Based upon 49,210,261 shares of common stock issued and outstanding.
(2)	As disclosed elsewhere in this prospectus, under the heading “Return to Treasury of Shares and Issuance of Contingent Warrants”, Mr. Matthew Chretien returned 3,500,000 shares of our common stock to us in consideration for the company issuing to Mr. Matthew Chretien a warrant to purchase 3,500,000 shares of common stock at an exercise price of $0.001 per share, if the shareholders authorize an increase in the number of authorized shares. The beneficial ownership includes 3,500,000 shares of common stock underlying the warrant owned by Mr. Matthew Chretien.
(3)	As disclosed elsewhere in this prospectus, under the heading “Return to Treasury of Shares and Issuance of Contingent Warrants”, Mr. Michael Chretien returned 3,500,000 shares of common stock to the company in consideration for the company issuing to Mr. Michael Chretien a warrant to purchase 3,500,000 shares of common stock at an exercise price of $0.001 per share, if the shareholders authorize an increase in the number of authorized shares. The beneficial ownership includes 3,500,000 shares underlying the warrant owned by Mr. Michael Chretien.

(4)	Number of shares beneficially owned and the percentage of shares outstanding for Alpharion Capital Partners is based on reasonable assumption that Alpharion continues to own all shares it held as of February 15, 2013. The last known address of Alpharion Capital Partners is Attn: Rick Hughes, 4121 Browns Lane, B13, Louisville, Kentucky 40220.

(5)	Includes an aggregate total of 7,000,000 shares of common stock underlying the warrant owned by Messrs. Matthew Chretien and Michael Chretien in footnotes (2) and (3) above.

51

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On February 10, 2012, Globalwise entered into the Exchange Agreement with Intellinetics, an Ohio corporation formed in December 1996. Under the terms of the Exchange Agreement, all of the former shareholders of Intellinetics transferred to Globalwise all of their 6,029 shares of Intellinetics in exchange for 28,034,850 shares of common stock of Globalwise, which represented approximately 86% of the company’s total shares outstanding immediately following the closing of the transaction. Prior to the Share Exchange, Globalwise was a non-operating public shell company. As a result of the Share Exchange, Intellinetics became a wholly-owned subsidiary of Globalwise. The Share Exchange was accounted for as a reverse merger and recapitalization of Intellinetics. The Globalwise shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

From January 17, 2012 to February 3, 2012, the company issued a total of $130,000 in contingently convertible notes to certain of its employees and friends and family of its officers and directors(the “Friends and Family Notes”). Of the $130,000 aggregate value of contingently convertible notes issued, $50,000 of these notes were issued to relatives of the company’s founders and officers, The proceeds were used for working capital needs and operating as a public company. The Friends and Family Notes became due and payable on June 1, 2012, however if certain conditions were met, each of the Friends and Family Notes, could be converted at the holder’s discretion, based on a conversion ratio, to newly issued shares of the company’s common stock. The note holders notified the company of their intention to convert in accordance with the term of the notes, however, the notes did not provide for a notice provision for the note holder to exercise the conversion feature and was ambiguous as to the issuer of the shares upon conversion. As such, effective July 20, 2012, the company and each holder of the notes, entered into a First Amendment To Convertible Promissory Notes and all the Friends and Family Notes were converted to common shares of the company, at the election of each note holder. Pursuant to such conversion, on July 20, 2012, the company issued a total of 162,063 common shares, $0.001 par value, (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

On March 29, 2012, the company issued an unsecured note payable to Ramon Shealy ("Mr. Shealy"), a then director (who subsequently resigned for personal reasons, as disclosed above) of the company, in the amount of $238,000, bearing interest at a rate of 10% for the term of the note (the “$238,000 Shealy Note”). All principal and interest was due and payable on June 27, 2012. On June 27, 2012, the maturity was extended to August 27, 2012. On August 27, 2012 the maturity was extended to October 25, 2012. On October 24, 2012 the maturity was extended to November 24, 2012 (see below for further extension of the $238,000 Shealy Note). On April 16, 2012, the company issued a note payable to Mr. Shealy, in the amount of $12,000, bearing interest at a rate of 10% per quarter (the “$12,000 Shealy Note”). All principal and interest was due on July 15, 2012. On July 12, 2012 the maturity was extended to September 13, 2012. On August 27, 2012 the maturity was extended to November 12, 2012. On November 11, 2012 the maturity was extended to November 24, 2012. On November 24, 2012 the $238,000 Shealy Note and the $12,000 Shealy Note were combined into a $250,000 promissory note, under the same terms, with a maturity date of January 1, 2014.

On June 20, 2012, the company issued an unsecured promissory note payable to a relative of Mr. A. Michael Chretien and Mr. Matthew L. Chretien, in the amount of $14,000, due July 1, 2014 and bearing interest at 5% per annum, with the principal and interest to be paid on maturity (the “$14,000 Jackie Chretien Note”). On March 5, 2013, the company paid off in full, all principal of the $14,000 Jackie Chretien Note, plus all accrued interest through December 31, 2012, in the amount of $493. Additionally on March 5, 2013, the company paid accrued interest in the amount of $9,014 to Jackie Chretien relating to an $80,000 promissory note issued by the company to Jackie Chretien on March 2, 2009.

On July 16, 2012, the company issued an unsecured note payable to a shareholder, Mr. Haddix (who on December 13, 2012 became a member of the board of directors of the company, and subsequently resigned from the Board on April 2, 2013 for health reasons, as disclosed above), in the amount of $95,000, due 45 days from the date of issuance and bearing interest at a rate of 10% per annum, with the principal and interest to be paid on maturity (the “$95,000 Haddix Note”). On August 29, 2012 the maturity was extended to November 16, 2012. On November 16, 2012, the maturity was extended to December 16, 2012. On December 14, 2012 the maturity was extended to January 15, 2013. All other provisions of the promissory note were unchanged. On January 14, 2013, Globalwise entered into a satisfaction of note agreement with Mr. Haddix whereby Mr. Haddix surrendered the $95,000 Haddix Note and accrued interest in the amount of $4,659 (for a total of $99,659) to Globalwise and discharged the principal and accrued interest in the amount of $99,659 in consideration for Globalwise issuing to Mr. Haddix a convertible promissory note in the amount of $99,659 due February 15, 2013 at an interest rate of 10%. On January 14, 2013, Mr. Haddix exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Mr. Haddix 311,434 restricted common shares, $0.001 par value, at $0.32 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

52

On July 20, 2012, the company issued an unsecured note payable to the Mr. Haddix in the amount of $25,000, due 45 days from the date of the issuance and bearing interest at a rate of 10% per annum, with the principal and interest to be paid on maturity. On August 29, 2012 the maturity was extended to November 16, 2012. On November 16, 2012 the maturity for the note was extended to December 14, 2012. On December 14, 2012 the maturity for the note was extended to January 15, 2013. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Mr. Haddix whereby Mr. Haddix surrendered a note between Mr. Haddix and Globalwise with an outstanding amount of $25,000 and accrued interest in the amount of $1,103 (for a total of $26,103) to Globalwise and discharged the principal and accrued interest in the amount of $26,103 in consideration for Globalwise issuing to Mr. Haddix a convertible promissory note in the amount of $26,103 due January 15, 2013 at an interest rate of 10%. On December 31, 2012, Mr. Haddix exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Mr. Haddix 87,009 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On November 26, 2012, Mr. Haddix, invested $60,000 in the company and the company issued to Mr. Haddix 240,000 restricted common shares of the company, $0.001 par value, based on the closing price on November 26, 2012 of $0.25 per shares (subject to the applicable holding period restrictions under Rule 144) and three year warrants to purchase 85,714 common shares of the company, $0.001 par value at $0.70 per common share (if applicable, subject to applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

On February 22, 2001, Intellinetics, issued an unsecured promissory note to Dr. Love, a relative of Matthew L. Chretien, in the amount of $199,537, bearing interest at a rate of 8.65% per annum (the “$199,537 Dr. Love Note”). From time to time, the company has paid $42,245 on the principal amount of the $199,537 Dr. Love Note. The company owed the relative $157,292 of the principal amount in addition to $130,279 of accrued interest, for an aggregate total of $287,571 (principal and interest). On December 31, 2012, Intellinetics assigned the aggregate amount of $287,571 (principal and accrued interest) of the $199,537 Dr. Love Note between Intellinetics and Dr. Love to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Dr. Love whereby Dr. Love surrendered a note with an outstanding amount of $157,292 and accrued interest in the amount of $130,279 (for an aggregate total of $287,571) to Globalwise and discharged the principal and accrued interest in the amount of $287,571 in consideration for Globalwise issuing to Dr. Love a convertible promissory note in the amount of $287,571 due January 1, 2014 at an interest rate of 8.65%. On December 31, 2012, Dr. Love exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Dr. Love 958,570 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

Return to Treasury of Shares and Issuance of Contingent Warrants

On February 15, 2013, the company and A. Michael Chretien entered into a return to treasury agreement dated February 15, 2013, whereby A. Michael Chretien returned 3,500,000 shares of common stock of the company, par value $0.001 per share to the company. As consideration for A. Michael Chretien returning to treasury 3,500,000 shares of common stock he owned, the company issued one four-year warrant to A. Michael Chretien with a right to purchase 3,500,000 shares of common stock at $0.001 per share within four-years of the shareholders of the company increasing the number of authorized shares of common stock of the company, with piggyback registration rights. The warrant issued to A. Michael Chretien has a right of first refusal for A. Michael Chretien to exercise up to 3,500,000 shares prior to the company issuing shares of common stock in any transaction. The company issued the warrant to A. Michael Chretien in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On February 15, 2013, the company and Matthew Chretien entered into a return to treasury agreement dated February 15, 2013, whereby Matthew Chretien returned 3,500,000 shares of common stock of the company, par value $0.001 per share to the company. As consideration for Matthew Chretien returning to treasury 3,500,000 shares of common stock he owned, the company issued one four-year warrant to Matthew Chretien with a right to purchase 3,500,000 shares of common stock at $0.001 per share within four-years of the shareholders of the company increasing the number of authorized shares of common stock of the company, with piggyback registration rights. The warrant issued to Matthew Chretien has a right of first refusal to exercise up to 3,500,000 shares prior to the company issuing shares of common stock in any transaction, other than pursuant to the warrant issued to A. Michael Chretien. The company issued the warrant to Matthew Chretien in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

53

Notes payable due to related parties consist of the following:	December 31, 2012	December 31, 2011
The $199,537 Dr. Love Note	$-	$157,292
The $95,000 Haddix Note+	95,000	-
Notes payable, bearing interest at 5.00% per annum. Principal and unpaid interest are due on January 1, 2014**	105,415	105,415
The $14,000 Jackie Chretien Note*	14,000	-
The $250,000 Shealy Note	250,000	-
Total notes payable - related party	464,415	262,707
Less current portion	(95,000)	-
Long-term portion of notes payable-related party	$369,415	$262,707

+ On January 15, 2013, Mr. Haddix converted the $95,000 note and all accrued interest into shares of the company.

*On March 5, 2013, the company paid off in full, all principal of the $14,000 Jackie Chretien Note, plus all accrued interest through December 31, 2012, in the amount of $493.

**On March 5, 2013, the company paid accrued interest in the amount of $9,014 to Jackie Chretien relating to an $80,000 promissory note issued by the company to Jackie Chretien on March 2, 2009.

Involvement in Certain Legal Proceedings

To our knowledge, other than as disclosed in the immediately following sentence, there have been no events under any bankruptcy act, no criminal proceedings and no federal or state judicial or administrative orders, judgments or decrees or findings, no violations of any federal or state securities law, and no violations of any federal commodities law material to the evaluation of the ability and integrity of any our directors or executive officers during the past ten years. In 2008, Mr. Santiago, when he was President & CEO of The American Fight League, filed chapter 7 business bankruptcy for The American Fight League, which was discharged in 2010.

Indemnification of Officers and Directors

The Nevada General Corporation Law and our bylaws provide for the indemnification of directors, officers and certain other persons in the circumstances outlined below.

Actions Other than by Us

We may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that such person is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person (i) was liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

Actions by Us

The company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation or other entity, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

54

Successful Defense

To the extent that a director, officer, employee or agent of the company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the company against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Required Approval

Any discretionary indemnification, unless ordered by a court, must be made by the company only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances. The determination must be made by (i) the stockholders, (ii) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

  Advance of Expenses

The articles of incorporation, the bylaws, or an agreement made by the company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the company.

Bylaw Provisions

Our bylaws, although similar in many respects to the Nevada General Corporation Law, require indemnification in some circumstances that would not require indemnification under the Nevada General Corporation Law. For example, our bylaws provide that the company will indemnify an individual made party to a proceeding because the individual is or was a director of the corporation if the indemnification is permissible and authorized. For indemnification to be authorized, there must be a determination that the director met the required standard of conduct, that the expenses incurred are reasonable, that the company has the financial ability to make the payment and the financial resources of the company should be devoted to the proposed indemnification of a director, rather than some other use. The required standard of conduct is similar to that required by the Nevada General Corporation Law, but the bylaws required the director to demonstrate that the standard was met. Regarding advancement of expenses, the bylaws provide the additional requirement that the director furnish the company a written affirmation of the director’s good faith belief that the director has met the required standard of conduct. With respect to persons other than directors, the indemnification provisions of the bylaws vary little from the provisions of the Nevada General Corporation Law.

Other Rights

The indemnification provisions above and the advancement of expenses (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in his or her official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of the action, and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

Globalwise has obtained liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacities as directors and officers of the company.

SELLING SHAREHOLDERS

The selling shareholders identified in this prospectus may offer and sell up to 17,635,833 shares of our common stock consisting of (a) an aggregate of 15,000,000 shares of our common stock issued to investors in a private placement that closed on February 28, 2013 and March 6, 2013, (b) up to 1,762,500 shares of our common stock issuable upon exercise of warrants of which (i) four-year warrants to purchase 1,500,000 shares of our common stock at an exercise price of $0.24 per share were issued to the placement agent in connection with the private placement, and (ii) three-year warrants to purchase 262,500 shares of our common stock at an exercise price of $0.28 per share were issued to investors on January 28, 2013 and February 7, 2013 with the issuance of convertible promissory notes and (c) 873,333 shares of common stock were issued to Armstrong Teasdale LLP on February 8, 2013, in connection with the settlement of accounts payable in the amount of $262,000.

The 17,635,833 shares of our common stock included in this prospectus including shares of our common stock issuable pursuant to the terms of outstanding warrants were issued to the selling shareholders pursuant to exemptions from the registration requirements of the Securities Act pursuant to Regulation D promulgated thereunder.

55

The selling shareholders named below, or their respective successors, including transferees, may from time to time sell or otherwise dispose of, pursuant to this prospectus, all, some or none of their shares of our common stock being registered hereby. See “Plan of Distribution” on page 60.

The following table sets forth, as to each of the selling shareholders:

•	the name of each of the selling shareholders;
•	the number of shares of our common stock beneficially owned, based on each selling shareholder’s ownership of shares and warrants held of record as of May 15, 2013, assuming exercise of all of the warrants held by such selling shareholder on that date, without regard to any limitations on exercise;
•	the number of shares of our common stock being offered by such selling shareholder pursuant to this prospectus; and
•	the number of shares of our common stock beneficially owned upon completion of the offering and the percentage of beneficial ownership upon completion of the offering based upon 49,210,261 shares of our common stock outstanding as of May 15, 2013, assuming full exercise of all warrants held by the selling shareholders and outstanding on that date, without regard to any limitations on exercise.

Information in the table below and the notes thereto has been provided to us by the selling shareholders or by the placement agent. Unless otherwise indicated, to our knowledge, each selling shareholder listed below has sole dispositive and voting power with respect to the shares of our common stock shown below as beneficially owned by such selling shareholder, except to the extent authority is shared by spouses under applicable law. Beneficial ownership and percentage have been determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or dispositive power with respect to the securities. The information listed below is not necessarily indicative of beneficial ownership for any other purpose. Except as described in the notes below, none of the selling shareholders has held any position, office or other material relationship with us or any of our affiliates within the past three years.

56

	Shares Beneficially Owned Before Offering(1)(2)			Shares Included in Prospectus	Shares Beneficially Owned After Offering(2)(3)
Name of Selling Shareholder	Shares	Warrants	Percent	# Included	Number	Percent
Michael N Taglich Claudia Taglich Jtwros(4)	1,200,000	18,750	1	1,218,750	0	*
Robert F Taglich(5)	1,125,000	381,250	1	1,506,250	0	*
Mike Taglich Poa Tag/Kent Partnership F/B/O Garlinghouse/M Taglich B Taglich(6)	300,000	45,000	*	345,000	0	*
John R Bertsch Trust Dtd 12/4/2004 John R Bertsch Trustee	750,000	0	*	750,000	0	*
Carolyn L Foutch	125,000	0	*	125,000	0	*
Foutch Family Living Trust Uad 10/20/08 Carolyn Foutch Ttee	125,000	0	*	125,000	0	*
Harvey Bibicoff And Jacqueline Bibicoff Trustees Of The Bibicoff Family Trust Dtd 5/16/00	150,000	0	*	150,000	0	*
Allison Bibicoff	50,000	0	*	50,000	0	*
The Hillary Bibicoff Revocable Trust Dtd 4/19/07 Hillary Bibicoff Trustee	50,000	0	*	50,000	0	*
Dennis Fortin	750,000	0	*	750,000	0	*
Donald V Moline	25,000	0	*	25,000	0	*
Peter Detkin	75,000	0	*	75,000	0	*
Shadow Capital LLC	750,000	0	*	750,000	0	*
Mitchell Spearman	250,000	0	*	250,000	0	*
Andrew K Light	500,000	0	*	500,000	0	*
Glenn R Hubbard	250,000	0	*	250,000	0	*
Mark Ravich	125,000	0	*	125,000	0	*
John W Crow	50,000	0	*	50,000	0	*
Douglas E Hailey And Deana Hailey Jtwros	200,000	0	*	200,000	0	*
C Mark Casey	50,000	0	*	50,000	0	*
Eugene Szczepanski	250,000	0	*	250,000	0	*
Greenlaw International LP	2,350,000	0	2	2,350,000	0	*
Michael P Hagerty	150,000	0	*	150,000	0	*
David A Random	200,000	0	*	200,000	0	*
Tad Wilson	200,000	0	*	200,000	0	*
Ashok Kumar Narang	250,000	0	*	250,000	0	*
Dr. Richard V Nuttal & Annetta Mets Nuttall Jtwros	25,000	0	*	25,000	0	*
Ralph J Cuomo And Leslie L Cuomo Cotees The Cuomo Family Trust Dtd 11/21/2006	50,000	0	*	50,000	0	*
Mark B Seiger	100,000	0	*	100,000	0	*
R2mj	250,000	0	*	250,000	0	*
Lucille Solomon	150,000	0	*	150,000	0	*

57

	Shares Beneficially Owned Before Offering(1)(2)			Shares Included in Prospectus	Shares Beneficially Owned After Offering(2)(3)
Name of Selling Shareholder	Shares	Warrants	Percent	# Included	Number	Percent
Brigitte Ferrada - Stetson	250,000	0	*	250,000	0	*
Lian Chang	100,000	0	*	100,000	0	*
Jeffrey L Sadar & Barbara A Sadar Jtwros	100,000	0	*	100,000	0	*
The Shirley J Lewis Marital Trust B Uad 06/26/01 Guy W Lewis Ttee	100,000	0	*	100,000	0	*
Scot Holding Inc	100,000	0	*	100,000	0	*
Phillip L Burnett & Allyson Burnett Jtwros	50,000	0	*	50,000	0	*
Big Red Investments Partnership Ltd	50,000	0	*	50,000	0	*
Bennett Greenspon	50,000	0	*	50,000	0	*
Gary A. Hafner And Leeann Hafner Jt Ten	175,000	0	*	175,000	0	*
Stephen M Koppekin	50,000	0	*	50,000	0	*
Joseph Martha	50,000	0	*	50,000	0	*
Three Treasures LP	100,000	0	*	100,000	0	*
Robert Brooks	200,000	0	*	200,000	0	*
Robert W Main Ttee Under The Robert W Main Trust Dtd 9/7/05	100,000	0	*	100,000	0	*
Roger W. Lunstra And Joyce M. Lunstra Living Trust Dtd 6/15/07 Roger W. Lunstra And Joyce M Lunstra Co-Ttees	150,000	0	*	150,000	0	*
Keith Liggett	50,000	0	*	50,000	0	*
John R Worthington Tr John R Worthington Trust U A Dated 3-28-00	75,000	0	*	75,000	0	*
Paul Seid	850,000	0	*	850,000	0	*
The SDM Irrevocable Trust Fbo Andrew Seid Uad 11/05/04 Paul Seid Ttee	125,000	0	*	125,000	0	*
The SDM Irrevocable Trust Fbo Lauren Seid Uad 11/05/04 Paul Seid Ttee	125,000	0	*	125,000
Gary Kurnov Lauren Mazer Jt Ten	50,000	0	*	50,000	0	*
Robert C Koski	100,000	0	*	100,000	0	*
Paul R Winter	500,000	0	*	500,000	0	*
The Paul G. Detkin Revocable Trust Uad 12/11/07 Paul G Detkin Ttee	75,000	0	*	75,000	0	*
Kleemann Family 2004 Revocable Trust Uad 01/01/04 Stephen Kleemann & Barbara Kleemann Ttees	250,000	0	*	250,000	0	*
Bruce Newell	100,000	0	*	100,000	0	*
Douglas Hailey(7)	0	120,000	*	120,000	0	*
Robert Schroeder(8)	200,000	295,000	*	495,000	0	*
Vincent M Palmieri(7)	0	80,000	*	80,000	0	*

58

	Shares Beneficially Owned Before Offering(1)(2)			Shares Included in Prospectus	Shares Beneficially Owned After Offering(2)(3)
Name of Selling Shareholder	Shares	Warrants	Percent	# Included	Number	Percent
Gary Kurnov(7)	0	65,000	*	65,000	0	*
William M Cooke(7)	0	10,000	*	10,000	0	*
Leonard Schleicher(7)	0	75,000	*	75,000	0	*
Michael N. Taglich(9)	0	362,500	*	362,500	0	*
Michael Brunone(7)	0	50,000	*	50,000	0	*
Russell Bernier(7)	0	12,000	*	12,000	0	*
Richard Oh(7)	0	80,000	*	80,000	0	*
Linda Taglich(7)	0	10,000	*	10,000	0	*
Robert M Lorenzo(7)	0	10,000	*	10,000	0	*
Christopher C Schreiber(7)	0	138,000	*	138,000	0	*
Gilda Gaertner(7)	0	10,000	*	10,000	0	*
Armstrong Teasdale LLP(9)	873,333	0	*	873,333	0	*
TOTAL	15,873,333	1,762,500		17,635,833

* Less than 1 percent.

(1) Except as otherwise indicated, each selling shareholder named in the table has sole voting and investment power with respect to all common stock beneficially owned by such stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

(2) The percentages shown are calculated based on 49,210,261 shares of common stock outstanding as of May 25, 2013.

(3) There is no assurance that the selling shareholders will sell all or any portion of the shares being registered for sale. For purposes of this table, we have assumed that, upon completion of the offering, the selling shareholders will have sold all of the shares covered by this prospectus and will not have acquired beneficial ownership of any additional shares.

(4) This selling shareholder received warrants to purchase 18,750 shares on February 7, 2013, with the issuance of a convertible promissory note.

(5) This selling shareholder received warrants to purchase 75,000 shares and 18,750 shares on January 28, 2013, and February 7, 2013, respectively, with the issuance of convertible promissory notes on each such date. Additionally, this selling shareholder received warrants to purchase 287,500 shares out of the warrants issued to the placement agent.

(6) This selling shareholder received warrants to purchase 45,000 shares on January 28, 2013, with the issuance of a convertible promissory note.

(7) This selling shareholder received warrants to purchase the number of shares indicated in the column titled “Warrants” out of the warrants issued to the placement agent.

(8) This selling shareholder received warrants to purchase 30,000 shares on January 28, 2013 with the issuance of a convertible promissory note. Additionally, this selling shareholder received warrants to purchase 265,000 shares out of the warrants issued to the placement agent.

(9) This selling shareholder received 873,333 shares on February 8, 2013, in connection with the settlement of accounts payable in the amount of $262,000, for legal services rendered as counsel to the company.

We will pay all expenses of the registration of the shares of common stock to be offered by the selling shareholders under this prospectus, including, without limitation, SEC filing fees and expenses and compliance with state securities laws, if applicable, except that the selling shareholders will pay any broker-dealer or underwriter fees, discounts or commissions and other selling expenses incurred by them in connection with such sales. We will indemnify the selling shareholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus.

59

PLAN OF DISTRIBUTION

The selling shareholders identified in this prospectus may offer and sell up to 17,635,833 shares of our common stock, which we issued them, or which we may issue to them upon the exercise of certain warrants issued to them. The selling shareholders may sell all or a portion of their shares of our common stock through public or private transactions at prevailing market prices or at privately negotiated prices.

All of the shares of our common stock and warrants described above were issued previously in private transactions completed prior to the filing of the registration statement of which this prospectus is a part.

The selling shareholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

·  On any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

·  In the over-the-counter markets;

·  In transactions otherwise than on these exchanges or systems or in the over-the-counter markets;

·  Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

·  Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

·  Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·  Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·  An exchange distribution in accordance with the rules of the applicable exchange;

·  Privately negotiated transactions;

·  Settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

·  Sales pursuant to Rule 144;

·  Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

·  A combination of any such methods of sale; and

·  Any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

60

The selling shareholders may pledge or grant a security interest in some or all of the warrants or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus is a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We have agreed to pay all expenses of the registration of the shares of our common stock covered by this prospectus including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with our agreement to register the shares of our common stock. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or similar agreements.

Once sold under the registration statement of which this prospectus is a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

Penny Stock

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

61

  •    make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our Articles of Incorporation, as amended, authorize the issuance of 50,000,000 shares of common stock.

As of May 15, 2013, we had issued and outstanding:

•	an aggregate of 47,362,047 shares of common stock;

•	an aggregate of 1,848,214 shares of our common stock issuable upon exercise of warrants with expiration dates between December 2015 and March 2017 at exercise prices ranging from $0.24 to $0.70 per share.

As of May 15, 2013, we had no preferred stock outstanding and no options to purchase any capital stock or other securities convertible into capital stock.

Description of Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. As of May 15, 2013, we had 47,362,047 shares of common stock outstanding, which does not include the 1,848,214 shares reserved for issuance upon the exercise of all outstanding warrants.

Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of common stock do not have cumulative voting rights. Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors. To date, we have not paid cash dividends. We intend to retain any earnings for the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

Any future determination as to the payment of cash dividends will depend on future earnings, results of operations, capital requirements, financial condition and such other factors as the board of directors may consider. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution.

Holders of our common stock do not have pre-emptive rights to subscribe for or to purchase any stock, obligations or other securities.

62

Warrants

As of May 15, 2013, 1,848,214 shares of our common stock are reserved for issuance upon the exercise of warrants outstanding. These outstanding warrants are immediately exercisable and consists of (i) four-year warrants to purchase 1,500,000 shares of our common stock at an exercise price of $0.24 per share, (ii) three-year warrants to purchase 262,500 shares of our common stock at an exercise price of $0.28 per share, and (iii) three-year warrants to purchase 85,714 shares of our common stock at an exercise price of $0.70 per share.

Additionally, on February 15, 2013, we issued four-year warrants to purchase an aggregate total of 7,000,000 shares of our common stock at $0.001 per share, that are not immediately exercisable, to two directors and officers of the company. These warrants to purchase an aggregate total of 7,000,000 shares were issued to the two directors and officers of the company under a return to treasury agreement through which the two directors and officers each returned to the company on February 15, 2013, 3,500,000 shares each that they owned (for an aggregate total of 7,000,000 shares) to facilitate the company to complete the private placement discussed in this prospectus. The warrants to purchase an aggregate total of 7,000,000 shares issued to the two directors and officers are exercisable within four-years of the shareholders of the company increasing the number of authorized shares of common stock of the company. The two directors and officers who hold warrants to purchase an aggregate total of 7,000,000 shares have a right of first refusal to exercise their warrant prior to the company issuing shares of common stock in any transaction subsequent to March 6, 2013.

DILUTION

Since the shares of common stock offered under this prospectus are being resold by selling shareholders and thus are already issued and outstanding, the issuance of shares of common stock hereunder will not cause any additional dilution, except to the extent that selling shareholders exercise their warrants. Up to 1,762,500 shares of common stock can be offered and sold hereunder by selling shareholders pursuant to existing warrants.

Out of the 50,000,000 authorized shares of our common stock, par value $0.001, we have less than 1% of authorized shares available for future issuances. We expect to seek shareholder authorization to increase the number of shares by a yet to be determined number, but well in excess of 7,000,000 shares. We already have commitments in place to issue up to an aggregate total of 7,000,000 shares pursuant to four-year warrants issued on February 15, 2013, to purchase an aggregate total of 7,000,000 shares of our common stock, as described in the paragraph above titled “Warrants”. The issuance of 7,000,000 additional shares will result in dilution. Additionally, the issuance of any number of additional shares in any attempt by us to raise additional funds through the sale of equity or convertible debt, will result in further dilution.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 49,210,261 shares of our common stock issued and outstanding, assuming full exercise of the warrants held by the selling shareholders and all other issued and outstanding warrants to acquire our common stock, representing approximately 99% of the 50,000,000 authorized shares of our common stock. The number of shares of our common stock outstanding after the offering is based on 47,362,047 shares of our common stock outstanding as of May 15, 2013, which excludes 1,848,214 shares of our common stock issuable upon exercise of warrants outstanding as of May 15, 2013. The warrants outstanding as of May 15, 2013 to purchase 1,848,214 shares of our common stock are immediately exercisable and consists of (i) four-year warrants to purchase 1,500,000 shares of our common stock at an exercise price of $0.24 per share issued to the placement agent in connection with the private placement, (ii) three-year warrants to purchase 262,500 shares of our common stock at an exercise price of $0.28 per share issued to investors on January 28, 2013 and February 7, 2013 in connection with the issuance of convertible promissory notes, and (iii) three-year warrants to purchase 85,714 shares of our common stock at an exercise price of $0.70 per share issued on November 26, 2012 to an investor who briefly served as a member of the board of directors of the company from December 13, 2012 to April 2, 2013, prior to resigning from the board on April 2, 2013 for health reasons.

The selling shareholders identified in this prospectus may, from time to time, offer and sell up to 17,635,833 shares of our common stock consisting of (a) an aggregate of 15,000,000 shares of our common stock issued to investors in a private placement that closed on February 28, 2013 and March 6, 2013, (b) up to 1,762,500 shares of our common stock issuable upon exercise of warrants of which (i) warrants to purchase 1,500,000 shares of our common stock were issued to the placement agent in connection with the private placement, and (ii) warrants to purchase 262,500 shares of our common stock were issued to investors on January 28, 2013 and February 7, 2013 with the issuance of convertible promissory notes, and (c) 873,333 shares of common stock were issued to Armstrong Teasdale LLP on February 8, 2013, in connection with the settlement of accounts payable in the amount of $262,000.

Sales of substantial amounts of our common stock in the public market, or the perception that future sales may occur, could materially and adversely affect the prevailing market price of our common stock.

63

Registration Rights

In connection with our private placement, we entered into a registration rights agreement with certain selling shareholders who now own an aggregate of 15,000,000 shares and the holders of the warrants to purchase 1,500,000 shares of our common stock, under which such selling shareholders are entitled to certain registration rights, and this prospectus is a part of the registration statement that we filed pursuant to our obligations under that registration rights agreement. Under the terms of the registration rights agreement, we have agreed to prepare and, as soon as practicable, but in no event later than May 29, 2013, file with the SEC a registration statement covering the resale under the Securities Act of all of the shares and warrants, and to use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than August 27, 2013 (or 90 days after such date when we are obligated to file another registration statement).

In connection with warrants to purchase 262,500 shares of our common stock issued to investors with the issuances of convertible promissory notes, we agreed that these warrant holders will have registration rights similar to the registration rights of other shares that are registered in this registration statement, and those warrants are included in this prospectus.

In connection with the 873,333 shares of common stock issued to Armstrong Teasdale LLP on February 8, 2013, relating to the settlement of accounts payable in the amount of $262,000 by us to Armstrong Teasdale, we agreed to that the registration rights of the shares issued to Armstrong Teasdale shall be no less than the registration rights of other shares that are registered in this registration statement, so Armstrong Teasdale is included as a selling shareholder in this prospectus.

EXPERTS

The audited consolidated financial statements of Globalwise Investments, Inc. and its sole operating subsidiary for the year ended December 31, 2011 was audited by Marcum LLP, an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

The audited consolidated financial statements of Globalwise Investments, Inc. and its sole operating subsidiary for the year ended December 31, 2012 was audited by GBQ Partners, LLC, an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Lionel Sawyer & Collins, Reno, Nevada.

AVAILABLE INFORMATION

This prospectus is part of a registration statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information. You can obtain a copy of the registration statement, including the exhibits filed with it, from the SEC as indicated below.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

We make available, free of charge, on our website located at www.globalwiseinvestments.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this prospectus and the accompanying prospectus or any report or document we file with or furnish to the SEC and any references to these websites are intended to be an inactive textual references only.

Our website address is www.globalwiseinvestments.com. The information on our website is not incorporated into this prospectus.

64

Index to Financial Statements

Globalwise Investments, Inc.

Annual Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Globalwise Investments, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Globalwise Investments, Inc. and Subsidiary (the “Company”) as of December 31, 2012, and the related consolidated statement of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2012, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBQ Partners LLC

Columbus, Ohio
April 1, 2013

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders of GlobalWise Investments, Inc., (formerly Intellinetics, Inc.)

We have audited the accompanying balance sheet of GlobalWise Investments, Inc., (formerly Intellinetics, Inc.) (the “Company”) as of December 31, 2011 and the related statements of operations, and cash flows for the year ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GlobalWise Investments, Inc., (formerly Intellinetics, Inc.) as of December 31, 2011 and the results of its operations and its cash flows for the year ended December 31, 2011in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses and constraints on capital resources raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also discussed in Note 3 to the accompanying financial statements. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

/s/ Marcum LLP

New York, New York

March 30, 2012

F-3

Part I Financial Information

Item 1. Financial Statements

GLOBALWISE INVESTMENTS, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash	$46,236	$140,271
Accounts receivable, net	332,413	335,453
Prepaid expenses and other current assets	40,026	18,398

Total current assets	418,675	494,122

Property and equipment, net	58,129	32,771
Other assets	37,239	46,404

Total assets	$514,043	$573,297

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$1,143,265	$389,080
Deferred revenues	571,268	964,043
Derivative liability	15,470	-
Notes payable - current	563,009	747,778
Convertible note payable, net of discount	107,518	-
Notes payable - related party - current	95,000	-
Total current liabilities	2,495,530	2,100,901

Long-term liabilities:
Deferred compensation	309,740	215,011
Notes payable - net of current portion	1,509,265	1,528,915
Notes payable - related party - net of current portion	369,415	262,707
Deferred interest expense	41,440	17,063
Other long-term liabilities - related parties	72,033	157,859

Total long-term liabilities	2,301,893	2,181,555

Total liabilities other than shares	4,797,423	4,282,456
Shares subject to mandatory redemption		111,235

Total liabilities	4,797,423	4,393,691

Commitments and contingencies
Excess of liabilities over assets (deficit)	-	(3,820,394)
Total liabilities and excess of liabilities over assets (deficit)	4,797,423	573,297
Stockholders' deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 36,490,345 shares issued and outstanding at December 31, 2012	36,492	-
Additional paid-in capital (deficit)	1,348,794	-
Accumulated deficit	(5,668,666)	-
Total stockholders' deficit	(4,283,380)	-
Total liabilities and excess of liabilities over assets (deficit) and stockholders' deficit	$514,043	$573,297

See Notes to these consolidated financial statements

F-4

GLOBALWISE INVESTMENTS, INC. and SUBSIDIARY

Consolidated Statements of Operations

	For the Year Ended December 31,
	2012	2011

Revenues:
Sale of software licenses without professional services	$188,894	$137,068
Sale of software licenses with professional services	929,741	542,801
Software as a service	108,102	143,428
Software maintenance services	790,007	633,302
Consulting services	718,206	269,153

Total revenues	2,734,950	1,725,752

Cost of revenues:
Sale of software licenses without professional services	45,477	17,001
Sale of software licenses with professional services	469,252	454,330
Software as a service	28,232	26,375
Software maintenance services	119,727	105,035
Consulting services	318,831	222,185

Total cost of revenues	981,519	824,926

Gross profit	1,753,431	900,826

Operating expenses:
General and administrative	2,196,068	1,388,315
Sales and marketing	1,200,019	737,680
Depreciation	28,420	40,437

Total operating expenses	3,424,507	2,166,432

Loss from operations	(1,671,076)	(1,265,606)

Other expenses:
Derative Loss	(15,470)	-
Interest expense, net	(298,947)	(174,456)

Total other expenses	(314,417)	(174,456)

Net loss	$(1,985,493)	$(1,440,062)

Weighted average number of common shares outstanding - basic	32,866,979	22,757,100

Net loss per share - basic and diluted	$(0.06)	$(0.06)

See Notes to these consolidated financial statements

F-5

GLOBALWISE INVESTMENTS, INC. and SUBSIDIARY

Consolidated Statement of Excess of Liabilities Over Assets (Deficit) Stockholders' Deficit

	Excess of Liabilities Over	Common Stock		Due from	Additional Paid-in Capital	Treasury Stock		Accumulated
	Assets (Deficit)	Shares	Amount	Stockholders	(Deficit)	Shares	Amount	Deficit	Total

Balance, January 1, 2011		5,458	$-	$(5,600)	$11,901	564	$(53,000)	$(2,703,012)	$(2,749,711)

Issuance of common stock award		1,135	-	-	20,715	-	-	-	20,715

Retirement of treasury stock		(564)	-	-	(53,000)	(564)	53,000	-	-

Decreasein redemption price of shares subject to mandatory redemption		-	-	-	-	-	-	348,664	348,664

Net Loss		-	-	-	-	-	-	(1,440,062)	(1,440,062)

Balance, December 31, 2011	$(3,820,394)	6,029	$-	$(5,600)	$(20,384)	$-	$-	$(3,794,410)	$(3,820,394)

Effect of termination of the mandatory redemption feature of common stock	3,820,394	28,034,850	28,035	-	(28,035)	-	-	111,237	111,237

Receipt of amounts due from stockholders	-	-	-	5,600	-	-	-	-	5,600

Acquisition of Globalwise Investments, Inc.	-	4,556,000	4,556	-	(4,556)	-	-	-	-

Convertible Securities Exercised		3,314,495	3,316	-	1,078,552	-	-	-	1,081,868

Stock Granted to Employee		250,000	250	-	174,750	-	-	-	175,000

Stock issued for services		95,000	95	-	65,455	-	-	-	65,550

Beneficial conversion option		-	-	-	23,252	-	-	-	24,185

Sale of stock	-	240,000	240	-	59,760	-	-	-	60,000

Net loss	-	-	-	-	-	-	-	(1,985,493)	(1,985,493)

Balance, December 31, 2012	$-	36,490,345	$36,492	$-	$1,348,794	$-	$-	$(5,668,666)	$(4,283,380)

See notes to these consolidated financial statements.

F-6

GLOBALWISE INVESTMENTS, INC. and SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2012	2011

Cash flows from operating activities:
Net loss	$(1,985,493)	$(1,440,062)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	28,420	40,437
Bad debt expense	9,314	-
Amortization of deferred financing costs	9,165	9,770
Amortization of beneficial conversion option	20,865	-
Amortization of original issue discount	9,906	-
Loss on derivative	15,470	-
Stock-based compensation	175,000	20,715
Stock issued for services	65,550	-
Changes in operating assets and liabilities:
Accounts receivable	(6,274)	(130,437)
Prepaid expenses and other current assets	(21,628)	1,356
Other assets	(-)	(16,226)
Accounts payable and accrued expenses	757,927	155,464
Other long-term liabilities - related parties	47,956	18,215
Deferred interest expense	24,377	17,063
Deferred revenues	(392,775)	338,031
Deferred compensation	94,729	60,782
Total adjustments	838,002	515,170
Net cash used in operating activities	(1,147,491)	(924,892)

Cash flows from investing activities:
Repayment of equity receivable	5,600	-
Purchases of property and equipment	(53,779)	(23,420)
Net cash used in investing activities	(48,179)	(23,420)

Cash flows from financing activities:
Proceeds from notes payable	$859,056	$1,457,500
Proceeds from notes payable - related parties	434,000	87,500
Repayment of notes payable	(251,421)	(383,282)
Repayment of notes payable - related parties	-	(107,149)
Sale of Common Stock	60,000	-
Net cash provided by financing activities	1,101,635	1,054,569

Net increase (decrease) in cash	(94,035)	106,257
Cash - beginning of period	140,271	34,014
Cash - end of period	$46,236	$140,271

Supplemental disclosure of cash flow information: Cash paid during the period for interest	$101,113	$89,787

Supplemental disclosure of non-cash financing activities
Decrease in fair value of shares subject to mandatory redemption	$-	$348,664
Accrued interest converted to equity	137,520	-
Notes payable converted to equity	562,056	-
Notes payable - related party converted to equity	382,292	-
Total non-cash financing activities	$1,081,868	$348,664

See Notes to these consolidated financial statements

F-7

GLOBALWISE INVESTMENTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

1.	Business Organization and Nature of Operations

Globalwise Investments, Inc. (“Globalwise”) is a Nevada holding company incorporated in 1997, with a single operating subsidiary, Intellinetics, Inc. (“Intellinetics”), together the (“Company”). On February 10, 2012 (the “Closing Date”), Globalwise entered into a Securities Exchange Agreement (the “Exchange Agreement”) by and between itself and Intellinetics. Pursuant to the terms of the Exchange Agreement, all of the former shareholders of Intellinetics transferred to Globalwise all of their shares of Intellinetics in exchange for shares of common stock (“Share Exchange”) of Globalwise. Prior to the Share Exchange, Globalwise was a non-operating public shell company. As a result of the Share Exchange, Intellinetics became a wholly-owned subsidiary of Globalwise.

The Share Exchange was accounted for as a reverse merger and recapitalization of Intellinetics (See Note 4 – Share Exchange). The Company is an enterprise content management (ECM) software development, sales and marketing company serving both the public and private sectors. In the public sector, the Company’s products, services and process models serve, principally, the critical needs of law enforcement and compliance agencies within the state and local government establishment. Intellinetics was formed in December 1996 as a corporation in the state of Ohio.

The Company provides its software solutions principally through (i) the direct licensing of its software installed on customer computer platforms and (ii) providing the applications as a service, accessible through the internet. The Company’s comprehensive solutions include services that range from pre-installation assessment, project scoping, implementation, consulting and ongoing software maintenance and customer support.

2.	Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The Company has evaluated subsequent events through the issuance of this Form 10-K.

3.	Liquidity and Management’s Plans

Through December 31, 2012, the Company has incurred an accumulated deficit since inception of $5,668,666 and has recent negative cash flows from operations. At December 31, 2012, the Company had a cash balance of $46,236.

From the Company’s inception, it has generated revenues from the sales and implementation of its internally generated software applications.

The Company’s plan is to increase its sales and market share by developing an expanded network of resellers through which the Company will sell its expanded software product portfolio. The Company expects that this marketing initiative will require that it hire and develop an expanded sales force and enhance its product marketing efforts, all of which will require additional capital.

On the Closing Date, the Company consummated its merger and on that date, its shares became available for quotation on the Over-the-Counter Quote Board under the symbol “GWIV”. The Company intends to deploy any additional capital it may raise to expand its sales and marketing capabilities, develop ancillary software products, enhance its internal infrastructure, support the accounting, auditing and legal costs of operating as a public company, and provide working capital.

The Company expects that through the next 10 to 16 months, the capital requirements to fund the Company’s growth and to cover the operating costs of a public company will consume substantially all of the cash flows that it intends to generate from its operations, as well as from the proceeds of intended issuances of debt and equity securities, if consummated. The Company further believes that during this period, while the Company is focusing on the growth and expansion of its business, the gross profit that it expects to generate from operations will not generate sufficient funds to cover these anticipated operating costs. Accordingly, the Company requires external funding to sustain operations and to follow through on the execution of its business plan. There is no assurance that the Company’s plans as discussed above will materialize and/or that the Company will be successful in funding estimated cash shortfalls through additional debt or equity capital and through the cash generated by the Company’s operations. Given these conditions, the Company’s ability to continue as a going concern is contingent upon it being able to secure an adequate amount of debt or equity capital to enable it to meet its cash requirements. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrants into established markets, the competitive environment in which the Company operates and the current capital raising environment. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Should the company not be able to raise these additional funds through the private placement or some other financing source, the Company would take one or more of the following actions to help conserve cash, including (i) limiting the hiring of additional personnel, (ii) reducing existing staffing, (iii) deferring the payment of compensation to its key employees (iv) negotiating extended payment terms to vendors, advisors and consultants and (v) offering incentives to customers which would reward the early remittance of payments to the Company.

Since inception, the Company’s operations have primarily been funded through a combination of operating margins, state business development loans, bank loans and loans from friends and family.

During the twelve months ended December 31, 2012, the Company raised $1,353,057 in net new funds through the issuance of both conventional and contingently convertible notes and the sale of unregistered securities. The proceeds from these notes were used to fund the Company’s working capital needs and the costs of the Share Exchange.

On February 28, 2013 and March 6, 2013, the Company, entered into a securities purchase agreement (the ”Purchase Agreement”) with certain accredited investors, pursuant to which it sold an aggregate of 15,000,000 shares of the Company’s common stock, par value, $0.001 per share (“Common Stock”) at a purchase price of $0.20 per share, for aggregate gross cash proceeds of $2,650,000 and the exchange of $350,000 in previously issued convertible promissory notes issued between January 28, 2013 and February 7, 2013 to certain investors associated with the Placement Agent (the “Offering”). The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes, including without limitation, debt reduction purposes. For more information, see Note 17, Subsequent Events, in this Form 10-K.

F-8

GLOBALWISE INVESTMENTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

The Company’s financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should it be unable to continue as a going concern.

4.	Share Exchange

On the Closing Date, Intellinetics was acquired by Globalwise pursuant to the Share Exchange, with Intellinetics remaining as a wholly-owned subsidiary of Globalwise.

In connection with the consummation of the Share Exchange, (i) the stockholders of Intellinetics surrendered all of the issued and outstanding shares of Intellinetics capital stock and received, in exchange for such shares, an aggregate of 28,034,850 shares of common stock of Globalwise on a 4,650-for-1 basis which represented approximately 86% of the Company’s total shares outstanding immediately following the closing of the transaction; and (ii) Intellinetics paid $220,000 in advance of the closing and $85,000 upon the closing of the Share Exchange to the stockholders of Globalwise to provide both a reimbursement of professional fees incurred by Globalwise and for the split-off of the net liabilities of Globalwise at closing.

The Share Exchange was accounted for as a “reverse merger”. Furthermore, the Share Exchange was deemed to be a recapitalization of Intellinetics, and as such, all capital accounts were restated as if the Share Exchange had occurred prior to the earliest period presented. Intellinetics was deemed to be the acquirer in the Share Exchange for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that are reflected in the financial statements prior to the Share Exchange are those of Intellinetics, and the consolidated financial statements of the Company after completion of the Share Exchange include the assets and liabilities of Intellinetics, historical operations of Intellinetics and operations of Intellinetics from the Closing Date of the Share Exchange.

5.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

Significant estimates and assumptions include valuation allowance related to receivables, the recoverability of long-term assets, depreciable lives of property and equipment, deferred taxes and related valuation allowances. The Company’s management monitors these risks and assesses its business and financial risks on a quarterly basis.

Concentrations of Credit Risk

The Company maintains its cash with high credit quality financial institutions. At times, the Company’s cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit.

The number of customers that comprise the Company’s customer base, along with the different industries, governmental entities and geographic regions, in which the Company’s customers operate, limits concentrations of credit risk with respect to accounts receivable. The Company does not generally require collateral or other security to support customer receivables; however, the Company may require its customers to provide retainers, up-front deposits or irrevocable letters-of-credit when considered necessary to mitigate credit risk. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific customers and past collections history. Credit losses have been within management’s expectations. At December 31, 2012 and December 31, 2011, the Company allowances for doubtful accounts were $6,221 and $16,175, respectively.

Property and Equipment

Property and equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the related assets on a straight-line basis. Furniture and fixtures, computer hardware and purchased software are depreciated over 3 to 7 years. Leasehold improvements are amortized over the life of the lease or the asset, whichever is shorter, generally 7 to 10 years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains and losses are reflected in the results of operations.

Impairment of Long-Lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant, and Equipment.” The Company tests long-lived assets or asset groups, such as property and equipment, for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable.

Circumstances which could trigger a review include, but are not limited to: significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed of before the end of its estimated useful life.

Recoverability is assessed based on comparing the carrying amount of the asset to the aggregate pre-tax undiscounted cash flows expected to result from the use and eventual disposal of the asset or asset group. Impairment is recognized when the carrying amount is not recoverable and exceeds the fair value of the asset or asset group. The impairment loss, if any, is measured as the amount by which the carrying amount exceeds fair value, which for this purpose is based upon the discounted projected future cash flows of the asset or asset group.

Share Based Compensation

The Company accounts for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”). Stock-based payments to employees include grants of stock that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

F-9

GLOBALWISE INVESTMENTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

The Company accounts for stock-based payments to non-employees in accordance with ASC 718 and ASC 505-50, “Equity-Based Payments to Non-Employees,” which requires that such equity instruments are recorded at their fair value on the measurement date, with the measurement of such compensation being subject to periodic adjustment as the underlying equity instruments vest.

Both employee and non-employee grants of stock were fully vested at their respective date of grants. For the twelve months ended December 31, 2012 and 2011, the Company recorded share-based compensation to employees of $175,000 and $20,715, respectively. For the twelve months ended December 31, 2012 and 2011, the Company recorded share-based compensation to non-employees of $65,550 and $0.

Software Development Costs

Software development costs for software to be sold or otherwise marketed incurred prior to the establishment of technological feasibility are expensed as incurred. The Company defines establishment of technological feasibility as the completion of a working model. Software development costs incurred subsequent to the establishment of technological feasibility through the period of general market availability of the product are capitalized, if material. To date, all software development costs for software to be sold or otherwise marketed have been expensed as incurred. In accordance with ASC 350-40, the Company capitalizes purchase and implementation costs of internal use software. No such costs were capitalized during the periods presented.

Valuation of Derivative Instruments

ASC Topic 814-40 (Formerly SFAS No. 133, "Accounting for derivative instruments and hedging activities"), requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments on their issuance date and in accordance with ASC Topic 815-40-15 (formerly EITF 00-19, "Accounting for derivative financial instruments indexed to, and potentially settled in, a company's own stock") to determine whether they should be considered a derivative liability and measured at their fair value for accounting purposes. The Company adjusts its derivative liability to fair value at each balance sheet date, and reflects the change in fair value, in its statement of operations as gain or loss on derivative.

Revenue Recognition

a) Sale of software licenses without professional services

The Company recognizes revenues in accordance with ASC Topic 985-605, “Software Revenue Recognition” (“ASC 985-605”).

The Company records revenues from the sale of software licenses when persuasive evidence of an arrangement exists, the software has been delivered, there are no significant uncertainties surrounding product acceptance by the customer, the fees are fixed and determinable, and collection is considered probable. Revenues included in this classification typically include sales of additional software licenses to existing customers and sales of software to the Company’s Resellers (See section h) - Reseller Agreements, below.

The Company assesses whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. The Company’s sales arrangements generally include standard payment terms. These terms effectively relate to all customers, products, and arrangements regardless of customer type, product mix or arrangement size.

If an undelivered element for the arrangement exists under the license arrangement, revenues related to the undelivered element are deferred based on Vendor Specific Objective Evidence (“VSOE”) of the fair value of the undelivered element. Often, multiple-element sales arrangements include arrangements where software licenses and the associated post-contract customer support (“PCS”) are sold together. The Company has established VSOE of the fair value of the undelivered PCS element based on the contracted price for renewal PCS included in the original multiple element sales arrangement, as substantiated by contractual terms and the Company’s significant PCS renewal experience, from the Company’s existing customer base.

b) Sale of software licenses with professional services

In connection with the sale of software with professional services, the Company provides the customer with a solution that is customized or configured to fit the customer’s particular needs and/or our professional services are essential to the functionality of the software. In these arrangements, the software license and professional services do not qualify for separate accounting. Accordingly, we record the revenues for these sales as prescribed by ASC 985-605, in accordance with the contract accounting guidelines in ASC topic 605-35 “Revenue Recognition: Construction-Type and Production-Type Contracts” (“ASC 605-35”), after evaluating for separation of any non- ASC 605-35 elements in accordance with the provisions of ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements,” as updated.

The accounting guidelines require that the software license revenue to be recognized together with the professional services based on contract accounting using either the percentage-of-completion or completed-contract method. The Company recognizes revenues for these contracts under the completed contract method as we believe it is the appropriate method through December 31, 2012.

The fair value of any undelivered elements in multiple-element arrangements in connection with the sales of software licenses with substantive modification are deferred based upon VSOE.

c) Sale of Software as a Service

Sale of Software as a Service consists of revenues from arrangements that provide customers the use of the Company’s software applications, as a service, typically billed on a monthly or annual basis. Advance billings of these services are not recorded to the extent that the term of the arrangement has not commenced and payment has not been received. Revenue on these services is recognized ratably over the term of the underlying arrangement.

F-10

GLOBALWISE INVESTMENTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

d) Sale of software maintenance services

Software maintenance services revenues consist of revenues derived from arrangements that provide PCS to the Company’s software license holders. These revenues are recognized ratably over the term of the contract. Advance billings of PCS are not recorded to the extent that the term of the PCS has not commenced and payment has not been received.

e) Sales of consulting services

Consulting services consist principally of revenues from consulting, advisory services, training and customer assistance with management and uploading of data into the Company’s applications. When these services are provided on a time and material basis, the Company records the revenue as the services are rendered, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services. Where the services are provided under a fixed priced arrangement, the Company records the revenue on a proportional performance method, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services.

f) Deferred revenues

The Company records deferred revenue primarily related to software maintenance support agreements, when the customer pays for the contract prior to the time the services are performed. Substantially all maintenance agreements have a one-year term that commences immediately following the delivery of the maintained products or on the date of the applicable renewal period.

g) Rights of return and other incentives

The Company does not generally offer rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, does not provide for or make estimates of rights of return and similar incentives. The Company, from time to time, may discount bundled software sales with PCS services. Such discounts are recorded as a component of the software sale and any revenue related to PCS is deferred over the PCS period based upon appropriate VSOE of fair value.

h) Reseller agreements

The Company executes certain sales contracts through resellers and distributors (collectively, “Resellers”). The Company recognizes revenues relating to sales through Resellers when all the recognition criteria have been met—in other words, persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, and collectability is probable. In addition, the Company assesses the credit-worthiness of each Reseller, and if the Reseller is undercapitalized or in financial difficulty, any revenues expected to emanate from such Resellers are deferred and recognized only when cash is received and all other revenue recognition criteria are met.

Advertising

The Company expenses the cost of advertising as incurred. Advertising expense for the twelve months ended December 31, 2012 and 2011 amounted to approximately $67,645 and $19, respectively.

Earnings (Loss) Per Share

Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The company has outstanding stock options which have not been included in the calculation of diluted net loss per share because to do so would be anit-dilutive. As such, the numerator and the denominator used in computing both basic and diluted net loss per share for each period are the same.

Recent Financial Accounting Standards

In July 2012, the FASB issued ASU 2012-02, “Intangibles-Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment." This ASU simplifies how entities test indefinite-lived intangible assets for impairment which improve consistency in impairment testing requirements among long-lived asset categories. These amended standards permit an assessment of qualitative factors to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying value. For assets in which this assessment concludes it is more likely than not that the fair value is more than its carrying value, these amended standards eliminate the requirement to perform quantitative impairment testing as outlined in the previously issued standards. The guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In February 2013, the FASB issued Accounting Standard Update 2013-02, Comprehensive Income. The update is intended to improve the reporting of reclassifications out of accumulated other comprehensive income by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. GAAP to be reclassified in its entirety to net income. The amendment is effective prospectively for reporting periods beginning after December 15, 2012. The Company has not yet determined the impact of the update on their consolidated financial statements.

6. Property and Equipment

Property and equipment are comprised of the following:

	December 31, 2012	December 31, 2011
Computer hardware and purchased software	$281,846	$241,154
Leasehold improvements	220,166	215,680
Furniture and fixtures	88,322	79,722
Total	590,334	536,556
Less: accumulated depreciation and amortization	(532,205)	(503,785)
Property and equipment, net	$58,129	$32,771

F-11

GLOBALWISE INVESTMENTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Total depreciation expense on the Company’s property and equipment for the twelve months ended December 31, 2012 and 2011 amounted to $28,420 and $40,437, respectively.

7.	Notes Payable

On March 24, 2004, the Company issued a note payable to a bank for $201,024, bearing a current interest rate of 6.25% per annum (the “Bank Loan”). Monthly principal and interest payments are $3,826 each with the final payment due on April 30, 2014. The note is secured by the personal guarantees of the Company’s founders, as well as a director. The guarantee by the director is secured by the pledge of the directors’ certificate of deposit in the amount of $200,000. In addition, the note is secured by a senior secured interest on all business assets of the Company. The obligation is subject to certain covenants, which require that the Company maintain continuity of operations and which include limitations regarding the Company’s indebtedness. In addition, the bank is a party to an intercreditor agreement involving Authority Loan No. 1 and Authority Loan No. 2 (together, the “Authority Loans”), as discussed and defined below, which provides for cross notifications between the lenders.

On July 17, 2009, the Company issued a note payable to the Ohio State Development Authority in the amount of $1,012,500, bearing interest at a rate of 6.00% per annum (“Authority Loan No. 1”). This loan was funded to the Company in tranches, with $742,479 received during 2009 and $270,021 received during 2010. Pursuant to the terms of the loan, the Company was required to pay only interest through September 30, 2010 and then monthly principal and interest payments of $23,779 each through September 1, 2015. The note is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, the Company shall pay a loan participation fee of $101,250, which is accounted for as a loan premium, accreted monthly, utilizing the interest method, over the term of the loan. See Note 17, Subsequent Events, for modifications to payment of principal and interest under the Authority Loan No. 1.

On February 11, 2011 the Company issued a note payable to an advisor of the company in the amount of $200,000, bearing interest at 5.00% per annum. The principal amount due under the note was increased to $235,000, pursuant to an amendment to the note, dated June 21, 2011. The note was paid in full on July 18, 2011.

On June 3, 2011, the Company issued a note payable to the Ohio State Development Authority in the amount of $750,000, bearing interest at a rate of 1% per annum for the first 12 months, then interest at rate of 7% per annum for the second 12 months (“Authority Loan No. 2”). The Company is not obligated to remit payments of principal until September 1, 2013. The monthly principal and interest payments, beginning on the third anniversary of the loan origination, are $14,860 and are payable on a monthly basis through August 1, 2018. The note is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, the Company shall pay a loan participation fee of $75,000, which is accounted for as a loan premium, accreted monthly utilizing the interest method, over the term of the loan. The interest rate of 1% during the first 12 months of this loan was considered to be below market for that period. The Company further determined that over the life of the loan, the effective interest rate was 5.6% per annum. Accordingly, during the first 12 months of the loan, the Company recorded interest expense at the 5.6% rate per annum. The difference between the interest expense accrual at 5.6% and the stated rate of 1% over the first 12 months is credited to deferred interest. The deferred interest amount that is accumulated over the first 12 months of the loan term will be amortized as a reduction to interest expense over the remaining term of the loan. At December 31, 2012 and 2011, deferred interest of $41,440 and $17,063, respectively, was reflected within long-term liabilities on the accompanying consolidated balance sheets. See Note 17, Subsequent Events, for modifications to payment of principal and interest under the Authority Loan No. 2.

The Authority Loans were granted to the Company in connection with the State of Ohio’s economic development programs. The proceeds from these loans were used by the Company to support its efforts in developing software solutions for its customers.

These Authority Loans are subject to certain covenants and reporting requirements. The Company is required to provide quarterly financial information and certain management certifications. The Company was not in compliance with certain covenants for the Authority Loans through December 31, 2011. On February 10, 2012, the Company requested and received a waiver of non-compliance items relating to the Authority Loans. The Company is further required to maintain its principal office in the State of Ohio and within three years of the respective loan origination dates of each of the Authority Loans, to have created and/or retained an aggregate of 25 full time jobs in the State of Ohio. Should the Company not have attained these employment levels by the respective dates, then the interest rates on the Authority Loans shall increase to 10% per annum. The Authority Loans are the subject of an intercreditor agreement involving the Bank Loan, which provides for cross notifications between the lenders in an event of a default.

As of December 31, 2012, the Company, through its sole operating subsidiary, Intellinetics, had issued notes payable to an advisor and shareholder, Alpharion Capital Partners, Inc. (“Alpharion”) totaling $1,101,556 (the” Notes Totaling $1,101,556”). All the Notes totaling $1,101,556 are unsecured and bear interest at 3.25% per annum. Of the Notes Totaling $1,101,556, aggregate amount of notes totaling $472,500 (the “Notes Totaling $472,500”) were issued as of December 31, 2011 and aggregate amount of notes totaling $629,056 (the “Notes Totaling $629,056”) were issued as of December 31, 2012, respectively. On December 31, 2012, of the Notes Totaling $1,101,556, aggregate amount of notes totaling $632,056 were converted to restricted shares of the Company (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC) as follows:

On December 31, 2012, Intellinetics assigned Note Combination #1 with the consent of Alpharion (the holder of Note Combination #1) in the aggregate principal amount of $118,556 to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Alpharion whereby Alpharion surrendered the Note Combination #1 to Globalwise and discharged the principal amount due under Note Combination #1 in consideration for Globalwise issuing to Alpharion a convertible promissory note in the amount of $118,556 due January 28, 2013 at an interest rate of 3.25%. On December 31, 2012, Alpharion exercised its conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Alpharion 395,186 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day).

On December 31, 2012, Intellinetics assigned Note Combination #2 with the consent of Alpharion (the holder of Note Combination #2) in the aggregate principal amount of $115,000 to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Alpharion whereby Alpharion surrendered the Note Combination #2 to Globalwise and discharged the principal amount due under Note Combination #2 in consideration for Globalwise issuing to Alpharion a convertible promissory note in the amount of $115,000 due January 15, 2013 at an interest rate of 3.25%. On December 31, 2012, Alpharion exercised its conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Alpharion 383,333 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day).

F-12

GLOBALWISE INVESTMENTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

On December 31, 2012, Intellinetics assigned Note Combination #4 with the consent of Alpharion (the holder of Note Combination #4) in the aggregate principal amount of $111,500 to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Alpharion whereby Alpharion surrendered the Note Combination #4 to Globalwise and discharged the principal amount due under Note Combination #4 in consideration for Globalwise issuing to Alpharion a convertible promissory note in the amount of $111,500 due January 15, 2013 at an interest rate of 3.25%. On December 31, 2012, Alpharion exercised its conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Alpharion 371,666 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day).

On December 31, 2012, Intellinetics assigned $19,000 of Note Combination #5 with the consent of Alpharion (the holder of Note Combination #5) to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Alpharion whereby Alpharion surrendered a note in the amount of $19,000 to Globalwise and discharged the principal amount due of $19,000 in consideration for Globalwise issuing to Alpharion a convertible promissory note in the amount of $19,000 due January 15, 2013 at an interest rate of 3.25%. On December 31, 2012, Alpharion exercised its conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Alpharion 63,333 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day).

On December 31, 2012, Intellinetics assigned Note Combination #6 with the consent of Alpharion (the holder of Note Combination #6) in the aggregate principal amount of $94,000 to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Alpharion whereby Alpharion surrendered the Note Combination #6 to Globalwise and discharged the principal amount due under Note Combination #6 in consideration for Globalwise issuing to Alpharion a convertible promissory note in the amount of $94,000 due January 15, 2013 at an interest rate of 3.25%. On December 31, 2012, Alpharion exercised its conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Alpharion 313,333 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day).

On December 31, 2012, Intellinetics assigned Alpharion Note #26 with the consent of Alpharion (the holder of Alpharion Note #26) in the aggregate principal amount of $24,000 to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Alpharion whereby Alpharion surrendered the Alpharion Note #26 to Globalwise and discharged the principal amount due under Alpharion Note #26 in consideration for Globalwise issuing to Alpharion a convertible promissory note in the amount of $24,000 due February 11, 2013 at an interest rate of 3.25%. On December 31, 2012, Alpharion exercised its conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Alpharion 80,000 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day).

On December 31, 2012, Alpharion notified the Company that effective December 28, 2012, Alpharion had assigned previously issued notes between Intellinetics and Alpharion in the aggregate principal amount of $150,000 to Roy Haddix, a Director of Globalwise, On December 31, 2012, Intellinetics assigned aggregate principal amount of $150,000 of notes between Intellinetics and Mr. Haddix, with the consent of Mr. Haddix, to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Mr. Haddix whereby Mr. Haddix surrendered a note in the amount of $150,000 to Globalwise and discharged the principal amount due of $150,000 in consideration for Globalwise issuing to Mr. Haddix a convertible promissory note in the amount of $150,000 due January 15, 2013 at an interest rate of 3.25%. On December 31, 2012, Mr. Haddix exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Mr. Haddix 500,000 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day).

The varying amounts of the notes issued to Alpharion remaining at December 31, 2012, and December 31, 2011, were $469,500, and $472,500, respectively.

From January 17, 2012 to February 3, 2012, the Company issued a total of $130,000 in contingently convertible notes to certain of its employees and friends and family of its officers and directors. Of the $130,000 aggregate value of contingently convertible notes issued, $50,000 of these notes was issued to relatives of the Company’s founders and officers (See Note 8 – Notes Payable – Related Parties). Interest was charged on the convertible notes at an interest rate of 10% per annum. Each of the contingently convertible notes was due and payable on June 1, 2012 (“Maturity Date”). On July 20, 2012 the contingently convertible notes, plus accrued interest totaling $6,138 were converted into newly issued shares of the Company’s common stock at the holder’s discretion (subject to a 12-month holding period pursuant to Rule 144 under the Securities Act of 1933, as amended) at $.84 per share, a price equal to a 50% discount to the average closing price of $1.68, the common stock as published on the Over-the-Counter Quote Board during the 90 trading days immediately preceding the Maturity Date.

On June 6, 2012, the Company issued a note to an individual for $50,000, bearing interest at 10.00% per annum. All principal and interest was due on September 4, 2012. On September 4, 2012 the maturity was extended to December 3, 2012. On December 3, 2012 the maturity was extended to March 3, 2013. On March 3, 2013 the maturity was extended to June 1, 2013.

On August 7, 2012, (the “Effective Date”), the Company issued a $400,000 Promissory Note (the “$400,000 Note”) to a Lender. The Principal Sum due to the Lender shall be prorated based on the consideration actually funded by the Lender, plus an approximate 10% Original Issue Discount (“OID”) that is prorated based on the consideration actually funded by the Lender as well as any other interest or fees, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the $400,000 Note. The $400,000 Note has a maturity date of twelve (12) months from the Effective Date and accrues interest at zero percent. If the $400,000 Note remains outstanding after 90 days, a one-time 5% interest rate will be applied. In addition, the Lender has the right, at any time 90 days after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock of the Company. The Conversion Price is the lesser of $1.50 or 70% of the lowest trade price in the 25 trading days previous to the conversion. The common shares issuable upon conversion of the $400,000 Note have “piggyback” registration rights and must be included in the next registration statement the Company files with the “Securities and Exchange Commission. In the event of default under the $400,000 Note, default interest will accrue at a rate of 18% and the Company will be assessed a significant default penalty. The initial consideration received on August 8, 2012 was $100,000, and the Company has not received any further consideration to date from the Lender. On November 8, 2012, the Company and JMJ entered into an amendment to the $400,000 Note extending the repayment date to 180 days from August 8, 2012 for a fee of 15% added to the $400,000 Note, such that the current balance on the $400,000 Note equals the $100,000 consideration plus the $11,111 original issue discount plus the 5% one-time interest charge of $5,556 plus the 15% extension fee of $17,500.00 for a total current balance due of $134,166.66. If the Company repays the $400,000 Note on or before 180 days from August 8, 2012, an additional prepayment fee of 15% shall be added to the outstanding balance of the $400,000 Note such that the total balance due to JMJ would be $154,292. All other terms and conditions of the $400,000 Note remain unchanged. The issuance of the $400,000 Note referred to above (and any shares of common stock underlying them) is made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has computed the present value of the amount funded at $109,905 as a result of its non-interest bearing terms. Additionally, the Company recorded a discount in the amount of $23,252 in connection with the initial valuation of the beneficial conversion feature of the note to be amortized utilizing the interest method of accretion over the expected term of the note. Further, the Company has recognized a derivative liability resulting from the variable change in conversion rate in relation to the change in market price of the Company's common stock. The Company recognized a loss on derivative in the amount of $15,470 and recorded amortization of the debt discount in the amount of $20,865 in connection with the initial valuation of the beneficial conversion feature of the note for the year ended December 31, 2012. As of December 31, 2012, the principal balance, net of discounts, totaled $107,518. Accrued interest included in accounts payable and accrued expenses totaled $23,056. See Note 17, Subsequent Events, for pay-off and settlement of the $400,000 Note, subsequent to December 31, 2012.

F-13

GLOBALWISE INVESTMENTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

The table below reflects all notes payable at December 31, 2012 and December 31, 2011, respectively, with the exception of the Note 8 - Notes Payable - Related Parties.

	December 31, 2012	December 31, 2011
Bank Loan, due April 30, 2014	$60,986	$98,122
Authority Loan No. 1, due September 1, 2015	741,788	956,071
Authority Loan No. 2, due August 1, 2018	750,000	750,000
Notes payable to advisor, Alpharion, due March 16, 2013	131,500	172,500
Note payable to advisor, Alpharion, due July 1, 2013	300,000	300,000
Note payable due August 6, 2013	107,518	-
Note payable to advisor, Alpharion, due February 8, 2013	38,000	-
Note payable, due June 1, 2013	50,000	-
Total Notes Payable	2,179,792	2,276,693
Less current portion	(670,527)	(747,778)
Long-term portion of notes payable	$1,509,265	$1,528,915

See Note 17, Subsequent Events, for details on (1) conversion of each of the Alpharion notes in the table above to restricted common shares of the Company, and (2) modification to payment terms of the Authority Loan No. 1 and Authority Loan No. 2, listed above, subsequent to December 31, 2012.

Future minimum principal payments of these notes payable with the exception of the related party notes in Note 8 - Notes Payable -

Related Parties, as described in this Note 7 are as follows:

For the Twelve-Month Period Ended December 31,	Amount
2013	$670,527
2014	394,871
2015	633,423
2016	149,272
2017	160,063
thereafter	171,636

Total	$2,179,792

As of December 31, 2012 and December 31, 2011, accrued interest for these notes payable with the exception of the related party notes in Note 8 - Notes Payable - Related Parties, was $133,894 and $69,930, respectively, and was reflected within accounts payable and accrued expenses on the consolidated balance sheets. As of December 31, 2012 and December 31, 2011, accrued loan participation fees were $104,277 and $66,682, respectively, and reflected within accounts payable and accrued expenses on the consolidated balance sheets. As of December 31, 2012 and December 31, 2011, deferred financing costs were $26,954 and $36,119, respectively, and were reflected within other assets on the consolidated balance sheets.

With respect to all notes outstanding (other than the notes to related parties), for the twelve months ended December 31, 2012 and 2011, interest expense, including the amortization of deferred financing costs, accrued loan participation fees, original issue discounts, deferred interest and related fees and the embedded conversion feature was $255,192 and $154,121, respectively.

See Note 17 – Subsequent Event for details on (1) conversion of each of the Alpharion notes to restricted common shares of the Company, (2) modification to payment terms of the Authority Loan No. 1 and Authority Loan No. 2, and (3) pay-off and settlement of the $400,000 Loan, subsequent to December 31, 2012.

8. Notes Payable - Related Parties

On March 29, 2012, the Company issued an unsecured note payable to Ramon Shealy ("Mr. Shealy"), a then director (who subsequently resigned) of the Company, in the amount of $238,000, bearing interest at a rate of 10% for the term of the note (the “$238,000 Shealy Note”). All principal and interest was due and payable on June 27, 2012. On June 27, 2012, the maturity was extended to August 27, 2012. On August 27, 2012 the maturity was extended to October 25, 2012. On October 24, 2012 the maturity was extended to November 24, 2012 (see below for further extension of the $238,000 Shealy Note). On April 16, 2012, the Company issued a note payable to Mr. Shealy, in the amount of $12,000, bearing interest at a rate of 10% per quarter (the “$12,000 Shealy Note”). All principal and interest was due on July 15, 2012. On July 12, 2012 the maturity was extended to September 13, 2012. On August 27, 2012 the maturity was extended to November 12, 2012. On November 11, 2012 the maturity was extended to November 24, 2012. On November 24, 2012 the $238,000 Shealy Note and the $12,000 Shealy Note were combined into a $250,000 promissory note, under the same terms, with a maturity date of January 1, 2014 (the $250,000 Shealy Note”).

On June 20, 2012, the Company issued an unsecured promissory note payable to a relative of the Company’s Founders, in the amount of $14,000, due July 1, 2014 and bearing interest at 5% per annum, with the principal and interest to be paid on maturity (the “$14,000 Jackie Chretien Note”). See Note 17, Subsequent Events, for pay-off of the $14,000 Jackie Chretien Note subsequent to December 31, 2012.

On July 16, 2012, the Company issued an unsecured note payable to a shareholder, Mr. Haddix (who on December 13, 2012 became a member of the Board of Directors of the Company), in the amount of $95,000, due 45 days from the date of issuance and bearing interest at a rate of 10% per annum, with the principal and interest to be paid on maturity (the “$95,000 Haddix Note”). On August 29, 2012 the maturity was extended to November 16, 2012. On November 16, 2012, the maturity was extended to December 16, 2012. On December 14, 2012 the maturity was extended to January 15, 2013.All other provisions of the promissory note were unchanged. See Note 17, Subsequent Events, for conversion of the $95,000 Haddix Note to restricted common shares of the Company subsequent to December 31, 2012.

F-14

GLOBALWISE INVESTMENTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

On July 20, 2012, the Company issued an unsecured note payable to the Mr. Haddix in the amount of $25,000, due 45 days from the date of the issuance and bearing interest at a rate of 10% per annum, with the principal and interest to be paid on maturity (the $25,000 Haddix Note”). On August 29, 2012 the maturity was extended to November 16, 2012. On November 16, 2012 the maturity for the note was extended to December 14, 2012. On December 14, 2012 the maturity for the note was extended to January 15, 2013.-. See Note 17, Subsequent Events, for conversion of the $25,000 Haddix Note to restricted common shares of the Company subsequent to December 31, 2012

On February 22, 2001, the Company, Intellinetics, issued an unsecured promissory note to a relative, Dr. Love, of the Company’s Founders, in the amount of $199,537, bearing interest at a rate of 8.65% per annum (the $199,537 Dr. Love Note”). From time to time, the Company has paid $42,245 on the principal amount of the $199,537 Dr. Love Note. The Company owed the relative $157,292 of the principal amount in addition to $130,279 of accrued interest, for an aggregate total of $287,571 (principal and interest). On December 31, 2012, Intellinetics assigned the aggregate amount of $287,571 (principal and accrued interest) of the $199,537 Dr. Love Note between Intellinetics and Dr. Love to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Dr. Love whereby Dr. Love surrendered a note with an outstanding amount of $157,292 and accrued interest in the amount of $130,279 (for an aggregate total of $287,571) to Globalwise and discharged the principal and accrued interest in the amount of $287,571 in consideration for Globalwise issuing to Dr. Love a convertible promissory note in the amount of $287,571 due January 1, 2014 at an interest rate of 8.65%. On December 31, 2012, Dr. Love exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Dr. Love 958,570 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

Notes payable due to related parties consist of the following:

	December 31, 2012	December 31, 2011
The $199,537 Dr. Love Note	$-	$$157,292
The $95,000 Haddix Note	95,000	-
Notes payable, bearing interest at 5.00% per annum. Principal and unpaid interest are due on January 1, 2014	105,415	105,415
The $14,000 Jackie Chretien Note	14,000	-
The $250,000 Shealy Note	250,000	-
Total notes payable - related party	$464,415	$262,707
Less current portion	(95,000)	-
Long-term portion of notes payable-related party	$369,415	$262,707

See Note 17, Subsequent Events, for conversion of the $95,000 Haddix Note to restricted common stock, and the $14,000 Jackie Chretien Note, subsequent to December 31, 2012.

Future minimum principal payments of these notes payable as described in this Note 8 - Related Parties are as follows:

For the Twelve Months Ended	December 31,
2013	$95,000
2014	369,415
Total	$464,415

As of December 31, 2012 and December 31, 2011, accrued interest for these notes payable-related parties amounted to $72,033 and $157,859, respectively. Of these amounts, $4,373 and $0, respectively, is reflected within accrued expenses, related parties, and $72,033 and $157,859, respectively, is reflected within other long-term liabilities-related parties on the consolidated balance sheets.

For the twelve months ended December 31, 2012 and 2011, interest expense in connection with notes payable – related parties was $43,755 and $20,460, respectively.

9.	Deferred Compensation

Deferred compensation of $309,740 and $215,011 consists of accumulated compensation earned by the Company’s two founders, the President and CEO, CFO and certain other employees not paid as of December 31, 2012 and December 31, 2011, respectively.

Pursuant to the Company’s employment agreements with the two founders, the Company has agreed to pay deferred compensation totaling $215,011 at December 31, 2012 in cash to the two founders in 2015.

10.	Shares Subject to Mandatory Redemption

As described in Note 13 – Excess of Liabilities over Assets (deficit), Intellinetics and its stockholders entered into an agreement dated January 1, 2000, providing for the mandatory redemption of outstanding shares upon the death of any such stockholder at approximately $0.02 per common share. On November 30, 2011, Intellinetics and its stockholders executed an amended stockholder agreement (“Amended Stockholder Agreement”) by which the price for the re-purchase of shares for repurchases after November 30, 2011, was reduced to approximately $0.004 per common share, or a redemption obligation of $111,235. The Amended Stockholder Agreement was entered into between Intellinetics and all of its stockholders, effective upon each of their respective acquisitions of shares. Accordingly, all of Intellinetics outstanding shares were subject to repurchase under the terms of this agreement. The Company accounted for these shares in accordance with ASC 480, “Mandatorily Redeemable Financial Instruments” and had presented the associated mandatory redemption obligation as Shares Subject to Mandatory Redemption in the liabilities section of the accompanying consolidated balance sheets, at December 31, 2011.

In connection with the Share Exchange, on February 10, 2012, the Amended Stockholder Agreement was terminated. Accordingly, on February 10, 2012, the redemption obligation of $111,235 was reversed and credited to accumulated deficit. The Company determined that the fair value of the redemption obligation at February 10, 2012, immediately prior to the reversal, was $111,235.

F-15

GLOBALWISE INVESTMENTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

11.	Commitments and Contingencies

Employment Agreements

The Company has entered into employment agreements with four of its key executives. Under their respective agreements, the executives serve at will and are bound by typical confidentiality, non-solicitation and non-competition provisions.

Operating Leases

On January 1, 2010, the Company entered into an agreement to lease 6,000 rentable square feet of office space in Columbus, Ohio at a monthly rent of $3,375. The lease commenced on January 1, 2010 and, pursuant to a lease extension dated February 21, 2012, the lease expires on December 31, 2014. The Company has no other leases.

Future minimum lease payments under this operating lease are as follows:

For the Twelve Months Ended	December 31,
2013	$40,500
2014	40,500
2015	0
Total	$81,000

Rent expense charged to operations for the twelve months ended December 31, 2012 and 2011 amounted to $40,500 and $40,500, respectively.

12.	Stockholders’ Equity

Description of Authorized Capital

The Company is authorized to issue up to 50,000,000 shares of common stock with $0.001 par value. The holders of the Company’s common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the business. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution. For an update on shares issued and outstanding subsequent to December 31, 2012, see Note 17, Subsequent Events.

Stock Grants

In August 2012, the Company granted 250,000 shares of restricted common stock to an employee and 20,000 shares to a vendor for professional services provided. The share were immediately vested at date of grant and valued at the fair value of the Company's closing stock price on date of grant of $0.70 and $1.59, respectively. On October 21, 2012, the Company granted 75,000 shares of restricted common stock to a vendor for professional services. The shares were immediately vested at date of grant and valued at the fair value of the Company’s closing stock price on date of grant of $0.45. For the twelve months ended December 31, 2012 a non-cash charge of $229,300 was recognized in the statement of operations for these stock grants with the remaining $11,250 to be amortized over the remaining life of the contract.

Stock Issued for Convertible Debt

On July 20, 2012 the Company issued 162,063 shares of restricted common stock at $.84 per share, a price equal to a 50% discount to the average closing price of $1.68, the common stock price as published on the Over-the-Counter Quote Board, for contingently convertible notes and accrued interest totaling $136,138, that were issued to certain of its employees and friends and family of its officers and directors as discussed in Note 7, Notes Payable above.

On December 31, 2012, the Company issued 2,106,853 shares of restricted common stock at $.30 per share for Convertible Promissory Notes of $632,056 as disclosed in Note 8, Notes Payable – Related Parties above.

On December 31, 2012, the Company issued 87,009 shares of restricted common stock at $.30 per share for Convertible Notes and accrued interest totaling $26,103 as disclosed in Note 8, Notes Payable – Related Parties above.

On December 31, 2012, the Company issued 958,570 shares of restricted common stock at $.30 per share for a related party Convertible Note and accrued interest totaling $287,571.

Stock Sales

On November 26, 2012, Mr. Haddix (a current member of the Board of Directors of the Company) invested $60,000 in the Company and the Company issued to Mr. Haddix 240,000 restricted common shares of the Company, $0.001 par value, based on the closing price on November 26, 2012 of $0.25 per shares and three year warrants to purchase 85,714 common shares of the Company, $0.001 par value at $0.70 per common share. .

F-16

GLOBALWISE INVESTMENTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

13.	Excess of Liabilities over Assets (Deficit)

As of December 31, 2011, the holders of common stock of Intellinetics were bound by the terms of the Amended Stockholder Agreement which principally restricted sales of Intellinetics common stock to outside third parties, unless otherwise approved by the controlling stockholders. Pursuant to the Amended Stockholder Agreement, upon the death, disability or retirement of a stockholder, the stockholder or the stockholder’s estate had the right to require Intellinetics to purchase all of his or her shares in Intellinetics, and Intellinetics had the right to purchase all or any portion of the stockholder’s shares at approximately $0.004 per common share. At December 31, 2011, Intellinetics had presented the redemption amounts due upon death or disability of any such stockholder as Shares Subject to Mandatory Redemption in the liabilities section of the accompanying consolidated balance sheets. The Amended Stockholder Agreement was terminated upon the Closing Date of the Share Exchange (See Note 10 – Shares Subject to Mandatory Redemption). Accordingly, effective on the Closing Date, the amount in “excess of liabilities over assets (deficit)” was reclassified into the separate components of common stock, additional paid in capital (deficit), due from stockholders and accumulated deficit, and reported thereupon, in the consolidated balance sheets at December 31, 2012.

The components of the excess of liabilities over assets (deficit) as of December 31, 2011, were as follows:

	Common Stock, no par value		Additional Paid-In Capital	Due From Stockholders	Accumulated Deficit	Total
	Shares	Amount
Balance, December 31, 2011	28,034,850	$—	$(20,384)	$(5,600)	$(3,794,410)	$(3,820,394)

See Note 17, Subsequent Events, for information on return to treasury of 3,500,000 shares by each of A. Michael Chretien, and Matthew L. Chretien (both members of the Board of Directors of the Company), for an aggregate total of 7,000,000 shares returned to treasury; and the issuance of warrants to each of A. Michael Chretien and Matthew L. Chretien to purchase 3,500,000 shares of the Company upon the occurrence of certain events.

14.	Concentration

Revenues from the Company’s services to a limited number of customers have accounted for a substantial percentage of the Company’s total revenues. For the twelve months ended December 31, 2012, the Company’s two largest customers, FormFast, Inc. (“FormFast”) and Tiburon, Inc. (“Tiburon”), which are both Resellers, accounted for approximately 16% and 12%, respectively, of the Company’s revenues for that period. For the twelve months ended December 31, 2011, the Company’s two largest customer, Careworks ("CareWorks", and Ohio Office of Budget Management ("OBM"), accounted for approximately 11% and 10% of the Company’s revenues for that period.

For the twelve months ended December 31, 2012 and 2011, government contracts represented approximately 39% and 73% of the Company’s net revenues, respectively. A significant portion of the Company’s sales to Tiburon and Lexmark represent ultimate sales to government agencies.

As of December 31, 2012, accounts receivable concentrations from the Company’s two largest customers were 0% and 6% of gross accounts receivable, respectively, and as of December 31, 2011, accounts receivable concentrations from the Company’s two largest customers were 1% and 0% of gross accounts receivable, respectively. Accounts receivable balances from the Company’s two largest customers at December 31, 2012 have since been partially collected.

15.	Fair Value Measurements

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Except for the conversion feature related to the $400,000 Note and the derivative liability which are measured at fair value on a, the Company does not have any financial assets and liabilities or nonfinancial assets and liabilities that are measured and recognized at fair value on a recurring or nonrecurring basis. Management used the following methods and assumptions to estimate the fair values of financial instruments at the balance sheet dates:

•	For short-term financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, accrued expenses-related parties, and current notes payable the carrying amounts approximate fair values because of the short maturity of these instruments.

•	The carrying value of long term notes payable is at book value which approximates fair value as the interest rates are at market value.

•	The fair value of the conversion feature related to the $400,000 Note and the derivative liability are determined using a monte-carlo model (Level 2 Inputs) which considers the following significant inputs: the Company's stock price, risk-free interest rate and expected volatility of the Company's stock price over the expected term of the conversion option. See Note 17, Subsequent Events, for pay off and settlement of the $400,000 Note.

F-17

GLOBALWISE INVESTMENTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

16.	Provision For Income Taxes

For the years ended December 31, 2012 and 2011, we have recognized the minimum amount of state income tax as required by the states that we are required to file taxes in. We are not currently subject to further federal or state tax since we have incurred losses since our inception.

As of December 31, 2012 we had federal and state net operating loss carry forwards of approximately $5,515,240 which can be used to offset future federal income tax. The federal and state net operating loss carry forwards expire at various dates through 2032. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in our opinion, utilization is not reasonably assured.

As of December 31, 2012, the deferred tax asset related to our net operating losses was approximately $1,800,000. A 100% valuation allowance has been established on deferred tax assets at December 31, 2012 and 2011, due to the uncertainty of our ability to realize future taxable income.

17.	Subsequent Events

Sales of Unregistered Securities Subsequent to December 31, 2012

On February 28, 2013 and March 6, 2013, the Company, entered into a securities purchase agreement (the ”Purchase Agreement”) with certain accredited investors, pursuant to which it sold an aggregate of 15,000,000 shares of the Company’s common stock, par value, $0.001 per share (“Common Stock”) at a purchase price of $0.20 per share, for aggregate cash proceeds of $2,650,000 and the exchange of $350,000 in previously issued convertible promissory notes issued between January 28, 2013 and February 7, 2013 to certain investors associated with the Placement Agent (the “Offering”). The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes, including without limitation, debt reduction purposes.

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) as the exclusive placement agent for the Offering. In connection with the Offering, the Company paid the Placement Agent a cash payment of $268,000, which represented an 8% commission of the gross proceeds and approximately $28,000 for reimbursement for reasonable out of pocket expenses, FINRA filing fees and related legal fees. In addition, the Placement Agent earned warrants to purchase 1,500,000 shares of Common Stock, which represented 10% of the shares of Common Stock sold in the Offering (the “Placement Agent Warrants”), which have an exercise price of $0.24 per share of Common Stock, will be exercisable for a period of four years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights.

Pursuant to the Purchase Agreement, the Company agreed to (a) file a registration statement (the “Registration Statement”) with the SEC no later than May 29, 2013 covering the re-sale of the Common Stock shares sold in the Offering and the Common Stock shares issuable upon exercise of the Placement Agent Warrants. The Company also agreed to use commercially reasonable efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such Registration Statement).

The shares of Common Stock sold in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

Shares Issued and Outstanding and Shares Reserved for Exercise of Warrants

As of March 6, 2013, upon the issuance of the shares of Common Stock described herein, the Company has 47,362,047 shares of Common Stock issued and outstanding; and 1,848,214 shares reserved for issuance upon the exercise of outstanding warrants.

Assignment and Assumption of Notes, Conversion of Notes to Convertible Promissory Notes, and Conversion of Convertible Promissory Notes to Restricted Common Stock

On July 16, 2012, the company issued an unsecured note payable to a shareholder, Mr. Haddix (who on December 13, 2012 became a member of the Board of Directors of the company, and subsequently resigned from the Board on April 2, 2013 for health reasons, as disclosed above), in the amount of $95,000, due 45 days from the date of issuance and bearing interest at a rate of 10% per annum, with the principal and interest to be paid on maturity (the “$95,000 Haddix Note”). On August 29, 2012 the maturity was extended to November 16, 2012. On November 16, 2012, the maturity was extended to December 16, 2012. On December 14, 2012 the maturity was extended to January 15, 2013. All other provisions of the promissory note were unchanged. On January 14, 2013, Globalwise entered into a satisfaction of note agreement with Mr. Haddix whereby Mr. Haddix surrendered the $95,000 Haddix Note and accrued interest in the amount of $4,659 (for a total of $99,659) to Globalwise and discharged the principal and accrued interest in the amount of $99,659 in consideration for Globalwise issuing to Mr. Haddix a convertible promissory note in the amount of $99,659 due February 15, 2013 at an interest rate of 10%. On January 14, 2013, Mr. Haddix exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Mr. Haddix 311,434 restricted common shares, $0.001 par value, at $0.32 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

On February 15, 2013, the Company converted aggregate amount of debt (principal and interest) in the amount of $489,211 issued by the Company and its sole operating subsidiary, Intellinetics, Inc., to Alpharion Capital Partners, Inc. (“Alpharion”) into 1,686,935 restricted shares of the Company at a price of $0.29 per share (based on the closing price of Globalwise shares on February 14, 2013, the immediately preceding business day). Prior to the above referenced conversion, pursuant to an assignment and assumption agreement between Intellinetics and the Company dated February 15, 2013, the aggregate amount of debt in the amount of $489,211 held by Intellinetics (the “$489,211 of Intellinetics Debt”) was assigned to Globalwise, with the consent of Alpharion, and Globalwise issued to Alpharion a Globalwise convertible promissory note in the amount of $489,211 (the “489,211 of Globalwise Note”) in exchange for Alpharion discharging the $489,211of Intellinetics Debt. Following the issuance of the $489,211Globalwise Note, on February 15, 2013, pursuant to a satisfaction of note agreement between Globalwise and Alpharion, Alpharion converted such $489,211 Globalwise Note into 1,686,935 restricted shares of Globalwise (the “1,686,935 Globalwise Restricted Share Issuance”), (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

Return to Treasury of Shares and Issuance of Contingent Warrants

On February 15, 2013, the Company and A. Michael Chretien, a member of the Board of Directors of the Company, entered into a return to treasury agreement dated February 15, 2013, whereby A. Michael Chretien returned 3,500,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”) to the Company. As consideration for A. Michael Chretien returning to treasury 3,500,000 shares of Common Stock he owns, the Company issued one four-year warrant to A. Michael Chretien with a right to purchase 3,500,000 shares of Common Stock at $0.001 per share within four-years of the shareholders of the Company increasing the number of authorized shares of Common Stock of the Company (the “A. Michael Chretien Warrant”), with piggyback registration rights. The A. Michael Chretien Warrant has a right of first refusal for A. Michael Chretien to exercise up to 3,500,000 shares prior to the Company issuing shares of Common Stock in any transaction. The Company issued the A. Michael Chretien Warrant in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

F-18

GLOBALWISE INVESTMENTS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

On February 15, 2013, the Company and Matthew Chretien, a member of the Board of Directors of the Company, entered into a return to treasury agreement dated February 15, 2013, whereby Matthew Chretien returned 3,500,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”) to the Company. As consideration for Matthew Chretien returning to treasury 3,500,000 shares of Common Stock he owns, the Company issued one four-year warrant to Matthew Chretien with a right to purchase 3,500,000 shares of Common Stock at $0.001 per share within four-years of the shareholders of the Company increasing the number of authorized shares of Common Stock of the Company (the “Matthew Chretien Warrant”), with piggyback registration rights. The Matthew Chretien Warrant has a right of first refusal to exercise up to 3,500,000 shares prior to the Company issuing shares of Common Stock in any transaction, other than pursuant to the A. Michael Chretien Warrant. The Company issued the Matthew Chretien Warrant in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

Settlement Agreement Between the Company and a Service Provider

On February 8, 2013, Globalwise and a service provider reached an agreement to settle outstanding accounts payable in the amount of $262,000 for the issuance of 873,333 restricted shares of common stock of the Company to the service provider (the “873,333 Restricted Shares”) (with piggyback registration rights), a lump sum payment of $50,000, and mutual release and generally for the discharge of all past, present and future claims against each other (the “Settlement Agreement”). The Company issued the 873,333 Restricted Shares in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

Issuance and Conversion of Convertible Notes

Between January 28, 2013 and February 7, 2013, the Company issued six convertible promissory notes in an aggregate amount of $350,000 (the “Notes in an Aggregate Amount of $350,000”) to six accredited investors who are associated with each other (the six accredited investors collectively referred to as the “$350,000 Investors”). The Company received proceeds in an aggregate amount of $350,000, with the final payment being received by the Company on February 7, 2013. The terms of the Notes in an Aggregate Amount of $350,000 provide for maturity on July 31, 2013 (the “Maturity Date”) and provide for zero percent interest until maturity. The $350,000 Investors receive warrants to purchase an aggregate amount of 262,500 common shares (par value $0.001 per share) at $0.28 per share (the “Investor Warrants”). The $350,000 Investors have a right, at their sole discretion, to convert the notes into equity under certain circumstances. Under its terms, if the Notes in the Amount of $350,000 are not paid off by the Company by the Maturity Date or converted in to equity at the election of the $350,000 Investors prior to the Maturity Date, the notes accrue interest in the amount of 15% from the Maturity Date until the notes are paid in full. The Company used the proceeds to pay off the $400,000 Note (as described below), to settle other accounts, for working capital and for general corporate purposes. On February 28, 2013, the $350,000 Investors converted the notes into equity in the Offering disclosed above.

Settlement of Promissory Notes Subsequent to December 31, 2012

On January 30, 2013, the Company paid off in full, all principal plus fees in the amount of $154,292. Under a $400,000 promissory note the Company had issued to JMJ Financial on August 7, 2012, and subsequently renewed on November 8, 2012 (the “$400,000 Note”). The Company does not have any on-going relationship with JMJ Financial.

On March 5, 2013, the Company paid off in full, all principal of the $14,000 Jackie Chretien Note, plus all accrued interest through December 31, 2012, in the amount of $493. Additional on March 5, 2013, the Company paid accrued interest in the amount of $9,014 to Jackie Chretien relating to an $80,000 promissory note issued by the Company to Jackie Chretien on March 2, 2009.

Deferral of Principal and Interest Payment Relating to the June 17, 2009 Note Payable Issued by Intellinetics to the Ohio State Development Authority in the amount of $1,012,500

Effective December 31, 2012, the Company’s sole operating subsidiary, Intellinetics, and the Ohio State Development Authority entered into a Notice and Acknowledgement of Modification to Payment Schedule (the “December 31, 2012 Modification #1”) relating to the June 17, 2009 note payable issued by Intellinetics to the Ohio State Development Authority in the amount of $1,012,500, bearing interest at a rate of 6.00% per annum. Pursuant to the December 31, 2012 Modification #1, the Ohio State Development Authority deferred principal and interest payment for a six month period from December 1, 2012 to May 1, 2013, with the next principal and interest payment due on June 1, 2013. Effective March 12, 2013, Intellinetics and the Ohio State Development Authority entered into a Notice and Acknowledgement of Modification to Payment Schedule, deferring principal and interest payment until December 31, 2013, with the next principal and interest payment due on January 1, 2014.

Deferral of Interest Payment Relating to the June 3, 2011 Note Payable Issued by Intellinetics to the Ohio State Development Authority in the amount of $750,000

Effective December 31, 2012, the Company’s sole operating subsidiary, Intellinetics, and the Ohio State Development Authority entered into a Notice and Acknowledgement of Modification to Payment Schedule (the “December 31, 2012 Modification #2”) relating to the June 3, 2011 note payable issued by Intellinetics to the Ohio State Development Authority in the amount of $750,000, bearing interest at a rate of 1% per annum for the first 12 months, then interest at rate of 7% per annum for the second 12 months. Pursuant to the December 31, 2012 Modification #2, the Ohio State Development Authority deferred interest payment for a six month period from December 1, 2012 to May 1, 2013, with the next interest payment due on June 1, 2013. Under the terms of the June 3, 2011 note, Intellinetics is not obligated to remit payments of principal September 1, 2013. Effective March 12, 2013, Intellinetics and the Ohio State Development Authority entered into a Notice and Acknowledgement of Modification to Payment Schedule, deferring principal and interest payment until December 31, 2013, with the next principal and interest payment due on January 1, 2014.

F-19

GLOBALWISE INVESTMENTS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31,	December 31,
	2013	2012

ASSETS

Current assets:
Cash	$1,363,552	$46,236
Accounts receivable, net	428,155	332,413
Prepaid expenses and other current assets	55,448	40,026
Total current assets	1,847,155	418,675

Property and equipment, net	56,393	58,129
Other assets	35,160	37,239

Total assets	$1,938,708	$514,043

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$501,863	$1,143,265
Derivative Liability	-	15,470
Deferred compensation	104,151	-
Deferred revenues	539,563	571,268
Convertible note payable, net of discount	-	107,518
Notes payable - current	186,076	563,009
Notes payable - related party - current	255,415	95,000
Other short-term liabilities - related parties	54,927	-
Total current liabilities	1,641,995	2,495,530

Long-term liabilities:
Deferred compensation	215,012	309,740
Notes payable - net of current portion	1,402,922	1,509,265
Notes payable - related party - net of current portion	-	369,415
Deferred interest expense	52,065	41,440
Other long-term liabilities - related parties	-	72,033

Total long-term liabilities	1,669,999	2,301,893

Total liabilities	3,311,994	4,797,423

Stockholders' deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 47,362,047 and 36,490,345 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	54,363	36,492
Additional paid-in capital (deficit)	4,912,814	1,348,794
Accumulated deficit	(6,340,463)	(5,668,666)
Total stockholders' deficit	(1,373,286)	(4,283,380)
Total liabilities and stockholders' deficit	$1,938,708	$514,043

See Notes to these condensed consolidated financial statements

F-20

GLOBALWISE INVESTMENTS, INC. and SUBSIDIARY

Condensed Consolidated Statement of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2013	2012
Revenues:
Sale of software licenses without professional services	$8,660	$21,739
Sale of software licenses with professional services	-	19,992
Software as a service	34,790	29,041
Software maintenance services	223,464	177,451
Consulting services	87,957	112,105

Total revenues	354,871	360,328

Cost of revenues:
Sale of software licenses without professional services	6,369	17,205
Sale of software licenses with professional services	114,936	153,626
Software as a service	6,909	6,530
Software maintenance services	27,950	24,880
Consulting services	23,320	101,706

Total cost of revenues	179,484	303,947

Gross profit	175,387	56,381

Operating expenses:
General and administrative	568,148	820,220
Sales and marketing	227,783	321,895
Depreciation	5,344	6,790

Total operating expenses	801,275	1,148,905

Loss from operations	(625,888)	(1,092,524)

Other income (expenses)
Derivative gain	15,470	-
Interest expense, net	(61,379)	(55,349)

Total operating expenses	(45,909)	(55,349)

Net loss	$(671,797)	$(1,147,873)

Basic and diluted net loss per share	$(0.02)	$(0.04)

Weighted average number of common shares outstanding - basic and diluted	39,620,613	30,588,213

See Notes to these condensed consolidated financial statements

F-21

GLOBALWISE INVESTMENTS, INC. and SUBSIDIARY

Condensed Consolidated Statement of Stockholders' Deficit

For the Three Months Ended March 31, 2013

(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated
	Shares	Amount	(Deficit)	Deficit	Total

Balance, December 31, 2012	36,490,345	$36,492	$1,348,794	$(5,668,666)	$(4,283,380)

Convertible Securities Exercised	1,998,369	1,998	586,872	-	588,870

Shares issued for accounts payable and accrued liabilities	873,333	873	261,127	-	262,000

Share Return	(7,000,000)	-	-	-	-

Private Placement of Stock	15,000,000	15,000	2,716,021	-	2,731,021

Net loss	-	-	-	(671,797)	(671,797)

Balance, March 31, 2013	47,362,047	$54,363	$4,912,814	$(6,340,463)	$(1,373,286)

See Notes to these condensed consolidated financial statements

F-22

GLOBALWISE INVESTMENTS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
	2013	2012

Cash flows from operating activities:
Net loss	$(671,797)	$(1,147,873)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,344	6,790
Bad debt expense	6,575	-
Amortization of deferred financing costs	2,079	2,502
Amortization of beneficial conversion option	2,387	-
Amortization of original issue discount	1,206	-
Gain on derivative	(15,470)	-
Changes in operating assets and liabilities:
Accounts receivable	(102,317)	225,754
Prepaid expenses and other current assets	(15,423)	(27,907)
Accounts payable and accrued expenses	(359,691)	387,410
Other liabilities - related parties	(12,447)	5,587
Deferred interest expense	10,625	8,751
Deferred revenues	(31,705)	(79,082)
Deferred compensation	9,423	-
Total adjustments	(499,414)	529,805
Net cash used in operating activities	(1,171,211)	(618,068)

Cash flows from investing activities:
Repayment of equity receivable	-	5,600
Purchases of property and equipment	(3,608)	(44,582)
Net cash used in investing activities	(3,608)	(38,982)

Cash flows from financing activities:
Proceeds from notes payable	-	674,556
Proceeds from notes payable - related parties	-	50,000
Repayment of notes payable	(124,886)	(67,267)
Repayment of notes payable - related parties	(114,000)	-
Sale of Common Stock	2,731,021	-
Net cash provided by financing activities	2,492,135	657,289

Net increase (decrease) in cash	1,317,316	239
Cash - beginning of period	46,236	140,271
Cash - end of period	$1,363,552	$140,510

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$73,370	$21,863
Supplemental disclosure of non-cash financing activities:
Accounts payable and accrued interest converted to equity	$286,370	$-
Notes payable converted to equity	469,500	-
Notes payable - related party converted to equity	95,000	-
Total non-cash financing activities	$850,870	$-

See Notes to these condensed consolidated financial statements

F-23

1.	Business Organization and Nature of Operations

Globalwise Investments, Inc. (“Globalwise”) is a Nevada holding company incorporated in 1997, with a single operating subsidiary, Intellinetics, Inc. (“Intellinetics”), together the (“Company”). On February 10, 2012 (the “Closing Date”), Globalwise entered into a Securities Exchange Agreement (the “Exchange Agreement”) by and between itself and Intellinetics. Pursuant to the terms of the Exchange Agreement, all of the former shareholders of Intellinetics transferred to Globalwise all of their shares of Intellinetics in exchange for shares of common stock (“Share Exchange”) of Globalwise. Prior to the Share Exchange, Globalwise was a non-operating public shell company. As a result of the Share Exchange, Intellinetics became a wholly-owned subsidiary of Globalwise. The Share Exchange was accounted for as a reverse merger and recapitalization of Intellinetics (See Note 4 – Share Exchange). The Company is an enterprise content management (ECM) software development, sales and marketing company serving both the public and private sectors. In the public sector, the Company’s products, services and process models serve, principally, the critical needs of law enforcement and compliance agencies within the state and local government establishment. Intellinetics was formed in December 1996 as a corporation in the state of Ohio.

The Company provides its software solutions principally through (i) the direct licensing of its software installed on customer computer platforms and (ii) providing the applications as a service, accessible through the internet. The Company’s comprehensive solutions include services that range from pre-installation assessment, project scoping, implementation, consulting and ongoing software maintenance and customer support.

2. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and the instructions to Form 10-Q and Article 8.03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation of the consolidated financial position of the Company as of quarter ended March 31, 2013 and the consolidated results of its operations and cash flows for the three months ended March 31, 2013 and March 31, 2012, have been included. The Company has evaluated subsequent events through the issuance of this Form 10-Q. Operating results for the three months ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013 or any other interim or future period. Accordingly, the condensed consolidated financial statements included in this Form 10-Q for the quarter ended March 31, 2013 (this “Form 10-Q”) should be read in conjunction with the audited consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Form 10-K”) filed with the Securities and Exchange Commission on April 1, 2013, and the notes to the audited consolidated financial statements contained in our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on April 30, 2013.

3. Liquidity and Management’s Plans

Through March 31, 2013, the Company has incurred an accumulated deficit since inception of $6,340,463. At March 31, 2013, the Company had a cash balance of $1,363,552, primarily as a result of the private placement discussed in detail elsewhere in this Form 10-Q.

From the Company’s inception, it has generated revenues from the sales and implementation of its internally generated software applications.

The Company’s plan is to increase its sales and market share by developing an expanded network of resellers through which the Company will sell its expanded software product portfolio. The Company expects that this marketing initiative will require that it hire and develop an expanded sales force and enhance its product marketing efforts, all of which will require additional capital.

On the Closing Date, the Company consummated its merger and on that date, its shares began trading on the Over-the-Counter Quote Board under the symbol “GWIV”. The Company intends to deploy capital to expand its sales and marketing capabilities, develop ancillary software products, enhance its internal infrastructure, support the accounting, auditing and legal costs of operating as a public company, and provide working capital.

F-24

The Company expects that through the next 10 to 16 months, the capital requirements to fund the Company’s growth and to cover the operating costs as a public company will consume substantially all of the cash flows that it intends to generate from its operations, as well as the funds raised in the private placement discussed elsewhere in this Form 10-Q, in addition to the proceeds of any issuances of debt and equity securities, if consummated. The Company further believes that during this period, while the Company is focusing on the growth and expansion of its business, the gross profit that it expects to generate from operations will not generate sufficient funds to cover these anticipated operating costs. Accordingly, the Company expects to use proceeds from the private placement to sustain operations and to follow through on the execution of its business plan. There is no assurance that the Company’s plans as discussed above will materialize and/or that the Company will have sufficient funds to fund the Company’s operations. Given these conditions, the Company’s ability to continue as a going concern is contingent upon successfully managing its cash requirements. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrants into established markets, the competitive environment in which the Company operates and its cash requirements. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Since inception, the Company’s operations have primarily been funded through a combination of operating margins, state business development loans, bank loans, loans from friends and family, and the sale of securities. Although management believes that the Company has access to capital resources, there are currently no commitments in place for new financing at this time, and there is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all.

During the three months ended March 31, 2013, the Company raised $2,731,021 in net new funds through the issuance of the Company’s common stock to certain accredited investors through a private placement. The Company used portions of the net proceeds from the private placement of securities for working capital and general corporate purposes, including without limitation, debt reduction purposes.

The Company expects to use the remaining funds raised through the private placement to fund the Company’s operations, including the costs that it expects to incur as a public company, and to fund the Company’s plans to increase staff and operations to complete the build-out of its expanded reseller network which the Company believes will enable it to expand into additional markets and deepen its penetration of existing markets. The current level of cash and operating margins may not be enough to cover the existing fixed and variable obligations of the Company, so increased revenue performance and the addition of capital, as needed are critical to the Company’s success.

The Company’s financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should it be unable to continue as a going concern.

4. Share Exchange

On the Closing Date, Intellinetics was acquired by Globalwise pursuant to the Share Exchange, with Intellinetics remaining as a wholly-owned subsidiary of Globalwise.

In connection with the consummation of the Share Exchange, (i) the stockholders of Intellinetics surrendered all of the issued and outstanding shares of Intellinetics capital stock and received, in exchange for such shares, an aggregate of 28,034,850 shares of common stock of Globalwise on a 4,650-for-1 basis which represented approximately 86% of the Company’s total shares outstanding immediately following the closing of the transaction; and (ii) Intellinetics paid $220,000 in advance of the closing and $85,000 upon the closing of the Share Exchange to the stockholders of Globalwise to provide both a reimbursement of professional fees incurred by Globalwise and for the split-off of the net liabilities of Globalwise at closing.

The Share Exchange was accounted for as a “reverse merger”. Furthermore, the Share Exchange was deemed to be a recapitalization of Intellinetics, and as such, all capital accounts have been restated as if the Share Exchange had occurred prior to the earliest period presented. Intellinetics was deemed to be the acquirer in the Share Exchange for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that are reflected in the financial statements prior to the Share Exchange are those of Intellinetics, and the condensed consolidated financial statements of the Company after completion of the Share Exchange include the assets and liabilities of Intellinetics, historical operations of Intellinetics and operations of Intellinetics from the Closing Date of the Share Exchange.

F-25

5. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities, amounts of revenue and expenses, and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from estimated amounts. Significant estimates and assumptions include reserves related to receivables, the recoverability of long-term assets, depreciable lives of property and equipment, deferred taxes and related valuation allowances. The Company’s management monitors these risks and assesses its business and financial risks on a quarterly basis.

Concentrations of Credit Risk

The Company maintains its cash with high credit quality financial institutions. At times, the Company’s cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit.

The number of customers that comprise the Company’s customer base, along with the different industries, governmental entities and geographic regions, in which the Company’s customers operate, limits concentrations of credit risk with respect to accounts receivable. The Company does not generally require collateral or other security to support customer receivables; however, the Company may require its customers to provide retainers, up-front deposits or irrevocable letters-of-credit when considered necessary to mitigate credit risk. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific customers and past collections history. Credit losses have been within management’s expectations. At March 31, 2013 and December 31, 2012, the Company's allowance for doubtful accounts was $12,796 and $6,221, respectively.

Property and Equipment

Property and equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the related assets on a straight-line basis. Furniture and fixtures, computer hardware and purchased software are depreciated over 3 to 7 years. Leasehold improvements are amortized over the life of the lease or the asset, whichever is shorter, generally 7 to 10 years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains and losses are reflected in the results of operations.

Impairment of Long-Lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant, and Equipment.” The Company tests long-lived assets or asset groups, such as property and equipment, for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed of before the end of its estimated useful life.

Recoverability is assessed based on comparing the carrying amount of the asset to the aggregate pre-tax undiscounted cash flows expected to result from the use and eventual disposal of the asset or asset group. Impairment is recognized when the carrying amount is not recoverable and exceeds the fair value of the asset or asset group. The impairment loss, if any, is measured as the amount by which the carrying amount exceeds fair value, which for this purpose is based upon the discounted projected future cash flows of the asset or asset group.

F-26

Share Based Compensation

The Company accounts for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”). Stock-based payments to employees include grants of stock that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 718 and AC 505-50, “Equity-Based Payments to Non-Employees,” which requires that such equity instruments are recorded at their fair value on the measurement date, with the measurement of such compensation being subject to periodic adjustment as the underlying equity instruments vest.

Both employee and non-employee grants of stock are fully vested at their respective date of grants. For the three months ended March 31, 2013 and 2012, there was no share-based compensation.

Software Development Costs

Software development costs incurred for software to be sold or otherwise marketed prior to the establishment of technological feasibility are expensed as incurred. The Company defines establishment of technological feasibility as the completion of a working model. Software development costs incurred subsequent to the establishment of technological feasibility through the period of general market availability of the product are capitalized, if material. To date, all software development costs for software to be sold or otherwise marketed have been expensed as incurred. In accordance with ASC 350-40, the Company capitalizes purchase and implementation costs of internal use software. No such costs were capitalized during the periods presented.

Valuation of Derivative Instruments

ASC Topic 814-40 (Formerly SFAS No. 133, "Accounting for derivative instruments and hedging activities"), requires that embedded derivative instruments be bifuricated and assessed, along with free-standing derivative instruments on their issuance date and in accordance with ASC Topic 815-40-15 (formerly EITF 00-19, "Accounting for derivative financial instruments indexed to, and potentially settled in, a company's own stock") to determine whether they should be considered a derivative liability and measured at their fair value for accounting purposes. The Company adjusts its derivative liability to fair value at each balance sheet date, and reflects the change in fair value, in its statement of operations as gain or loss on derivative.

Revenue Recognition

a) Sale of software licenses without Professional Services

The Company recognizes revenues in accordance with ASC Topic 985-605, “Software Revenue Recognition” (“ASC 985-605”).

The Company records revenues from the sale of software licenses when persuasive evidence of an arrangement exists, the software has been delivered, there are no significant uncertainties surrounding product acceptance by the customer, the fees are fixed and determinable, and collection is considered probable. Revenues included in this classification typically include sales of additional software licenses to existing customers and sales of software to the Company’s Resellers (See section h) – Reseller Agreements, below).

The Company assesses whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. The Company’s sales arrangements generally include standard payment terms. These terms effectively relate to all customers, products, and arrangements regardless of customer type, product mix or arrangement size.

F-27

If an undelivered element for the arrangement exists under the license arrangement, revenues related to the undelivered element are deferred based on vendor specific objective evidence (“VSOE”) of the fair value of the undelivered element. Often, multiple-element sales arrangements include arrangements where software licenses and the associated post-contract customer support (“PCS”) are sold together. The Company has established VSOE of the fair value of the undelivered PCS element based on the contracted price for renewal PCS included in the original multiple element sales arrangement, as substantiated by contractual terms and the Company’s significant PCS renewal experience, from the Company’s existing customer base.

b) Sale of Software Licenses with Professional Services

In connection with the sale of software with professional services, the Company provides the customer with a solution that is customized or configured to fit the customer’s particular needs and/or our professional services are essential to the functionality of the software. In these arrangements, the software license and professional services do not qualify for separate accounting. Accordingly, we record the revenues of these sales as prescribed by ASC 985-605, in accordance with the contract accounting guidelines in ASC 605-35, “Revenue Recognition: Construction-Type and Production-Type Contracts”, after evaluating for separation of any non-ASC 605-35 elements in accordance with the provisions of ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements,” as updated.The accounting guidelines require that the software license revenue to be recognized together with the professional services based on contract accounting using either the percentage-of-completion or completed-contract method. The Company recognizes revenues for these contracts under the completed contract method, as we believe it is the appropriate method through March 31, 2013.

The fair value of any undelivered elements in multiple-element arrangements in connection with the sales of software licenses with professional services are deferred based upon VSOE.

c) Sale of Software as a Service

Sale of software as a service consists of revenues from arrangements that provide customers the use of the Company’s software applications, as a service, typically billed on a monthly or annual basis. Advance billings of these services are not recorded to the extent that the term of the arrangement has not commenced and payment has not been received. Revenue on these services is recognized ratably over the term of the underlying arrangement.

d) Sale of Software Maintenance Services

Software maintenance services revenues consist of revenues derived from arrangements that provide PCS to the Company’s software license holders. These revenues are recognized ratably over the term of the contract. Advance billings of PCS are not recorded to the extent that the term of the PCS has not commenced and payment has not been received.

e) Sales of Consulting Services

Consulting services consist principally of revenues from consulting, advisory services, training and customer assistance with management and uploading of data into the Company’s applications. When these services are provided on a time and material basis, the Company records the revenue as the services are rendered, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services. Where the services are provided under a fixed priced arrangement, the Company records the revenue on a proportional performance method, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services.

f) Deferred revenues

The Company records deferred revenue primarily related to software maintenance support agreements, when the customer pays for the contract prior to the time the services are performed. Substantially all maintenance agreements have a one-year term that commences immediately following the delivery of the maintained products or on the date of the applicable renewal period.

F-28

g) Rights of return and other incentives

The Company does not generally offer rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, does not provide for or make estimates of rights of return and similar incentives. The Company, from time to time, may discount bundled software sales with PCS services. Such discounts are recorded as a component of the software sale and any revenue related to PCS is deferred over the PCS period based upon appropriate VSOE of fair value.

h) Reseller agreements

The Company executes certain sales contracts through resellers and distributors (collectively, “Resellers”). The Company recognizes revenues relating to sales through Resellers when all the recognition criteria have been met—in other words, persuasive evidence of an arrangement exists, delivery has occurred the fee is fixed and determinable, and collectability is probable. In addition, the Company assesses the credit-worthiness of each Reseller, and if the Reseller is undercapitalized or in financial difficulty, any revenues expected to emanate from such Resellers are deferred and recognized only when cash is received and all other revenue recognition criteria are met.

Advertising

The Company expenses the cost of advertising as incurred. Advertising expense for the three months ended March 31, 2013 and 2012 amounted to approximately $3,374 and $29,410, respectively.

6. Property and Equipment

Property and equipment are comprised of the following:

	March 31,	December 31,
	2013	2012
Computer hardware and purchased software	$283,954	$281,846
Leasehold improvements	221,666	220,166
Furniture and fixtures	88,322	88,322
	593,942	590,334
Less: accumulated depreciation and amortization	(537,549)	(532,205)
Property and equipment, net	$56,393	$58,129

Total depreciation expense on the Company’s property and equipment for the three months ended March 31, 2013 and 2012 amounted to $5,344 and $6,790, respectively.

F-29

7. Notes Payable

On March 24, 2004, the Company's sole operating subsidiary, Intellinetics, issued a note payable to a bank in the amount of $201,024, bearing a current interest rate of 6.25% per annum (the “Bank Loan”). Monthly principal and interest payments are $3,826 each with the final payment due on April 30, 2014. The note is secured by the personal guarantees of the Company’s founders, as well as a director. The guarantee by the director is secured by the pledge of the directors’ certificate of deposit in the amount of $200,000. In addition, the note is secured by a senior secured interest on all business assets of Intellinetics. The obligation is subject to certain covenants, which require that Intellinetics maintain continuity of operations and which include limitations regarding Intellinetics’ indebtedness. In addition, the bank is a party to an intercreditor agreement involving Authority Loan No. 1 and Authority Loan No. 2 (together, the “Authority Loans”), as discussed and defined below, which provides for cross notifications between the lenders.

On July 17, 2009, the Company's sole operating subsidiary, Intellinetics, issued a note payable to the Ohio State Development Authority in the amount of $1,012,500, with a maturity date of September 1, 2015, bearing interest at a rate of 6.00% per annum (“Authority Loan No. 1”). Pursuant to the terms of the loan, Intellinetics was required to pay only interest through September 30, 2010 and then monthly principal and interest payments of $23,779 through September 30, 2015. The note is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, Intellinetics shall pay a loan participation fee of $101,250, which is accounted for as a loan premium, accreted monthly, utilizing the interest method, over the term of the loan. Effective December 31, 2012, Intellinetics and the Ohio State Development Authority entered into a Notice and Acknowledgement of Modification to Payment Schedule relating to Authority Loan No. 1 deferring principal and interest payments for a six month period from December 1, 2012 to May 1, 2013, with the next principal and interest payment due on June 1, 2013. Effective March 12, 2013, Intellinetics and the Ohio State Development Authority entered into another Notice and Acknowledgement of Modification to Payment Schedule relating to Authority Loan No. 1, deferring principal and interest payment until December 31, 2013, with the next principal and interest payment due on January 1, 2014. As of March 31, 2013, the principal amount outstanding under Authority Loan No. 1 was $741,787.

On June 3, 2011, the Company's sole operating subsidiary, Intellinetics, issued a note payable to the Ohio State Development Authority in the amount of $750,000, with a maturity date of August 1, 2018, bearing interest at a rate of 1% per annum for the first 12 months, then interest at rate of 7% per annum for the second 12 months (“Authority Loan No. 2”). Pursuant to the terms of the loan, Intellinetics is not obligated to remit payments of principal until the beginning of the third year of the loan, September 1, 2013. The monthly principal and interest payments, beginning on the third anniversary of the loan origination, are $14,850 and are payable on a monthly basis through July 13, 2017. The note is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, Intellinetics shall pay a loan participation fee of $75,000, which is accounted for as a loan premium, accreted monthly utilizing the interest method, over the term of the loan. The interest rate of 1% during the first 12 months of this loan was considered to be below market for that period. The Company further determined that over the life of the loan, the effective interest rate was 5.6% per annum. Accordingly, during the first 12 months of the loan, the Company recorded interest expense at the 5.6% rate per annum. The difference between the interest expense accrual at 5.6% and the stated rate of 1% over the first 12 months is credited to deferred interest. The deferred interest amount that is accumulated over the first 12 months of the loan term will be amortized as a reduction to interest expense over the remaining term of the loan. At March 31, 2013 and December 31, 2012, deferred interest of $52,065 and $41,440, respectively, was reflected within long-term liabilities on the accompanying condensed consolidated balance sheets. Effective December 31, 2012, Intellinetics and the Ohio State Development Authority entered into a Notice and Acknowledgement of Modification to Payment Schedule relating to Authority Loan No. 2 deferring the interest payment for a six month period from December 1, 2012 to May 1, 2013, with the next interest payment due on June 1, 2013. Effective March 12, 2013, Intellinetics and the Ohio State Development Authority entered into another Notice and Acknowledgement of Modification to Payment Schedule, deferring principal and interest payment until December 31, 2013, with the next principal and interest payment due on January 1, 2014. As of March 31, 2013, the principal amount outstanding under Authority Loan No. 2 was $750,000.

F-30

The Authority Loans were granted to Intellinetics in connection with the State of Ohio’s economic development programs. The proceeds from these loans were used by Intellinetics to support its efforts in developing software solutions for its customers.

These Authority Loans are subject to certain covenants and reporting requirements. Intellinetics is required to provide quarterly financial information and certain management certifications. Intellinetics is further required to maintain its principal office in the State of Ohio and within three years of the respective loan origination dates of each of the Authority Loans, to have created and/or retained an aggregate of 25 full time jobs in the State of Ohio. Should Intellinetics not have attained these employment levels by the respective dates, then the interest rates on the Authority Loans shall increase to 10% per annum. The Authority Loans are the subject of an intercreditor agreement involving the Bank Loan, which provides for cross notifications between the lenders in an event of a default.

On June 6, 2012, the Company issued a note to an individual for $50,000, bearing interest at 10.0% per annum. All principal and interest is due June 1, 2013.

On August 7, 2012, (the “Effective Date”), the Company issued a $400,000 Promissory Note (the “$400,000 Note”) to a Lender. The Principal Sum due to the Lender shall be prorated based on the consideration actually funded by the Lender, plus an approximate 10% Original Issue Discount (“OID”) that is prorated based on the consideration actually funded by the Lender as well as any other interest or fees, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the $400,000 Note. The $400,000 Note has a maturity date of twelve (12) months from the Effective Date and accrues interest at zero percent. If the $400,000 Note remains outstanding after 90 days, a one-time 5% interest rate will be applied. In addition, the Lender has the right, at any time 90 days after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock of the Company. The Conversion Price is the lesser of $1.50 or 70% of the lowest trade price in the 25 trading days previous to the conversion. The common shares issuable upon conversion of the $400,000 Note have “piggyback” registration rights and must be included in the next registration statement the Company files with the “Securities and Exchange Commission. In the event of default under the $400,000 Note, default interest will accrue at a rate of 18% and the Company will be assessed a significant default penalty. The initial consideration received on August 8, 2012 was $100,000, and the Company has not received any further consideration to date from the Lender. On November 8, 2012, the Company and the Lender entered into an amendment to the $400,000 Note extending the repayment date to 180 days from August 8, 2012 for a fee of 15% added to the $400,000 Note, If the Company repays the $400,000 Note on or before 180 days from August 8, 2012, an additional prepayment fee of 15% shall be added to the outstanding balance of the $400,000 Note such that the total balance due to the Lender would be $154,292. The Company has computed the present value of the amount funded at $109,905 as of December 31, 2012 as a result of its non-interest bearing terms. Additionally, the Company recorded a discount in the amount of $23,252 in connection with the initial valuation of the beneficial conversion feature of the note to be amortized utilizing the interest method of accretion over the expected term of the note. Further, the Company has recognized a derivative liability resulting from the variable change in conversion rate in relation to the change in market price of the Company’s common stock. The Company recognized a loss on derivative during 2012 in the amount of $15,470 and amortization of the debt discount in the amount of $20,864 in connection with the initial valuation of the beneficial conversion feature of the note for the year ended December 31, 2012. As of December 31, 2012, the principal balance, net of discounts, totaled $107,518. Accrued interest included in accounts payable and accrued expenses totaled $23,056. On January 30, 2013, the Company paid off in full, all principal plus fees in the total amount of $154,292. The termination of the option to exercise the beneficial conversion feature resulted in a derivative gain of $15,470 on January 30, 2013. The Company does not have any on-going relationship with the Lender.

On February 15, 2013, the Company converted aggregate amount of debt (principal and interest) in the amount of $489,211 issued by the Company and its sole operating subsidiary, Intellinetics, Inc., to an advisor (as identified in the table below with principal amounts of $131,500, $300,000, and $38,000), (“Alpharion”), into 1,686,935 restricted shares of the Company at a price of $0.29 per share (based on the closing price of Globalwise shares on February 14, 2013, the immediately preceding business day). Prior to the above referenced conversion, pursuant to an assignment and assumption agreement between Intellinetics and the Company dated February 15, 2013, the aggregate amount of debt in the amount of $489,211 held by Intellinetics (the “$489,211 of Intellinetics Debt”) was assigned to Globalwise, with the consent of Alpharion, and Globalwise issued to Alpharion a Globalwise convertible promissory note in the amount of $489,211 (the “489,211 of Globalwise Note”) in exchange for Alpharion discharging the $489,211of Intellinetics Debt. Following the issuance of the $489,211Globalwise Note, on February 15, 2013, pursuant to a satisfaction of note agreement between Globalwise and Alpharion, Alpharion converted such $489,211 Globalwise Note into 1,686,935 restricted shares of Globalwise (the “1,686,935 Globalwise Restricted Share Issuance”), (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

F-31

The table below reflects all notes payable at March 31, 2013 and December 31, 2012, respectively, with the exception of related party notes disclosed in Note 8 - Notes Payable - Related Parties.

	March 31,	December 31,
	2013	2012
Bank Loan, due April 30, 2014	$47,211	$60,986
Authority Loan No. 1, due September 1, 2015	741,787	741,788
Authority Loan No. 2, due August 1, 2018	750,000	750,000
Notes payable to advisor, due March 16, 2013	-	131,500
Note payable to advisor, due July 1, 2013	-	300,000
Note payable due August 6, 2013	-	107,518
Note payable to advisor, due February 8, 2013	-	38,000
Note payable due June 1, 2013	50,000	50,000
Total notes payable	1,588,998	2,179,792
Less current portion	(186,076)	(670,527)
Long-term portion of notes payable	$1,402,922	$1,509,265

Future minimum principal payments of these notes payable with the exception of the related party notes in Note 8 - Notes Payable - Related Parties, as described in this Note 7 are as follows:

For the Twelve-Month Period Ended March 31,	Amount
2014	$186,076
2015	386,669
2016	571,630
2017	151,899
2018	162,880
Thereafter	129,844
Total	$1,588,998

As of March 31, 2013 and December 31, 2012, accrued interest for these notes payable with the exception of the related party notes in Note 8 - Notes Payable - Related Parties, was $96,827 and $133,894, respectively, and reflected within accounts payable and accrued expenses on the condensed consolidated balance sheets. As of March 31, 2013 and December 31, 2012, accrued loan participation fees were $112, 613 and $104,277, respectively, and reflected within accounts payable and accrued expenses on the condensed consolidated balance sheets. As of March 31, 2013 and December 31, 2012, deferred financing costs were $24,875 and $26,954, respectively, and reflected within other assets on the condensed consolidated balance sheets.

For the three months ended March 31, 2013 and 2012, interest expense, including the amortization of deferred financing costs, accrued loan participation fees, original issue discounts, deferred interest and related fees and the embedded conversion feature was $61,379 and $47,386, respectively.

8. Notes Payable - Related Parties

On March 29, 2012, the Company issued an unsecured note payable to Ramon Shealy ("Mr. Shealy"), a then director of the Company, who subsequently resigned from the Board of Directors on December 17, 2012, for personal reasons, in the amount of $238,000, bearing interest at a rate of 10% for the term of the note. All principal and interest was due and payable on June 27, 2012, but was later extended to November 24, 2012. On April 16, 2012, the Company issued a note payable to Mr. Shealy, in the amount of $12,000, bearing interest at a rate of 10% per quarter. All principal and interest was due on July 15, 2012, but was later extended to November 12, 2012. On November 24, 2012 the $238,000 Shealy Note and the $12,000 Shealy Note were combined into a $250,000 promissory note, under the same terms, with a maturity date of January 1, 2014. On March 13, 2013 the Company paid $100,000 of the principal amount of the $250,000 promissory note to Mr. Shealy. As of March 31, 2013, the $250,000 promissory note issued to Mr. Shealy had a principal balance of $150,000.

On June 20, 2012, the Company issued an unsecured promissory note payable to a relative of the Company’s Founders, in the amount of $14,000, due July 1, 2014 and bearing interest at 5% per annum, with the principal and interest to be paid on maturity (the “$14,000 Jackie Chretien Note”). On March 5, 2013 the Company paid off in full, all principal of the $14,000 Jackie Chretien Note, and all accrued interest through December 31, 2012, in the amount of $493. Additionally on March 5, 2013, the Company paid accrued interest in the amount of $9,014 to Jackie Chretien relating to an $80,000 promissory note issued by the Company to Jackie Chretien on March 2, 2009.

F-32

On July 16, 2012, the Company issued an unsecured note payable to a shareholder, Mr. Haddix (who on December 13, 2012 became a member of the Board of Directors of the Company and subsequently resigned from the Board on April 2, 2013 for health reasons), in the amount of $95,000, due 45 days from the date of issuance and bearing interest at a rate of 10% per annum, with the principal and interest to be paid on maturity (the “$95,000 Haddix Note”). The maturity was extended to January 15, 2013. On January 14, 2013 the Company entered into a satisfaction of note agreement with Mr. Haddix whereby Mr. Haddix surrendered the note to the Company and discharged the principal amount due under the Note in consideration for the Company issuing to Mr. Haddix a convertible promissory note in the amount of $95,000 plus accrued interest of $4,659 (for a total of $99,659) due January 1, 2014. On January 15, 2013 Mr. Haddix exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to the Company. The company issued to Mr. Haddix 311,434 restricted common shares, $.001 par value, at $0.32 per share (based on the closing price on the immediately preceding business day).

The table below reflects Notes payable due to related parties at March 31, 2013 and December 31, 2012, respectively:

	March 31,	December 31,
	2013	2012
The $95,000 Haddix Note	$-	$95,000
The $14,000 Jackie Chretien Note	-	14,000
Notes payable, bearing interest at 5.00% per annum. Principal and unpaid interest is due on January 1, 2014.	$105,415	105,415
The $250,000 Shealy Note	150,000	250,000
Total notes payable - related party	$255,415	$464,415
Less current portion	(255,415)	(95,000)
Long-term portion of notes payable-related party	$-	$369,415

Future minimum principal payments of these notes payable as described in this Note 8 are as follows:

For the Twelve Months Ended March 31,	Amount
2014	$255,415
Total	$255,415

As of March 31, 2013 and December 31, 2012, accrued interest for these notes payable to related parties amounted to $54,927 and $72,033, respectively. Of these amounts, $4,927 and $0, respectively, is reflected within accrued expenses, related parties, and 0 and $72,033, respectively, is reflected within other long-term liabilities-related parties, on the condensed consolidated balance sheets.

For the three months ended March 31, 2013 and 2012, interest expense in connection with notes payable – related parties was $5,223 and $5,722, respectively.

9. Deferred Compensation

Deferred compensation consists of accumulated compensation earned by the Company’s two founders, President and Chief Executive Officer, and Chief Financial Officer and not paid as of March 31, 2013 and December 31, 2012. Pursuant to the Company’s employment agreements with the founders, the Company has agreed to pay deferred compensation totaling $215,012 in cash to these founders on March 31, 2015. All other deferred compensation will be paid during 2013.

F-33

10. Commitments and Contingencies

Employment Agreements

The Company has entered into employment agreements with four of its key executives. Under their respective agreements, the executives serve at will and are bound by typical confidentiality, non-solicitation and non-competition provisions.

Operating Leases

On January 1, 2010, the Company entered into an agreement to lease 6,000 rentable square feet of office space in Columbus, Ohio at a monthly rent of $3,375. The lease commenced on January 1, 2010 and, pursuant to a lease extension dated February 21, 2012, the lease expires on December 31, 2014. The Company has no other leases.

Future minimum lease payments under this operating lease are as follows:

For the Twelve Months Ended March31,	Amount
2014	$40,500
2015	30,375
2016	-
Total	$70,875

Rent expense charged to operations for the three months ended March 31, 2013 and 2012 amounted to $10,125.

11. Stockholders’ Equity

Description of Authorized Capital

The Company is authorized to issue up to 50,000,000 shares of common stock with $0.001 par value. The holders of the Company’s common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the business. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

F-34

Sales of Unregistered Securities

On February 28, 2013 and March 6, 2013, the Company, entered into a securities purchase agreement (the ”Purchase Agreement”) with certain accredited investors, pursuant to which it sold an aggregate of 15,000,000 shares of the Company’s common stock, par value, $0.001 per share (“Common Stock”) at a purchase price of $0.20 per share, for aggregate cash proceeds of $2,650,000 and the exchange of $350,000 in previously issued convertible promissory notes issued between January 28, 2013 and February 7, 2013 to certain investors associated with the Placement Agent (the “Offering”). The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes, including without limitation, debt reduction purposes. The Company retained Taglich Brothers, Inc. (the “Placement Agent”) as the exclusive placement agent for the Offering. In connection with the Offering, the Company paid the Placement Agent a cash payment of $268,979, which represented an 8% commission of the gross proceeds and approximately $28,979 for reimbursement for reasonable out of pocket expenses, FINRA filing fees and related legal fees. In addition, the Placement Agent earned warrants to purchase 1,500,000 shares of Common Stock, which represented 10% of the shares of Common Stock sold in the Offering (the “Placement Agent Warrants”), which have an exercise price of $0.24 per share of Common Stock, will be exercisable for a period of four years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights. Pursuant to the Purchase Agreement, the Company agreed to (a) file a registration statement (the “Registration Statement”) with the SEC no later than May 29, 2013 covering the re-sale of the Common Stock shares sold in the Offering and the Common Stock shares issuable upon exercise of the Placement Agent Warrants. The Company also agreed to use commercially reasonable efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such Registration Statement). The shares of Common Stock sold in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

Shares Issued and Outstanding and Shares Reserved for Exercise of Warrants

As of March 6, 2013, upon the issuance of the shares of Common Stock in the Offering described above, the Company has 47,362,047 shares of Common Stock issued and outstanding; and 1,848,214 shares reserved for issuance upon the exercise of outstanding warrants.

Assignment and Assumption of Notes, Conversion of Notes to Convertible Promissory Notes, and Conversion of Convertible Promissory Notes to Restricted Common Stock

On February 15, 2013, the Company converted aggregate amount of debt (principal and interest) in the amount of $489,211 issued by the Company and its sole operating subsidiary, Intellinetics, Inc., to Alpharion Capital Partners, Inc. (“Alpharion”) into 1,686,935 restricted shares of the Company at a price of $0.29 per share (based on the closing price of Globalwise shares on February 14, 2013, the immediately preceding business day). Prior to the above referenced conversion, pursuant to an assignment and assumption agreement between Intellinetics and the Company dated February 15, 2013, the aggregate amount of debt in the amount of $489,211 held by Intellinetics (the “$489,211 of Intellinetics Debt”) was assigned to Globalwise, with the consent of Alpharion, and Globalwise issued to Alpharion a Globalwise convertible promissory note in the amount of $489,211 (the “489,211 of Globalwise Note”) in exchange for Alpharion discharging the $489,211 of Intellinetics Debt. Following the issuance of the $489,211 Globalwise Note, on February 15, 2013, pursuant to a satisfaction of note agreement between Globalwise and Alpharion, Alpharion converted such $489,211 Globalwise Note into 1,686,935 restricted shares of Globalwise (the “1,686,935 Globalwise Restricted Share Issuance”), (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

On July 16, 2012, the Company issued an unsecured note payable to a shareholder, Mr. Haddix (who on December 13, 2012 became a member of the Board of Directors of the Company, and subsequently resigned from the Board on April 2, 2013 for health reasons), in the amount of $95,000, due 45 days from the date of issuance and bearing interest at a rate of 10% per annum, with the principal and interest to be paid on maturity (the “$95,000 Haddix Note”). On August 29, 2012, the maturity was extended to November 16, 2012. On November 16, 2012, the maturity was extended to December 16, 2012. On December 14, 2012 the maturity was extended to January 15, 2013. All other provisions of the promissory note were unchanged. On January 14, 2013, Globalwise entered into a satisfaction of note agreement with Mr. Haddix whereby Mr. Haddix surrendered the $95,000 Haddix Note and accrued interest in the amount of $4,659 (for a total of $99,659) to Globalwise and discharged the principal and accrued interest in the amount of $99,659 in consideration for Globalwise issuing to Mr. Haddix a convertible promissory note in the amount of $99,659 due February 15, 2013 at an interest rate of 10%. On January 14, 2013, Mr. Haddix exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Mr. Haddix 311,434 restricted common shares, $0.001 par value, at $0.32 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

F-35

Return to Treasury of Shares and Issuance of Contingent Warrants

On February 15, 2013, the Company and A. Michael Chretien, a member of the Board of Directors of the Company, entered into a return to treasury agreement dated February 15, 2013, whereby A. Michael Chretien returned 3,500,000 shares of common stock of the Company, par value $0.001 per share to the Company. As consideration for A. Michael Chretien returning to treasury 3,500,000 shares of Common Stock he owns, the Company issued a four-year warrant to A. Michael Chretien with a right to purchase 3,500,000 shares of Common Stock at $0.001 per share within four-years of the shareholders of the Company increasing the number of authorized shares of Common Stock of the Company (the “A. Michael Chretien Warrant”), with piggyback registration rights. The A. Michael Chretien Warrant has a right of first refusal for A. Michael Chretien to exercise up to 3,500,000 shares prior to the Company issuing shares of Common Stock in any transaction. The Company issued the A. Michael Chretien Warrant in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

On February 15, 2013, the Company and Matthew Chretien, a member of the Board of Directors of the Company, entered into a return to treasury agreement dated February 15, 2013, whereby Matthew Chretien returned 3,500,000 shares of common stock of the Company, par value $0.001 per share to the Company. As consideration for Matthew Chretien returning to treasury 3,500,000 shares of Common Stock he owns, the Company issued a four-year warrant to Matthew Chretien with a right to purchase 3,500,000 shares of Common Stock at $0.001 per share within four-years of the shareholders of the Company increasing the number of authorized shares of Common Stock of the Company (the “Matthew Chretien Warrant”), with piggyback registration rights. The Matthew Chretien Warrant has a right of first refusal to exercise up to 3,500,000 shares prior to the Company issuing shares of Common Stock in any transaction, other than pursuant to the A. Michael Chretien Warrant. The Company issued the Matthew Chretien Warrant in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

Settlement Agreement Between the Company and a Service Provider

On February 8, 2013, Globalwise and a service provider reached an agreement to settle outstanding accounts payable in the amount of $262,000 for the issuance of 873,333 restricted shares of common stock of the Company to the service provider (the “873,333 Restricted Shares”) (with piggyback registration rights), a lump sum payment of $50,000, and mutual release and generally for the discharge of all past, present and future claims against each other (the “Settlement Agreement”). The Company issued the 873,333 Restricted Shares in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

Issuance and Conversion of Convertible Notes

Between January 28, 2013 and February 7, 2013, the Company issued six convertible promissory notes in an aggregate amount of $350,000 (the “Notes in an Aggregate Amount of $350,000”) to six accredited investors who are associated with each other (the six accredited investors collectively referred to as the “$350,000 Investors”). The Company received proceeds in an aggregate amount of $350,000, with the final payment being received by the Company on February 7, 2013. The terms of the Notes in an Aggregate Amount of $350,000 provide for maturity on July 31, 2013 (the “Maturity Date”) and provide for zero percent interest until maturity. The $350,000 Investors received warrants to purchase an aggregate amount of 262,500 common shares (par value $0.001 per share) at $0.28 per share (the “Investor Warrants”). The $350,000 Investors have a right, at their sole discretion, to convert the notes into equity under certain circumstances. Under its terms, if the Notes in the Amount of $350,000 are not paid off by the Company by the Maturity Date or converted in to equity at the election of the $350,000 Investors prior to the Maturity Date, the notes accrue interest in the amount of 15% from the Maturity Date until the notes are paid in full. The Company used the proceeds to pay off the $400,000 Note (as described in Note 7), to settle other accounts, for working capital and for general corporate purposes. On February 28, 2013, the $350,000 Investors converted the notes into equity in the Offering disclosed above.

F-36

12. Concentrations

Revenues from the Company’s services to a limited number of customers have accounted for a substantial percentage of the Company’s total revenues. For the three months ended March 31, 2013, the Company’s two largest customers, Tiburon, Inc. (“Tiburon”), and Muratec America, Inc. (“Muratec”), which are both Resellers, accounted for 11% and 10%, respectively, of the Company’s revenue for that period. For the three months ended March 31, 2012, the Company’s two largest customers, Tiburon, Inc. (“Tiburon”) and Lexmark International, Inc. (“Lexmark”), which are both Resellers, accounted for approximately 17% and 14%, respectively, of the Company’s revenue for that period.

For the three months ended March 31, 2013 and 2012, government contracts represented approximately 45% and 41% of the Company’s net revenues, respectively. A significant portion of the Company’s sales to Tiburon and Lexmark represent ultimate sales to government agencies.

As of March 31, 2013, accounts receivable concentrations from the Company’s two largest customers were 10% and 8% of gross accounts receivable, respectively, and as of March 31, 2013, accounts receivable concentrations from the Company’s two largest customers were 22% and 0% of gross accounts receivable, respectively. Accounts receivable balances from the Company’s two largest customers at March 31, 2013 have since been partially collected.

F-37

13. Fair Value Measurements

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

• Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

• Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

• Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Except for the conversion feature related to the $400,000 note, which was paid in full on January 30, 2013, which was measured at fair value on a recurring basis, the Company does not have any financial assets and liabilities or nonfinancial assets and liabilities that are measured and recognized at fair value on a recurring or nonrecurring basis. Management used the following methods and assumptions to estimate the fair values of financial instruments at the balance sheet dates:

• For short-term financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, accrued expenses-related parties, and current notes payable the carrying amounts approximate fair values because of the short maturity of these instruments.

• The carrying value of long term notes payable approximates fair value as the interest rates are at market value.

• The fair value of the conversion feature related to the $400,000 note was determined using a monte-carlo model (Level 2 Inputs) which considers the following significant inputs: the Company's stock price, risk-free interest rate and expected volatility of the Company's stock price over the expected term of the conversion option.

F-38

17,635,833 Shares of Common Stock

GLOBALWISE INVESTMENTS, INC.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses that is payable by us in connection with the offering described in the prospectus that is part of this registration statement. All amounts, other than the SEC Registration Fee, are estimates. Although we will not receive any of the proceeds from the sale of the shares of our common stock being registered in this registration statement, we agreed to bear the costs and expenses of the registration of such shares.

SEC Registration Fee	$477.00
Printing Fees and Expenses	2,000.00
Accounting Fees and Expenses	12,000.00
Legal Fees and Expenses	25,000.00
Total	$39,477.00

Item 14. Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Our Articles of Incorporation and Amended and Restated Bylaws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe that such person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities

The following disclosure is limited to sales of unregistered securities following the reverse merger of Intellinetics into Globalwise on February 10, 2012. Prior to such reverse merger, Globalwise was a non-operating public shell company.

On February 10, 2012, Globalwise entered into the Exchange Agreement with Intellinetics, an Ohio corporation formed in December 1996. Under the terms of the Exchange Agreement, all of the former shareholders of Intellinetics transferred to Globalwise all of their 6,029 shares of Intellinetics in exchange for 28,034,850 shares of common stock of Globalwise, which represented approximately 86% of the company’s total shares outstanding immediately following the closing of the transaction. Prior to the Share Exchange, Globalwise was a non-operating public shell company. As a result of the Share Exchange, Intellinetics became a wholly-owned subsidiary of Globalwise. The Share Exchange was accounted for as a reverse merger and recapitalization of Intellinetics. The Globalwise shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

II-1

From January 17, 2012 to February 3, 2012, the Company issued a total of $130,000 in contingently convertible notes to certain of its employees and friends and family of its officers and directors (the “Friends and Family Notes”). Of the $130,000 aggregate value of contingently convertible notes issued, $50,000 of these notes were issued to relatives of the Company’s founders and officers, The proceeds were used for working capital needs and operating as a public company. The Friends and Family Notes became due and payable on June 1, 2012, however if certain conditions were met, each of the Friends and Family Notes, could be converted at the holder’s discretion, based on a conversion ratio, to newly issued shares of the Company’s common stock. The note holders notified the Company of their intention to convert in accordance with the term of the notes, however, the notes did not provide for a notice provision for the note holder to exercise the conversion feature and was ambiguous as to the issuer of the shares upon conversion. As such, effective July 20, 2012, the Company and each holder of the notes, entered into a First Amendment To Convertible Promissory Notes and all the Friends and Family Notes were converted to common shares of the Company, at the election of each note holder. Pursuant to such conversion, on July 20, 2012, the Company issued a total of 162,063 common shares, $0.001 par value, (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

On September 22, 2012, pursuant to an agreement, the Company issued 20,000 common shares, $0.001 par value, (subject to the applicable holding period restrictions under Rule 144), to an outside Investor’s Relation Company for services rendered in the amount of $31,800. The Company issued the shares (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

On September 24, 2012, pursuant to an employee agreement, the Company issued 250,000 common shares, $0.001 par value, (subject to the applicable holding period restrictions under Rule 144), to the Chief Financial Officer in the amount of $175,000. The Stock Base Expense for these shares is included in General and Administrative expense for the year ended December 31, 2012. The Company issued the shares (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

On October 21, 2012, pursuant to an agreement, the Company issued 75,000 common shares, $.001 par value, (subject to the applicable holding period restrictions under Rule 144), to an outside Investor’s Relation Company for a six month service contract. The shares were valued at $33,750 based on the fair value of shares on the date of the agreement. The Company issued the shares (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

On November 26, 2012, Mr. Haddix (who subsequently became a member of the Board of Directors of the Company on December 13, 2012), invested $60,000 in the Company and the Company issued to Mr. Haddix 240,000 restricted common shares of the Company, $0.001 par value, based on the closing price on November 26, 2012 of $0.25 per shares (subject to the applicable holding period restrictions under Rule 144) and three year warrants to purchase 85,714 common shares of the Company, $0.001 par value at $0.70 per common share (if applicable, subject to applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

On December 31, 2012, Intellinetics assigned Note Combination #1 with the consent of Alpharion Capital Partners, Inc. (the holder of Note Combination #1) in the aggregate principal amount of $118, 556 to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Alpharion Capital Partners, Inc. (“Alpharion”) whereby Alpharion surrendered the Note Combination #1 to Globalwise and discharged the principal amount due under Note Combination #1 in consideration for Globalwise issuing to Alpharion a convertible promissory note in the amount of $118,556 due January 28, 2013 at an interest rate of 3.25%. On December 31, 2012, Alpharion exercised its conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Alpharion 395,186 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On December 31, 2012, Intellinetics assigned Note Combination #2 with the consent of Alpharion Capital Partners, Inc. (the holder of Note Combination #2) in the aggregate principal amount of $115,000 to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Alpharion Capital Partners, Inc. (“Alpharion”) whereby Alpharion surrendered the Note Combination #2 to Globalwise and discharged the principal amount due under Note Combination #2 in consideration for Globalwise issuing to Alpharion a convertible promissory note in the amount of $115,000 due January 15, 2013 at an interest rate of 3.25%. On December 31, 2012, Alpharion exercised its conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Alpharion 383,333 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

II-2

On December 31, 2012, Intellinetics assigned Note Combination #4 with the consent of Alpharion Capital Partners, Inc. (the holder of Note Combination #4) in the aggregate principal amount of $111,500 to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Alpharion Capital Partners, Inc. (“Alpharion”) whereby Alpharion surrendered the Note Combination #4 to Globalwise and discharged the principal amount due under Note Combination #4 in consideration for Globalwise issuing to Alpharion a convertible promissory note in the amount of $111,500 due January 15, 2013 at an interest rate of 3.25%. On December 31, 2012, Alpharion exercised its conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Alpharion 371,666 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On December 31, 2012, Intellinetics assigned $19,000 of Note Combination #5 with the consent of Alpharion Capital Partners, Inc. (the holder of Note Combination #5) to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Alpharion Capital Partners, Inc. (“Alpharion”) whereby Alpharion surrendered a note in the amount of $19,000 to Globalwise and discharged the principal amount due of $19,000 in consideration for Globalwise issuing to Alpharion a convertible promissory note in the amount of $19,000 due January 15, 2013 at an interest rate of 3.25%. On December 31, 2012, Alpharion exercised its conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Alpharion 63,333 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On December 31, 2012, Intellinetics assigned Note Combination #6 with the consent of Alpharion Capital Partners, Inc. (the holder of Note Combination #6) in the aggregate principal amount of $94,000 to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Alpharion Capital Partners, Inc. (“Alpharion”) whereby Alpharion surrendered the Note Combination #6 to Globalwise and discharged the principal amount due under Note Combination #6 in consideration for Globalwise issuing to Alpharion a convertible promissory note in the amount of $94,000 due January 15, 2013 at an interest rate of 3.25%. On December 31, 2012, Alpharion exercised its conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Alpharion 313,333 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On December 31, 2012, Intellinetics assigned Alpharion Note #26 with the consent of Alpharion Capital Partners, Inc. (the holder of Alpharion Note #26) in the aggregate principal amount of $24,000 to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Alpharion Capital Partners, Inc. (“Alpharion”) whereby Alpharion surrendered the Alpharion Note #26 to Globalwise and discharged the principal amount due under Alpharion Note #26 in consideration for Globalwise issuing to Alpharion a convertible promissory note in the amount of $24,000 due February 11, 2013 at an interest rate of 3.25%. On December 31, 2012, Alpharion exercised its conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Alpharion 80,000 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On December 31, 2012, Intellinetics assigned aggregate principal amount of $150,000 of notes between Intellinetics and Roy Haddix, a Director of Globalwise, to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Mr. Haddix whereby Mr. Haddix surrendered a note in the amount of $150,000 to Globalwise and discharged the principal amount due of $150,000 in consideration for Globalwise issuing to Mr. Haddix a convertible promissory note in the amount of $150,000 due January 15, 2013 at an interest rate of 3.25%. On December 31, 2012, Mr. Haddix exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Mr. Haddix 500,000 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

II-3

On December 31, 2012, Intellinetics assigned the aggregate amount of $287,571 (principal and accrued interest) of a note between Intellinetics and Robert A. Love, III, (hereinafter referred to as “Dr. Love”) to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Dr. Love whereby Dr. Love surrendered a note with an outstanding amount of $157,292 and accrued interest in the amount of $130,279 (for a total of $287,571) to Globalwise and discharged the principal and accrued interest in the amount of $287,571 in consideration for Globalwise issuing to Dr. Love a convertible promissory note in the amount of $287,571 due January 1, 2014 at an interest rate of 8.65%. On December 31, 2012, Dr. Love exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Dr. Love 958,570 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Mr. Haddix (a Director of the Company) whereby Mr. Haddix surrendered a note between Mr. Haddix and Globalwise with an outstanding amount of $25,000 and accrued interest in the amount of $1,103 (for a total of $26,103) (the “25,000 Haddix Note”) to Globalwise and discharged the principal and accrued interest in the amount of $26,103 in consideration for Globalwise issuing to Mr. Haddix a convertible promissory note in the amount of $26,103 due January 15, 2013 at an interest rate of 10%. On December 31, 2012, Mr. Haddix exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Mr. Haddix 87,009 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On February 22, 2001, Intellinetics, issued an unsecured promissory note to Dr. Love, a relative of Matthew L. Chretien, in the amount of $199,537, bearing interest at a rate of 8.65% per annum (the “$199,537 Dr. Love Note”). From time to time, the company has paid $42,245 on the principal amount of the $199,537 Dr. Love Note. The company owed the relative $157,292 of the principal amount in addition to $130,279 of accrued interest, for an aggregate total of $287,571 (principal and interest). On December 31, 2012, Intellinetics assigned the aggregate amount of $287,571 (principal and accrued interest) of the $199,537 Dr. Love Note between Intellinetics and Dr. Love to Globalwise and Globalwise assumed such assignment. On December 31, 2012, Globalwise entered into a satisfaction of note agreement with Dr. Love whereby Dr. Love surrendered a note with an outstanding amount of $157,292 and accrued interest in the amount of $130,279 (for an aggregate total of $287,571) to Globalwise and discharged the principal and accrued interest in the amount of $287,571 in consideration for Globalwise issuing to Dr. Love a convertible promissory note in the amount of $287,571 due January 1, 2014 at an interest rate of 8.65%. On December 31, 2012, Dr. Love exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Dr. Love 958,570 restricted common shares, $0.001 par value, at $0.30 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On February 8, 2013, Globalwise and a service provider reached an agreement to settle outstanding accounts payable in the amount of $262,000 for the issuance of 873,333 restricted shares of common stock of the Company to the service provider (the “873,333 Restricted Shares”) (with piggyback registration rights), a lump sum payment of $50,000, and mutual release and generally for the discharge of all past, present and future claims against each other (the “Settlement Agreement”). The Company issued the 873,333 Restricted Shares in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On July 16, 2012, the Company issued an unsecured note payable to a shareholder, Mr. Haddix (who on December 13, 2012 became a member of the Board of Directors of the Company, and subsequently resigned from the Board on April 2, 2013 for health reasons, as disclosed in Part III below), in the amount of $95,000, due 45 days from the date of issuance and bearing interest at a rate of 10% per annum, with the principal and interest to be paid on maturity (the “$95,000 Haddix Note”). On August 29, 2012 the maturity was extended to November 16, 2012. On November 16, 2012, the maturity was extended to December 16, 2012. On December 14, 2012 the maturity was extended to January 15, 2013. All other provisions of the promissory note were unchanged. On January 14, 2013, Globalwise entered into a satisfaction of note agreement with Mr. Haddix whereby Mr. Haddix surrendered the $95,000 Haddix Note and accrued interest in the amount of $4,659 (for a total of $99,659) to Globalwise and discharged the principal and accrued interest in the amount of $99,659 in consideration for Globalwise issuing to Mr. Haddix a convertible promissory note in the amount of $99,659 due February 15, 2013 at an interest rate of 10%. On January 14, 2013, Mr. Haddix exercised his conversion rights under the convertible promissory note and surrendered the convertible promissory note to Globalwise and Globalwise issued to Mr. Haddix 311,434 restricted common shares, $0.001 par value, at $0.32 per share (based on the closing price on the immediately preceding business day) (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

II-4

On February 15, 2013, the Company converted aggregate amount of debt (principal and interest) in the amount of $489,211 issued by the Company and its sole operating subsidiary, Intellinetics, Inc., to Alpharion Capital Partners, Inc. (“Alpharion”) into 1,686,935 restricted shares of the Company at a price of $0.29 per share (based on the closing price of Globalwise shares on February 14, 2013, the immediately preceding business day). Prior to the above referenced conversion, pursuant to an assignment and assumption agreement between Intellinetics and the Company dated February 15, 2013, the aggregate amount of debt in the amount of $489,211 held by Intellinetics (the “$489,211 of Intellinetics Debt”) was assigned to Globalwise, with the consent of Alpharion, and Globalwise issued to Alpharion a Globalwise convertible promissory note in the amount of $489,211 (the “$489,211 of Globalwise Note”) in exchange for Alpharion discharging the $489,211of Intellinetics Debt. Following the issuance of the $489,211Globalwise Note, on February 15, 2013, pursuant to a satisfaction of note agreement between Globalwise and Alpharion, Alpharion converted such $489,211 Globalwise Note into 1,686,935 restricted shares of Globalwise (the “1,686,935 Globalwise Restricted Share Issuance”), (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On February 15, 2013, the Company and A. Michael Chretien, a member of the Board of Directors of the Company, entered into a return to treasury agreement dated February 15, 2013, whereby A. Michael Chretien returned 3,500,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”) to the Company. As consideration for A. Michael Chretien returning to treasury 3,500,000 shares of Common Stock he owns, the Company issued one four-year warrant to A. Michael Chretien with a right to purchase 3,500,000 shares of Common Stock at $0.001 per share within four-years of the shareholders of the Company increasing the number of authorized shares of Common Stock of the Company. The warrant issued to A. Michael Chretien has a right of first refusal for A. Michael Chretien to exercise up to 3,500,000 shares prior to the Company issuing shares of common stock in any transaction. The Company issued the warrant to A. Michael Chretien in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On February 15, 2013, the Company and Matthew Chretien, a member of the Board of Directors of the Company, entered into a return to treasury agreement dated February 15, 2013, whereby Matthew Chretien returned 3,500,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”) to the Company. As consideration for Matthew Chretien returning to treasury 3,500,000 shares of Common Stock he owns, the Company issued one four-year warrant to Matthew Chretien with a right to purchase 3,500,000 shares of Common Stock at $0.001 per share within four-years of the shareholders of the Company increasing the number of authorized shares of Common Stock of the Company. The warrant issued to Matthew Chretien has a right of first refusal to exercise up to 3,500,000 shares prior to the Company issuing shares of Common Stock in any transaction, other than pursuant to the the warrant issued to A. Michael Chretien. The Company issued the warrant to Matthew Chretien in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, as promulgated by the SEC.

On February 28, 2013 and March 6, 2013, the Company, entered into a securities purchase agreement (the ”Purchase Agreement”) with certain accredited investors, pursuant to which it sold an aggregate of 15,000,000 shares of the Company’s common stock, par value, $0.001 per share (“Common Stock”) at a purchase price of $0.20 per share, for aggregate gross cash proceeds of $2,650,000 and the exchange of $350,000 in previously issued convertible promissory notes issued between January 28, 2013 and February 7, 2013 to certain investors associated with the Placement Agent. (the “Offering”). The shares of Common Stock sold in the Offering were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

The information required by this item is set forth on the exhibit index that follows the signature page of this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

II-5

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbus, State of Ohio, on the date indicated below.

GLOBALWISE INVESTMENTS, INC
(Registrant)
Date: May 29, 2013	By:	/s/ William J. Santiago
William J. Santiago President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Santiago, and Matthew L. Chretien, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this registration statement on Form S-1, including, without limitation, any post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities as of May 29, 2013.

Name	Title

/s/ William J. Santiago	President, Chief Executive Officer and Director
William J. Santiago	(Principal Executive Officer)

/s/ Matthew L. Chretien	Executive Vice President, Chief Technology Officer, Treasurer, and
Matthew L. Chretien	Director

/s/ Kendall D. Gill	Chief Financial Officer (Principal Financial and Accounting Officer)
Kendall D. Gill

/s/ A. Michael Chretien	Director, Chairman of the Board, Vice President of Compliance,
A. Michael Chretien	Secretary

/s/ Rye D’Orazio	Director
Rye D’Orazio

/s/ Thomas D. Moss	Chief Software Engineer, and Director
Thomas D. Moss

II-7

EXHIBIT INDEX

Exhibit No.	Description	Incorporation by Reference
		Form	Exhibit	Filing Date
2.1	Securities Exchange Agreement by and among Globalwise Investments, Inc. and Intellinetics, Inc., dated as of February 10, 2012	8-K	2.1	02-13-2012

3.1.1	Articles of Incorporation of Globalwise Investments, Inc., as amended	10-SB	3.1	10-02-2000

3.1.2	Certificate of Correction, effective May 22, 2007	8-K	3.1	06-15-2007

3.2.1	Bylaws of Globalwise Investments, Inc.	10-SB	3.3	10-02-2000

3.2.2	Amendment No. 1 to the Bylaws of Globalwise Investments, Inc.	8-K	3.4	03-01-2012

4.1+	Form of Stock Certificate

4.2	Loan Agreement between the Director of Development of the State of Ohio and Intellinetics, Inc., dated as of July 17, 2009	8-K	10.3	02-13-2012

4.3	Cognovit Promissory Note by Intellinetics, Inc. in favor of the Director of Development of the State of Ohio in the principal amount of $1,012,500, dated July 17, 2009	8-K	10.4	02-13-2012

4.4	First Amendment to Loan Agreement by and between the Director of Development of the State of Ohio and Intellinetics, Inc., dated as of November 1, 2011	8-K	10.5	02-13-2012

4.5	Loan Agreement between the Director of Development of the State of Ohio and Intellinetics, Inc., dated as of June 3, 2011	8-K	10.6	02-13-2012

4.6	Cognovit Promissory Note by Intellinetics, Inc. in favor of the Director of Development of the State of Ohio in the principal amount of $750,000, dated June 3, 2011	8-K	10.7	02-13-2012

4.7	Business Loan Agreement by and between Intellinetics, Inc. and The Delaware County Bank and Trust Company, dated as of March 24, 2004	8-K	10.8	02-13-2012

4.8	Promissory Note by Intellinetics, Inc. in favor of The Delaware County Bank and Trust Company in the principal amount of $201,024, dated as of March 24, 2004	8-K	10.9	02-13-2012

4.9	Loan Extension Agreement by and between Intellinetics, Inc. and The Delaware County Bank and Trust Company, dated as of April 1, 2005	8-K	10.10	02-13-2012

4.10	Note Extension Agreement by and between Intellinetics, Inc. and The Delaware County Bank and Trust Company, dated as of May 26, 2006	8-K	10.11	02-13-2012

4.11	Loan Modification Agreement by and between Intellinetics, Inc. and The Delaware County Bank and Trust Company, dated as of April 23, 2007	8-K	10.12	. 02-13-2012

4.12	Loan Modification Agreement by and between Intellinetics, Inc. and The Delaware County Bank and Trust Company, dated as of May 19, 2008	8-K	10.13	02-13-2012

4.14	Promissory Note by Intellinetics, Inc. in favor of A. Michael Chretien in the principal amount of $55,167, dated December 29, 2001	8-K	10.17	02-13-2012

II-8

Exhibit No.	Description	Incorporation by Reference

4.15	Promissory Note by Intellinetics, Inc. in favor of Jackie Chretien in the principal amount of $65,000, dated June 10, 2011	8-K	10.28	02-13-2012

4.16	Promissory Note by Globalwise Investments, Inc. in favor of Ramon Shealy in the principal amount of $238,000, dated March 29, 2012.	8-K/A	10.44	03-30-2012

4.16.1	The Promissory Note Second Extension Agreement by and among Globalwise Investments, Inc., and Ramon M. Shealy in the amount of $238,000, dated August 27, 2012	8-K	10.1	08-31-2012

4.16.2	The Promissory Note Third Extension Agreement by and among Globalwise Investments, Inc., and Ramon M. Shealy in the amount of $238,000, dated October 24, 2012.	10-Q	10.41	11-14-2012

4.16.3	The Promissory Notes Combined Fourth Extension Agreement by and among Globalwise Investments, Inc., and Ramon Shealy dated November 24, 2012	10-K/A	4.20.2	4-30-2013

4.17	Return to Treasury Agreement between Globalwise Investments, Inc. and A. Michael Chretien dated February 15, 2013	10-Q	4.2	5-15-2013

4.18	Warrant issued to A. Michael Chretien by Globalwise Investments, Inc. dated February 15, 2013	10-Q	4.3	5-15-2013

4.19	Return to Treasury Agreement between Globalwise Investments, Inc. and Matthew L. Chretien dated February 15, 2013	10-Q	4.4	5-15-2013

4.20	Warrant issued to Matthew L. Chretien by Globalwise Investments, Inc. dated February 15, 2013	10-Q	4.5	5-15-2013

4.21	Settlement Agreement, dated February 8, 2013, between Globalwise Investments, Inc., and Armstrong Teasdale LLP.	10-Q	4.9	5-15-2013

4.22	Form of Convertible Promissory Note between the Company and the Investors	10-Q	4.10	5-15-2013

4.23	Form of warrant issued to Investors	10-Q	4.11	5-15-2013

4.24	Form of Securities Purchase Agreement between the Company and the Investors	8-K	10.1	3-6-2013

4.25	Form of Placement Agent Warrants between the Company and the Placement Agent	8-K	10.2	3-6-2013

5.1+	Opinion of Lionel Sawyer and Collins

10.1.	Lease Agreement by and among SFERS Real Estate Corp. T, Dividend Drive LLC and The Avatar Group, Inc., dated as of June 21, 1999	8-K	10.32	02-13-2012

10.2.	Lease Renewal Agreement by and between Intellinetics, Inc. and Dividend Drive LLC, effective as of January 1, 2010	8-K	10.33	02-13-2012

10.3#	Form of Stock Award Agreement	8-K	10.34	02-13-2012

10.4#	Amended Employment Agreement of A. Michael Chretien, dated September 16, 2011	8-K	10.35	02-13-2012

10.5#	Amended Offer of Employment of A. Michael Chretien, dated September 16, 2011	8-K	10.36	02-13-2012

10.6#	Amended Employment Agreement of Matthew L. Chretien, dated September 16, 2011	8-K	10.37	02-13-2012

10.7#	Amended Offer of Employment of Matthew L. Chretien, dated September 16, 2011	8-K	10.38	02-13-2012

10.8#	Amended Employment Agreement of William J. Santiago, dated September 16, 2011	8-K	10.39	02-13-2012

10.9#	Amended Offer of Employment of William J. Santiago, dated September 16, 2011	8-K	10.40	02-13-2012

10.10#	Offer of Employment of Kendall D. Gill dated September 24, 2012	8-K	10.1	9-27-2012

10.11#	Employment Agreement of Kendall D. Gill dated September 24, 2012	8-K	10.2	9-27-2012

10.12	Lease Renewal Agreement by and between Intellinetics, Inc. and Dividend Drive LLC, dated as of February 21, 2012	8-K	10.41	02-13-2012

10.13	Consent, dated as of December 27, 2011, by The Delaware County Bank and Trust under the Business Loan Agreement, dated as of March 24, 2004, by and between Intellinetics, Inc. and The Delaware County Bank and Trust.	8-K	10.42	02-13-2012

II-9

Exhibit No.	Description	Incorporation by Reference

10.14	Waiver, dated as of February 10, 2012, of non-compliance items relating to the Loan Agreement between Intellinetics, Inc. and the Director of Development of the State of Ohio, dated July 17, 2009, as amended, and the Loan Agreement between Intellinetics, Inc. and the Director of Development of the State of Ohio, dated June 3, 2011.	8-K	10.43	02-13-2012

10.15	December 31, 2012 Modification #1 between Intellinetics and the Ohio State Development Authority	10-K	10.13	04-01-2013

10.16	December 31, 2012 Modification #2 between Intellinetics and the Ohio State Development Authority	10-K	10.14	04-01-2013

10.17	March 12, 2013 Modification #1 between Intellinetics and the Ohio State Development Authority	10-Q	10.1	05-15-2013

10.18	March 12, 2013 Modification #2 between Intellinetics and the Ohio State Development Authority	10-Q	10-2	05-15-2013

21.1+	List of Subsidiaries of Globalwise Investments, Inc.

23.1+	Consent of Lionel Sawyer & Collins (Included in Exhibit 5.1)

23.2+	Consent of Marcum LLP

23.3+	Consent of GBQ Partners LLC

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Linkbase Document

+	Filed herewith.
#	Management contract or compensatory plan.
*	In accordance with Rule 406(T) of Regulation S-T, the XBRL-related information in Exhibit 101 shall be deemed to be “furnished” and not “filed” and shall not be part of this Annual Report.

II-10